Exhibit 4.7

ENBRIDGE EMPLOYEE SERVICES, INC.
CERTIFICATE OF CORPORATE RESOLUTIONS

Pursuant to the authority delegated to the Senior Vice President and Chief Human Resources and Inclusion Officer of Enbridge Employee Services, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, in the January 10, 2019 Consent in Lieu of Special Meeting of the Board of Directors and the December 13, 2023 Pension Committee delegation of authority, I, the undersigned, Senior Vice President and Chief Human Resources and Inclusion Officer of Enbridge Employee Services, Inc., do hereby consent to approve and adopt, the following resolutions which may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument:

Preamble

WHEREAS, the Corporation’s affiliated entities have entered into three Purchase and Sale Agreements with Dominion Energy, Inc. (“Dominion”) (collectively referred to as the “Purchase and Sale Agreements”), each of which is dated September 5, 2023 and each of which provides for the affiliated entities designated therein to acquire certain subsidiaries from Dominion (the “Dominion Employers”) and related assets; and

WHEREAS, effective as of the closing of each of the applicable transactions contemplated in the Purchase and Sale Agreements (the “Applicable Closing”), employees of the Dominion Employers acquired with respect to the applicable transaction will cease to be eligible to continue participation in the employee benefit plans sponsored by Dominion; and

WHEREAS, employees who continue employment with a Dominion Employer acquired by the Corporation on and after the Applicable Closing (“Transitioning Employees”) will become eligible to participate in the employee benefit plans sponsored by the Corporation according to the terms of the Purchase and Sale Agreements; and

WHEREAS, the Purchase and Sale Agreements provide for a transition period following each of the Applicable Closings (the “Transition Period”) during which Dominion or its affiliate shall administer payroll and employee benefits for the Transitioning Employees pursuant to the terms of the Transition Services Agreement (as defined in the Purchase and Sale Agreements); and

WHEREAS, the Purchase and Sale Agreements provide that for the duration of such Transition Period, the Corporation shall provide Transitioning Employees with 401(k), pension and welfare benefits that mirror the 401(k), pension and welfare benefits provided by Dominion prior to the Applicable Closing (“Mirror Plan Benefits”); and

WHEREAS, the Mirror Plan Benefits include 401(k), pension and welfare benefits that are currently provided under the following employee benefit plans sponsored by Dominion, if and as applicable to Transitioning Employees and employees who are newly hired by the Dominion Employers during the Transition Period:

(a)	Dominion Energy Salaried Savings Plan (the “Dominion Savings Plan”);

(b)	Dominion Energy Ohio Union Savings Plan (the “Dominion Union Savings Plan”);

(c)	Dominion Energy Pension Plan (the “Dominion Pension Plan”);

(d)	Dominion Energy Ohio Union Pension Plan (the “Dominion Union Pension Plan”);

(e)	Dominion Energy Flexible Benefits Plan (the “Dominion Flexible Benefits Plan”);

(f)	Dominion Energy Ohio Union Flexible Benefits Plan (the “Dominion Union Flexible Benefits Plan”);

(g)	Dominion Energy, Inc. Retiree Health and Welfare Plan (the “Dominion Retiree Health and Welfare Plan”);

(h)	Dominion Energy Ohio Union Retiree Health and Welfare Plan (the “Dominion Union Retiree Health and Welfare Plan”);

(i)	SCANA Corporation Retiree Welfare Benefits Plan (the “SCANA Retiree Health and Welfare Plan”); and

(j)	Dominion Energy Severance Program (the “Dominion Severance Program”); and

WHEREAS, the Corporation sponsors and maintains the Enbridge Employee Services, Inc. Employees’ Savings Plan (the “EESI Savings Plan”) for the benefit of its eligible employees and their beneficiaries; and

WHEREAS, Section 10.2 of the EESI Savings Plan authorizes the Corporation to amend the EESI Savings Plan including by resolution of the Pension Committee which, in turn, has authorized the undersigned Senior Vice President and Chief Human Resources and Inclusion Officer to execute amendments to the EESI Savings Plan to reflect changes in connection with the transactions contemplated by the Purchase and Sale Agreements; and

WHEREAS, the Corporation, through the undersigned representative, now desires to amend the EESI Savings Plan to provide 401(k) benefits that mirror the benefits of the Dominion Savings Plan and the Dominion Union Savings Plan to Transitioning Employees and employees who are newly hired by the Dominion Employers during the Transition Period, if and as applicable to those employees, to be continued indefinitely unless otherwise specified by the Corporation via amendment, resolution, or other written instrument; and

WHEREAS, the Corporation sponsors and maintains the Enbridge Employee Services, Inc. Employees’ Pension Plan (the “EESI Pension Plan”) for the benefit of its eligible employees and their beneficiaries; and

WHEREAS, Section 9.2 of the EESI Pension Plan authorizes the Corporation to amend the EESI Pension Plan, including by resolution of the Pension Committee which, in turn, has authorized the undersigned Senior Vice President and Chief Human Resources and Inclusion Officer to amend the EESI Pension Plan to reflect changes in connection with the transactions contemplated by the Purchase and Sale Agreements; and

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WHEREAS, the Corporation, through the undersigned representative, now desires to amend the EESI Pension Plan to provide pension benefits that mirror the benefits of the Dominion Pension Plan to Transitioning Employees and employees who are newly hired by the Dominion Employers during the Transition Period, if and as applicable to those employees, to be continued indefinitely unless otherwise specified by the Corporation via amendment, resolution, or other written instrument; and

WHEREAS, the Corporation sponsors and maintains the Enbridge Employee Services, Inc. Severance Pay Plan and Summary Plan Description (the “EESI Severance Plan”) for the benefit of its eligible employees and their beneficiaries; and

WHEREAS, Section 5.2 of the EESI Severance Plan authorizes the Corporation to amend the EESI Severance Plan, including by written instrument approved by the Pension Committee which, in turn, has authorized the undersigned Senior Vice President and Chief Human Resources and Inclusion Officer to amend the EESI Pension Plan to reflect changes in connection with the transactions contemplated by the Purchase and Sale Agreements; and

WHEREAS, the Corporation, through the undersigned representative, now desires to amend the EESI Severance Plan to provide severance benefits that mirror the benefits of the Dominion Severance Program (to Transitioning Employees and employees who are newly hired by the Dominion Employers during the Transition Period), if and as applicable to those employees, to be continued indefinitely unless otherwise specified by the Corporation via amendment, resolution, or other written instrument; and

WHEREAS, the Corporation, through the undersigned representative, now desires to adopt the provisions of the Dominion Union Pension Plan, Dominion Flexible Benefits Plan, Dominion Union Flexible Benefits Plan, Dominion Retiree Health and Welfare Plan, Dominion Union Retiree Health and Welfare Plan and SCANA Retiree Health and Welfare Plan if and as applicable to satisfy the Mirror Plan Benefit obligations set forth in the Purchase and Sale Agreements to Transitioning Employees and employees who are newly hired by the Dominion Employers during the Transition Period; and

WHEREAS, the Mirror Plan Benefits are either being adopted and incorporated as parts of the currently-existing benefit plans sponsored by the Corporation (e.g., through Appendices or Supplements) or as “stand-alone plans,” and the Corporation, through the undersigned representative, desires to grant the appropriate officers of the Corporation broad authority to structure the Mirror Plan Benefits in the appropriate manner; and

WHEREAS, the Purchase and Sale Agreements provide for the spin-off and transfer of specified liabilities accrued prior to the Applicable Closing under the Dominion Pension Plan, Dominion Union Pension Plan, Dominion Retiree Health and Welfare Plan, and Dominion Union Retiree Health and Welfare Plan (“Pre-Closing Dominion Liabilities”) to benefit plans sponsored by the Corporation; and

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WHEREAS, the Purchase and Sale Agreements provide for the transfer of assets that correspond to the Pre-Closing Dominion Liabilities from the trusts associated with those Pre-Closing Dominion Liabilities to trusts associated with the Corporation’s benefit plans that will assume the Pre-Closing Dominion Liabilities; and

WHEREAS, the parties to one of the Purchase and Sale Agreements have executed a “Pension and OPEB Asset and Liability Transfers – East Ohio Gas” agreement (the “Transfer Side Letter”) outlining certain terms with respect to the transfer of Pre-Closing Dominion Liabilities and associated assets and the Corporation, through the undersigned representative, desires to consent to the terms of the Transfer Side Letter, specifically; and in general to the transfer of Pre-Closing Dominion Liabilities and assets contemplated by the Purchase and Sale Agreements and as agreed upon by the parties in any other written form (“Additional Transfer Side Letter”), subject to certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”); and;

WHEREAS, the Corporation, through the undersigned representative, desires to grant broad authority to the appropriate officers of the Corporation to execute all contracts, agreements, plan documents, and/or other necessary paperwork to effectuate the Mirror Plan Benefits set forth herein.

Resolutions

NOW, THEREFORE, IT IS RESOLVED, that the undersigned hereby approves, confirms, and ratifies the following actions (in materially the same form as set forth below with such modifications as the officers of the Corporation deem necessary) to effectuate the provision of Mirror Plan Benefits (for at least the duration of the Transition Period) to Transitioning Employees and employees who are newly hired by the Dominion Employers during the Transition Period, if and as applicable to those employees:

1.	EESI Savings Plan – the adoption of the Tenth Amendment to the EESI Savings Plan (substantially in the form attached hereto as Exhibit A) incorporating the provisions of the Dominion Savings Plan via the addition of a new Schedule C (the “Dominion Energy Salaried Savings Mirror Plan”) and the provisions of the Dominion Union Savings Plan via the addition of a new Schedule D (the “Dominion Energy Union Savings Mirror Plan”); and

2.	EESI Pension Plan – the amendment of the EESI Pension Plan to include the provisions of the Dominion Pension Plan if and as applicable to satisfy the Mirror Plan Benefit obligations set forth in the Purchase and Sale Agreements (with such amendment to be memorialized in a written instrument executed by an officer of the Corporation);

3.	Enbridge Gas Ohio Union Pension Plan (New) – the adoption of the provisions of the Dominion Union Pension Plan if and as applicable to satisfy the Mirror Plan Benefit obligations set forth in the Purchase and Sale Agreements (with such provisions to be memorialized in a newly established plan executed by an officer of the Corporation);

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4.	EESI Severance Plan – the amendment of the EESI Severance Plan to include the provisions of the Dominion Severance Program if and as applicable to satisfy the Mirror Plan Benefit obligations set forth in the Purchase and Sale Agreements (with such amendment to be memorialized in a written instrument executed by an officer of the Corporation);

5.	EESI Non-Union Health & Welfare Plans

a.	the adoption of the provisions of the Dominion Flexible Benefits Plan if and as applicable to satisfy the Mirror Plan Benefit obligations set forth in the Purchase and Sale Agreements (with such provisions to be memorialized in a new plan or in an amendment to an existing plan, as determined by an officer of the Corporation or its delegate);

b.	the adoption of the provisions of the Dominion Retiree Health and Welfare Plan if and as applicable to satisfy the Mirror Plan Benefit obligations set forth in the Purchase and Sale Agreements (with such provisions to be memorialized in a new plan or in an amendment to an existing plan, as determined by an officer of the Corporation or its delegate);

c.	the adoption of the provisions of the SCANA Retiree Health and Welfare Plan if and as applicable to satisfy the Mirror Plan Benefit obligations set forth in the Purchase and Sale Agreements (with such provisions to be memorialized in a new plan or in an amendment to an existing plan, as determined by an officer of the Corporation or its delegate);

6.	EESI Union Health & Welfare Plans

a.	the adoption of the provisions of the Dominion Union Flexible Benefits Plan if and as applicable to satisfy the Mirror Plan Benefit obligations set forth in the Purchase and Sale Agreements (with such provisions to be memorialized in a new plan or in an amendment to an existing plan, as determined by an officer of the Corporation or its delegate);

b.	the adoption of the provisions of the Dominion Union Retiree Health and Welfare Plan if and as applicable to satisfy the Mirror Plan Benefit obligations set forth in the Purchase and Sale Agreements (with such provisions to be memorialized in a new plan or in an amendment to an existing plan, as determined by an officer of the Corporation or its delegate); and

FURTHER RESOLVED, that the foregoing resolution to effectuate the provision of Mirror Plan Benefits shall, with respect to any Dominion Employer, be (i) conditioned upon the closing of the transaction applicable to such Dominion Employer and effective only upon the date of such closing; and (ii) be subject to modification within the discretion of the officers of the Corporation as they deem necessary to accomplish the specific tasks outlined herein, so long as such modification is consistent with and complies with the Purchase and Sale Agreements and does not materially deviate from the intent and effect of this Resolution; and

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FURTHER RESOLVED, that the undersigned hereby approves the inclusion of the “Post-Closing Employer” (as such term is defined in the Purchase and Sale Agreements) as “participating employers” (or “participating affiliates” and/or similar naming convention) with respect to all of the employee benefit plans outlined above offering the Mirror Plan Benefits and each Post-Closing Employer shall automatically commence participation in all such employee benefits plans as of the date of the Applicable Closing notwithstanding any contrary provision in such employee benefit plans that would require a Post-Closing Employer to adopt the plan; and

FURTHER RESOLVED, that the undersigned hereby consents to the transfer of the Pre-Closing Dominion Liabilities, as contemplated in the Purchase and Sale Agreements; the associated Transfer Side Letter; and any Additional Transfer Side Letters, from the Dominion Pension Plan, Dominion Union Pension Plan, Dominion Retiree Health and Welfare Plan, and Dominion Union Retiree Health and Welfare Plan, to benefit plans sponsored by the Corporation; and

FURTHER RESOVED, that the undersigned hereby consents to the transfer of the assets related to the Pre-Closing Dominion Liabilities from the trusts associated with those liabilities to trusts associated with the Corporation’s benefit plans that will assume the Pre-Closing Dominion Liabilities; and

FURTHER RESOLVED, that the trusts (and any trustee service agreements or other related documents) to which the assets associated with the Pre-Closing Dominion Liabilities are transferred shall be amended as necessary to effectuate such transfers and as otherwise determined appropriate by the appropriate officers of the Corporation; and

FURTHER RESOVED, that the foregoing resolutions, as they relate to the spin-off and transfer of the Pre-Closing Dominion Liabilities and associated assets with respect to the Dominion Pension Plan and the Dominion Union Pension Plan, shall be contingent upon, and subject to, the express conditions precedent that (a) the spin-off and transfer meet all statutory and regulatory requirements under Code sections 401(a) and 501(a) for the qualification of the benefit plans and trusts of the Corporation that will assume those Pre-Closing Dominion Liabilities and assets and (b) the Dominion Pension Plan and Dominion Union Pension Plan, at all times, in form and operation, have maintained their status as tax qualified under the same sections of the Code; and

FURTHER RESOLVED, that each participant in the Dominion Pension Plan or the Dominion Union Pension Plan with respect to whom any Pre-Closing Dominion Liabilities are spun-off and transferred to a benefit plan sponsored by the Corporation shall be entitled to preserve his or her optional forms of benefit under the Dominion Pension Plan or the Dominion Union Pension Plan, whichever is applicable, to the extent required by Code section 411(d)(6) and the regulations promulgated thereunder; and

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FURTHER RESOLVED, that the spin-off and transfer of the Pre-Closing Dominion Liabilities associated with the Dominion Pension Plan and the Dominion Union Pension Plan shall comply with Code section 414(l), i.e., each participant in the Dominion Pension Plan or the Dominion Union Pension Plan with respect to whom any Pre-Closing Dominion Liabilities are spun-off and transferred to a benefit plan sponsored by the Corporation shall be entitled to a vested pension benefit immediately after the spin-off and transfer that is equal to or greater than the vested pension benefit that he or she would have been entitled to receive immediately before such spin-off and transfer if the Dominion Pension Plan or the Dominion Union Pension Plan, as applicable, had then terminated; and

FURTHER RESOVED, that at all times during and following the spin-off and transfer of the Pre-Closing Dominion Liabilities associated with the Dominion Pension Plan and the Dominion Union Pension Plan, the benefit plans of the Corporation that assume those Pre-Closing Dominion Liabilities shall remain single employer plans within the meaning of Code section 414; and

FURTHER RESOLVED, that the officers of the Corporation be, and they hereby are, and each of them shall be and hereby is, authorized and directed to execute and deliver any and all documents necessary to effectuate the foregoing resolutions and to take such further action as may, in the judgement of such officers or officer, in their, his, or her discretion and with the advice of legal counsel, be necessary, desirable or appropriate to enter into, consummate and perform the actions contemplated thereby, including the delegation of any of the foregoing authority to their, his or her delegate; and

FURTHER RESOLVED, that all acts undertaken prior to the adoption of these resolutions by any of the officers or representatives of the Corporation in its name of for its account in connection with the matters contemplated by these resolutions are hereby approved, ratified, confirmed and adopted by the Corporation.

[Signature page follows.]

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IN WITNESS WHEREOF, the undersigned has approved and executed this Certificate of Corporate Resolutions, on this __6th_ day of March 2024.

By:	/s/ Melissa G. Moye

Name:	Melissa Moye

Senior Vide President and Chief Human Resources and Inclusion Officer

Date:	March 6, 2024

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EXHIBIT A

TENTH AMENDMENT TO THE
ENBRIDGE EMPLOYEE SERVICES, INC. EMPLOYEES’ SAVINGS PLAN
(AS AMENDED AND RESTATED GENERALLY EFFECTIVE JANUARY 1, 2019)

Section 10.2 of the Enbridge Employee Services, Inc. Employees’ Savings Plan, as amended (the “Savings Plan”), authorizes Enbridge Employee Services, Inc. (the “Company”) to amend the Savings Plan. Pursuant to the authority delegated to the Senior Vice President and Chief Human Resources and Inclusion Officer of the Company in the January 10, 2019 Consent in Lieu of Special Meeting of the Board of Directors and December 13, 2023 Pension Committee delegation of authority, the undersigned hereby ratifies, approves, and adopts the amendment on behalf of the Company.

The Plan is hereby amended as of the earliest “Effective Date” set forth in Schedules C and D as follows:

1.	Section 2.1.21 of the Plan is hereby amended to add the following sentence to the end thereof:

Notwithstanding the foregoing, Employee shall not include any individual who is a participant in the Schedule C or the Schedule D.

2.	Section 2.1.39 (“Participating Affiliate”) is hereby amended by adding the following sentence at the end thereof:

This definition of Participating Affiliate shall also include those “Post-Closing Employers” set forth and identified in Schedules C and D as of the applicable date set forth therein.

3.	The Plan is hereby amended to add Schedule C and Schedule D to the Plan (as attached hereto).

As amended hereby, the Savings Plan is hereby specifically ratified and reaffirmed in its entirety.

To record this Tenth Amendment, the undersigned hereby executes this Tenth Amendment on this ___ day 6th of March 2024, to be effective as set forth above.

By:	/s/ Melissa G. Moye

Name:	Melissa Moye

Senior Vide President and Chief Human Resources and Inclusion Officer

Date:	March 6, 2024

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Schedule C to the
Enbridge Employee Services, Inc. Employees’ Savings Plan
Dominion Energy Salaried Savings Mirror Plan

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Schedule C to the

Enbridge Employee Services Inc. Employees’ Savings Plan

DOMINION ENERGY SALARIED SAVINGS MIRROR PLAN

TABLE OF CONTENTS

PAGE

SECTION I DOMINION ENERGY SALARIED SAVINGS MIRROR PLAN INTRODUCTION		1

SECTION II DEFINITIONS		3
2.1	Account	3
2.2	Affiliated Company	3
2.3	After-Tax Contributions	3
2.4	Automatic Company Contributions	3
2.5	Before-Tax Contributions	3
2.6	Beneficiary	3
2.7	Board	4
2.8	Break in Service	4
2.9	Company	4
2.10	Company Stock	4
2.11	Company Stock Fund	4
2.12	Compensation	4
2.13	Discretionary Employer Contributions	5
2.14	Divestiture	5
2.15	Divestiture Terminated Employee	5
2.16	Effective Date	5
2.17	Employee	5
2.18	Employer or Employers	6
2.19	ERISA	6
2.20	Forfeiture	6
2.21	Former Questar Participant	6
2.22	Highly Compensated Employee	6
2.23	Hours of Service	6
2.24	Insider	7
2.25	Internal Revenue Code	7
2.26	Leave of Absence	7
2.27	Matching Contributions	7
2.28	Normal Retirement Date	7
2.29	One-Year Period of Severance	7
2.30	Participant	7
2.31	Period of Service	8
2.32	Period of Severance	8
2.33	Permanent Disability or Permanently Disabled	8
2.34	Plan	8
2.35	Plan Administrator	8
2.36	Plan Year	8
2.37	Qualified Non-Elective Contribution	8
2.38	Roth Contributions	9
2.39	Rule 16b-3	9

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2.40	SCANA Participant	9
2.41	Section 414(s) Compensation	9
2.42	Severance from Service Date	9
2.43	Taxable Compensation	9
2.44	Trust Agreement	11
2.45	Trustee	11
2.46	Trust Fund	11
2.47	Valuation Date	11
2.48	Year of Service	11

SECTION III PARTICIPATION		12
3.1	Participation in General	12
3.2	Participation in the Before-Tax Contributions, After-Tax Contributions, and Roth Contributions Portion of the Plan	12
3.3	Duration of Participation; Reemployment	12

SECTION IV CONTRIBUTIONS		13
4.1	Before-Tax Contributions	13
4.2	After-Tax Contributions	14
4.3	Roth Contributions	14
4.4	Limitation on Contributions	14
4.5	Matching Contributions	15
4.6	Elections as to Before-Tax Contributions, After-Tax Contributions and Roth Contributions; Changes	17
4.7	Automatic Company Contributions	18
4.8	Discretionary Employer Contribution	18
4.9	Qualified Non-Elective Contributions	19
4.10	Time and Manner of Payment of Contributions	19
4.11	Catch-Up Contributions	19
4.12	Corrective Actions	20

SECTION V ACCOUNTS		21
5.1	Participants’ Accounts	21
5.2	Allocation of Contributions	21
5.3	Annual Addition and Benefit Limitations	22
5.4	Anti-Discrimination Test for Before-Tax Contributions and Roth Contributions	22
5.5	Anti-Discrimination Test for Matching Contributions and After-Tax Contributions	24
5.6	Distribution of Excess Contributions	27
5.7	Anti-Discrimination Test for Automatic Company Contributions	27

SECTION VI VESTING AND DISTRIBUTION OF ACCOUNTS		28
6.1	Vested Employee Accounts	28
6.2	Vested Employer Accounts	28
6.3	Distribution Upon Termination of Employment	28
6.4	Distribution Upon Death	29
6.5	Distribution Upon Disability	29

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6.6	Form and Time of Payment	29
6.7	Timing of Payments	30
6.8	Benefits to Minors and Incompetents	36
6.9	Location of Missing Participants	37
6.10	No Guarantee of Values	37
6.11	Eligible Rollover Distributions	37

SECTION VII WITHDRAWALS AND LOANS		39
7.1	Hardship Withdrawals	39
7.2	Withdrawals Other Than For Hardship	41
7.3	Loans	42
7.4	Insiders	42

SECTION VIII TRUST ARRANGEMENTS		43
8.1	Appointment of Trustee	43
8.2	Appointment of Investment Managers	43

SECTION IX INVESTMENT OF ACCOUNTS		44
9.1	Investment Funds	44
9.2	Voting	44
9.3	Forfeitures	44
9.4	Order of Withdrawals and Loans from the Investment Funds	44

SECTION X GENERAL PROVISIONS		45
10.1	Nonalienation of Benefits	45
10.2	Merger or Consolidation	45
10.3	No Contract of Employment	45
10.4	Non-Reversion	45
10.5	Construction and Severability	46
10.6	Delegation of Authority	46
10.7	Changes in Capital Structure	46
10.8	Receipt of Rollovers and Trustee-to-Trustee Transfers	46
10.9	Gender and Number	47
10.10	Plan Merger	47
10.11	Loan Distributions	47

SECTION XI PLAN ADMINISTRATION		48

SECTION XII AMENDMENT AND TERMINATION		49

SECTION XIII ADOPTION OF PLAN BY AFFILIATED COMPANIES		50

SECTION XIV TOP HEAVY		51
14.1	Top Heavy	51
14.2	Minimum Allocation	52

SECTION XV EMPLOYEE STOCK OWNERSHIP PLAN		53
15.1	Employee Stock Ownership Plan	53
15.2	Dividends	53
15.3	Valuation Date	53

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SECTION I

DOMINION ENERGY SALARIED SAVINGS MIRROR PLAN INTRODUCTION

The Company’s affiliated entities purchased a number of subsidiaries and assets from Dominion Energy, Inc. (“Dominion”) pursuant to (1) the Purchase and Sale Agreement dated as of September 5, 2023 made by and between Dominion Energy, Inc., and Enbridge Elephant Holdings, LLC, a Delaware limited liability company (the “Enbridge Elephant Holdings, LLC Purchase Agreement”); (2) the Purchase and Sale Agreement dated as of September 5, 2023 made by and between Dominion Energy, Inc. and Enbridge Parrot Holdings, LLC, a Delaware limited liability company (the “Enbridge Parrot Holdings LLC Purchase Agreement”); and (3) the Purchase and Sale Agreement, dated as of September 5, 2023 made by and between Dominion Energy, Inc., and Enbridge Quail Holdings, LLC, a Delaware limited liability company (the “Enbridge Quail Holdings, LLC Purchase Agreement”) (collectively referred to as the “Purchase and Sale Agreements”). Effective as of the Closing of each of the applicable transactions contemplated in the Purchase and Sale Agreements, transitioning employees ceased to be eligible to continue participation in the Dominion Energy Salaried Savings Plan (the “Dominion Plan”) maintained by Dominion for the benefit of its eligible employees and those of its affiliated companies and instead became eligible to participate in the Enbridge Employee Services Inc. Employees’ Savings Plan.

In the Purchase and Sale Agreements, the Company’s affiliated entities agreed to offer 401(k) benefits to those transitioning employees that mirror the benefits provided under the terms of the Dominion Plan (as in effect immediately prior to Closing) for at least the period when Dominion or its affiliate is administering payroll and employee benefits for the transitioning employees under the Transition Services Agreement (as defined in the Purchase and Sale Agreements). As a result of these commitments, this Schedule C was adopted by the Company as a part of the Enbridge Employee Services Inc. Employees’ Savings Plan in order to mirror the provisions of the Dominion Plan (as in effect immediately prior to Closing and subject to the circumstances specified in the Purchase and Sale Agreements pursuant to which this Schedule C may be amended prior to the expiration of Transition Services Agreement). Solely for purposes of this Schedule C, the Enbridge Employee Services, Inc. Employees’ Savings Plan is referred to as the “EESI Savings Plan” and this Schedule C is referred to as the “Plan.”

As of the Effective Date (defined below), employees who are eligible for the benefits provided under, and subject to the terms of, this Schedule C generally include employees that are employed by one of the following entities and their affiliates (the “Post-Closing Employers”), if applicable, immediately following the date of the Closing of their applicable transaction contemplated in the Purchase and Sale Agreements:

(1)           Dominion Energy Questar Corporation and its subsidiaries (a) Dominion Energy Gas Distribution, LLC, (b) The East Ohio Gas Company and (c) DEO Alternative Fuel, LLC;

(2)           Fall North Carolina Holdco LLC and its subsidiaries (a) Public Service Company of North Carolina, Incorporated, (b) PSNC Blue Ridge Corporation, (c) PSNC Cardinal Pipeline Company and (d) Clean Energy Enterprises, Inc.; and

(3)           Fall Westco Holdco LLC and its subsidiaries (a) Questar Gas Company, (b) Wexpro Company (c) Wexpro II Company, (d) Wexpro Development Company, (e) Questar InfoComm Inc. (f) Dominion Gas Projects Company, LLC and (g) Dominion Energy Wexpro Services Company.

Following the Effective Date, employees hired by the Post-Closing Employers, including those TSA Employees (as defined in the Purchase and Sale Agreements) shall also be eligible for the benefits provided under, and subject to the terms of, this Schedule C.

The Plan shall be effective with respect to each Post-Closing Employer only upon the date of the Closing of their applicable transaction contemplated in the Purchase and Sale Agreements. As of such date, and not before such date, the Post-Closing Employer shall be deemed a Participating Affiliate as contemplated in the EESI Savings Plan, and this Schedule C shall apply to them and their eligible employees as defined.

The Plan is intended to be a qualified profit sharing plan with a cash or deferred arrangement and employee stock ownership plan pursuant to Sections 401(a), 401(k), and 4975(e) of the Internal Revenue Code. The Plan also is intended to qualify as a Section 404(c) plan to the extent the Plan assets are Participant directed for the purposes of the Employee Retirement Income Security Act of 1974 (“ERISA”) as amended.

SECTION II

DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided:

2.1           Account means a Participant’s interest in the Trust Fund, which shall consist of the Participant’s Accounts described in Section 5.1.

2.2           Affiliated Company means: a) any organization under common control (as described in Sections 414(b) and (c) of the Internal Revenue Code) with the Company; or (b) any organization that is a member of an affiliated service group (as described in Section 414(m) of the Internal Revenue Code) of which the Company is a member. In addition, the Company may elect to treat as an “Affiliated Company” any corporation or business organization that is directly or indirectly controlled by the Company or that is a joint venture of the Company or a subsidiary.

2.3           After-Tax Contributions means contributions made by an Employer pursuant to Section 4.2. After-Tax Contributions are considered taxable income to the Participant and are subject to applicable income tax withholding requirements.

2.4           Automatic Company Contributions means contributions made by an Employer pursuant to Section 4.7.

2.5           Before-Tax Contributions means contributions made by an Employer pursuant to Section 4.1.

2.6           Beneficiary means the person or entity who is to receive any benefits payable from the Plan on account of a Participant’s death, as follows:

(a)           If the Participant is married, the Beneficiary is the Participant’s surviving spouse and no written designation is required. If the Participant is not married, or if the Participant is married and the spouse consents, the Beneficiary is the person designated to receive such benefits.

(b)           If, at the time of his death, a Participant has no spouse or designated Beneficiary, the Beneficiary shall be the Participant’s estate.

A Participant may designate a person or entity to be his Beneficiary by filing a properly completed and executed form for this Plan with the Plan Administrator or completing an online designation in accordance with Section 1.401(a)-21 of the Treasury Regulations (or any successor provision). If a plan is merged into this Plan, Beneficiary designations made with respect to the merged plan shall apply to Participants’ Accounts under this Plan. A Participant may designate more than one Beneficiary to receive a portion of the Participant’s Account, subject to the requirements of subsection (a) if any non-spouse Beneficiary is designated.

The interpretation of the Plan Administrator with respect to the designation of a Beneficiary shall be binding and conclusive upon all parties, and no person who claims to be a Beneficiary or any other person shall have the right to question any action of the Plan Administrator that, in the judgment of the Plan Administrator, fulfills the intent of the Participant who filed the designation. A Participant’s Beneficiary is bound by the terms of the Plan.

2.7           Board means the Board of Directors of the Company or a committee consisting of members of the Board of Directors that is delegated responsibility with respect to the Plan.

2.8           Break in Service means a series of five consecutive One-Year Periods of Severance.

2.9           Company means Enbridge Employee Services, Inc., a Delaware Corporation.

2.10         Company Stock means the common stock of Enbridge Inc., a Canadian corporation, or any successor of Enbridge, Inc.

2.11         Company Stock Fund means the Stock Fund set forth in the EESI Savings Plan maintained for the investment of Participants’ Accounts in shares of Stock (as defined in the EESI Savings Plan). The Company Stock Fund shall be invested primarily in Company Stock. The Trustee may purchase and sell Company Stock on the open market, from and to the Company, and in any other manner as the Trustee deems appropriate, consistent with applicable securities laws, ERISA, and the Internal Revenue Code.

2.12         Compensation means the straight-time pay received by a Participant from the Employer during a Plan Year. Except as provided otherwise in this Section, Compensation does not include bonuses, commissions, overtime, fees, allowances, or any other special payments other than “merit lump sum” payments (as determined in accordance with the established payroll and compensation policies of the Employer). Compensation also includes contributions made by the Employer on behalf of a Participant as elective contributions that are not includible in a Participant’s gross income under Sections 125, 132(f)(4), 402(e)(3), 402(h), 403(b), or 457(b) of the Internal Revenue Code.

In the case of a Participant who is employed by two or more Employers, the Participant’s aggregate Compensation from all Employers shall be deemed to be his Compensation. The total amount of annual Compensation taken into account under the Plan for a Participant may not exceed $285,000, as adjusted for cost of living increases pursuant to Sections 401(a)(17)(B) and 415(d) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the Plan Year that begins with or within such calendar year.

Compensation shall include payments awarded by an administrative agency or court or pursuant to a bona fide agreement by an employer to compensate an employee for lost wages to the extent such payments represent wages and compensation that would otherwise be included in Compensation under this Section.

Any Employee receiving differential wage payments as defined under Section 414(u)(12)(D) of the Internal Revenue Code shall be treated as a Participant and the differential wage payments will be treated as Compensation.

Compensation shall include any straight-time pay and merit lump sum payments for services during the Participant’s regular working hours that are paid following severance from employment, provided that such payments are made within the later of two and one-half (2½) months after severance from employment or the end of the limitation year (as defined in Section 5.3(a)) that includes the date of severance.

2.13           Discretionary Employer Contributions means contributions made by an Employer pursuant to Section 4.8.

2.14           Divestiture means the disposition by the Company to a third party of any Affiliated Company or a business unit, department, function, or functional group in which one or more Employees are employed, through asset sale, stock sale, or change in control.

2.15           Divestiture Terminated Employee means any Employee whose employment with the Employer terminates as a direct result of a Divestiture.

2.16           Effective Date means the effective date of the first Closing contemplated in the Purchase and Sale Agreements, and is specifically contingent upon such a Closing occurring.

2.17           Employee means any individual who is classified by an Employer as a regular full-time or part-time non-union employee and who has not separated from service. The term “Employee” also includes an individual who is employed by an Employer and who is represented for collective bargaining purposes by the International Brotherhood of Electrical Workers, Local Union No. 398 or 772, or International Chemical Workers, Local Union No. 297-C, 298-C, or 528-C, to the extent an applicable collective bargaining agreement provides for participation in the Plan.

The term “Employee” does not mean: (i) any individual who serves only as a Director on the Board of the Company; (ii) any person classified as an independent contractor (regardless of whether such classification is determined to be correct as a matter of law); (iii) a leased employee, defined under Section 414(n) of the Internal Revenue Code as any individual who is not an employee of the Employer and who: (a) provides services to the Employer pursuant to an agreement between the Employer and a leasing organization; (b) performs such services for the Employer on a substantially full-time basis for a period of at least one year; and (c) performs such services under the primary direction or control of the Employer, such definition applying whether or not the classification of an individual as a “leased employee” is ultimately determined to be correct as a matter of law; (iv) any individual in a job classification in a certified collective bargaining unit whose representative has not accepted the provisions of the Plan; (v) any individual whose services are obtained through an agency that is not an affiliate; (vi) any individual who is providing services on a temporary basis or designated to work only with respect to specific tasks or projects; (vii) any individual who is classified as a co-op student or who is working for the Employer as part of a work study program; and (viii) any individual who is a non-resident alien. The preceding sentence to the contrary notwithstanding, an individual employed by an Affiliated Company will be an Employee only if he satisfies such other requirements as may be prescribed by the Affiliated Company’s board of directors; provided that such additional requirements do not adversely affect the Plan’s qualification under Section 401 of the Internal Revenue Code.

Notwithstanding the foregoing, Employee shall not include any individual who is a participant in the EESI Savings Plan. The Plan Administrator shall be given broad discretion to exclude from the definition of Employee any individual who, immediately prior to the Closing of the transactions described in the Introduction above, either (i) notified Dominion of his or her impending retirement; or (ii) was receiving long-term disability benefits.

2.18          Employer or Employers means those Post-Closing Employers as defined in Section 1 and any Participating Affiliate whose adoption of this Plan is approved by the Company, pursuant to Section 2.1.39 of the EESI Savings Plan.

2.19          ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations issued thereunder.

2.20          Forfeiture means the balance in a Participant’s Account attributable to Matching Contributions, Automatic Company Contributions, or Discretionary Employer Contributions which are not vested pursuant to Section 6.2, which will be forfeited by a Participant upon termination of employment as provided in Section 6.3. Each Forfeiture shall be applied solely to reduce the amount of Matching Contributions, Automatic Company Contributions, and/or Discretionary Employer Contributions otherwise payable by the Employer and to pay administrative expenses of the Plan. No part of any Forfeiture may be applied to increase the benefits any Participant otherwise would receive under the Plan.

2.21          Former Questar Participant means an Employee who was employed on or prior to December 31, 2017 by Dominion Energy Questar Corporation (formerly Dominion Questar Corporation and Questar Corporation) or its subsidiaries that were participating in the Dominion Questar Corporation 401(k) Retirement Income Plan.

2.22          Highly Compensated Employee means an Employee who:

(a)           Was a 5% owner of the Employer at any time during the Plan Year or the preceding Plan Year; or

(b)           Received Taxable Compensation from the Employer in excess of $150,000 during the twelve (12) month period immediately preceding the first day of the Plan Year and was in the top 20% of employees when ranked on the basis of Taxable Compensation paid during such preceding twelve (12) month period. The $150,000 limit shall be adjusted pursuant to Sections 414(q) and 415(d) of the Internal Revenue Code.

The determination of Highly Compensated Employees for a Plan Year shall be made in accordance with Section 414(q) of the Internal Revenue Code and applicable Treasury Regulations.

2.23          Hours of Service means:

(a)           Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by an Employer for the performance of duties;

(b)           Each hour (up to a maximum of five hundred and one (501) hours) for which an Employee is directly or indirectly paid, or entitled to payment, by an Employer for reasons (such as vacation, sickness, or disability) other than for the performance of duties; and

(c)           Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an Employer.

To the extent required by Federal law, if an Employee leaves the employ of the Employer to enter the military service of the United States, and, upon his discharge from such military service, is reemployed by the Employer at a time when his reemployment rights are protected by Federal law, the Employee shall receive credit for purposes of determining his Hours of Service for the period during which he would have performed work for the Employer but for his military service pursuant to the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”).

Hours of Service under subsection (a) shall be credited to the twelve (12) month period during which the Employee’s duties were performed. Hours of Service under subsections (b) and (c) shall be credited to the twelve (12) month period to which the payments relate. Hours of Service for periods of time during which no duties were performed shall be credited in accordance with Sections 2530.200b-2(b) and (c) of the Department of Labor Regulations. In any case in which employment records do not accurately reflect hours worked, Hours of Service shall be credited at the rate of forty-five (45) Hours of Service per calendar week.

2.24           Insider means a person designated as an insider for purposes of Section 16 of the Securities Exchange Act of 1934.

2.25           Internal Revenue Code means the Internal Revenue Code of 1986, as amended, or any subsequently enacted Federal revenue law. A reference to a particular section of the Internal Revenue Code shall include a reference to any regulations issued under the section and to the corresponding section of any subsequently enacted Federal revenue law.

2.26           Leave of Absence means an Employee’s absence without loss of employment status (regardless of whether Compensation is paid) if such absence is authorized by his Employer pursuant to uniformly applied standards because of injury, illness, the business of the Employer, or personal reasons. Leave of Absence also includes service in the Armed Forces of the United States, provided that the individual returns to the employment of an Employer within the period of time during which his re-employment rights as a veteran are protected by law.

2.27           Matching Contributions means contributions made by an Employer pursuant to Section 4.5.

2.28           Normal Retirement Date means the first day of the month coincident with or next following the date on which a Participant attains age sixty-five (65).

2.29           One-Year Period of Severance means a one-year period, beginning on an Employee’s Severance from Service Date, during which such individual is not employed by an Employer.

2.30           Participant means any person who is an eligible Employee and who participates in the Plan pursuant to the provisions of Section III. For purposes of Section IX (regarding Investment of Accounts), the term Participant shall include any former Employee who participated in this Plan, and any former participant in a plan that was merged into this Plan, as long as such individual maintains a vested Account under the Plan.

2.31          Period of Service means a period of service with the Employer commencing on the date the Employee first performs an Hour of Service for the Employer and ending on his Severance from Service Date, and including the following:

(a)           If an Employee terminates employment and returns to the employ of an Employer within twelve (12) months after his Severance from Service Date, his period of absence shall be counted as service with the Employer.

(b)           An Employee’s Period of Service shall include periods during which the Employee was on a Leave of Absence.

(c)           An Employee’s Period of Service shall include periods of service, as described above, with a predecessor employer whose stock or assets are acquired by an Employer, except to the extent that the Company provides otherwise.

(d)           Transfers between Employers shall not be deemed terminations of a Period of Service.

2.32          Period of Severance means the period beginning on an individual’s Severance from Service Date and ending on the first day he is again credited with an Hour of Service for the performance of duties.

If a Period of Severance commences on a date during which the Employee is absent from work by reason of the Employee’s pregnancy, the birth of the Employee’s child, the placement of a child with the Employee for the purpose of adoption, or for the purpose of caring for such child immediately following such birth or placement, the Employee’s Severance from Service Date shall be the second anniversary of the first date of such absence. Notwithstanding the foregoing, the period up to and including the second consecutive anniversary of absence due to maternity or paternity reasons is neither a Period of Service nor a Period of Severance. This Section 2.32 shall be administered in accordance with applicable Department of Labor Regulations.

2.33          Permanent Disability or Permanently Disabled means a medically determinable physical or mental condition of a Participant which results in a determination of disability by the plan administrator of the Company’s long-term disability plan, such determination qualifying such Participant to receive benefits under such long-term disability plan.

2.34          Plan means this Schedule C, as set forth herein and as amended from time to time.

2.35          Plan Administrator means the Administrator, as defined in the EESI Savings Plan.

2.36          Plan Year means the twelve (12) consecutive month period beginning on January 1 and ending December 31.

2.37          Qualified Non-Elective Contribution means an additional contribution made by the Employer in accordance with Section 4.9.

2.38           Roth Contributions means contributions made by the Employer pursuant to Section 4.3. Roth Contributions are considered taxable income to the Participant and are subject to applicable income tax withholding requirements.

2.39           Rule 16b-3 means Rule 16b-3 of the Securities Exchange Act of 1934, including any corresponding subsequent rule or amendments thereto.

2.40           SCANA Participant means a Participant who (i) was an active participant in the SCANA Corporation 401(k) Retirement Savings Plan as of December 31, 2020; and (ii) an active participant in the Dominion Plan as of the Effective Date (or subsequent Closing Date as applicable to the Post-Closing Employer of such Participant).

2.41           Section 414(s) Compensation means compensation for services performed for the Employer that is currently includible in gross income (as reported on Form W-2), increased by the Employee’s Before-Tax Contributions, elective contributions under a cafeteria plan and elective contributions under other arrangements required to be included under Section 414(s) of the Internal Revenue Code and applicable Treasury Regulations.

2.42           Severance from Service Date means the first to occur of: (i) the date on which an Employee terminates employment with the Employer because he quits, is discharged, dies, or retires; or (ii) the first anniversary of the date on which the Employee is absent (with or without pay) from employment for any other reason (such as vacation, holiday, sickness, disability, Leave of Absence, or layoff), if the Employee is still absent as of the anniversary date.

2.43           Taxable Compensation.

(a)           The term “Taxable Compensation” means an Employee’s wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer, to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) of the Internal Revenue Code). These amounts include, but are not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Section 1.62-2(c) of the Treasury Regulations. Taxable Compensation shall also include payments awarded by an administrative agency or court or pursuant to a bona fide agreement by an Employer to compensate an Employee for lost wages to the extent such payments represent wages and compensation that would otherwise be included in Taxable Compensation under this Section.

(b)           An Employee who is in qualified military service, as defined in Section 414(u)(5) of the Internal Revenue Code, shall be treated as receiving Taxable Compensation from the Employer during such period of qualified military service equal to: (i) the compensation the Employee would have received during such period if the Employee were not in qualified military service, determined based on the rate of pay the Employee would have received from the Employer but for absence during the period of qualified military service; or (ii) if the compensation the Employee would have received during such period was not reasonably certain, the Employee’s average compensation from the Employer during the 12-month period immediately preceding the qualified military service (or, if shorter, the period of employment immediately preceding the qualified military service). In any event, the amount as determined above shall include any differential wage payment (as defined in Section 414(u)(12)(D) of the Internal Revenue Code) actually paid to the Employee.

(c)           Taxable Compensation shall include the following types of payments provided that such payments are made within the later of two and one-half (2 1/2) months after severance from employment or the end of the limitation year (as defined in Section 5.3(a)) that includes the date of severance: (i) any regular pay for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (overtime or shift differential), commissions, bonuses, or other similar payments, and (ii) unused accrued bona fide sick, vacation, or other leave.

(d)           Taxable Compensation shall not include:

(i)            Contributions (other than elective contributions described in Sections 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b) of the Internal Revenue Code made by the Employer to a plan of deferred compensation (including a simplified employee pension described in Section 408(k) of the Internal Revenue Code or a simple retirement account described in Section 408(p) of the Internal Revenue Code, and whether or not qualified) to the extent that the contributions are not includible in the gross income of the Employee for the taxable year in which contributed. In addition, any distributions from a plan of deferred compensation (whether or not qualified) are not considered as compensation for Section 415 of the Internal Revenue Code purposes, regardless of whether such amounts are includible in the gross income of the Employee when distributed;

(ii)            Amounts realized from the exercise of a nonstatutory option (which is an option other than a statutory option as defined in Section 1.421-1(b) of the Treasury Regulations) or when restricted stock or other property held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (see Section 83 of the Internal Revenue Code and regulations promulgated thereunder);

(iii)           Amounts realized from the sale, exchange, or other disposition of stock acquired under a statutory stock option (as defined in Section 1.421-1(b) of the Treasury Regulations);

(iv)           Other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Section 125 of the Internal Revenue Code);

(v)           Other items of remuneration that are similar to any of the items listed in paragraphs (i) through (iv) of this Section;

(vi)          Amounts in excess of the limitation in effect under Section 401(a)(17) of the Internal Revenue Code for the Plan Year; or

(vii)           Payments made following a Participant’s severance from employment other than those described as includible above.

2.44           Trust Agreement means the Trust Agreement as defined in the EESI Savings Plan, for the Plan.

2.45           Trustee means the Trustee as defined in the EESI Savings Plan.

2.46           Trust Fund means the Trust as defined in the EESI Savings Plan.

2.47           Valuation Date means the Accounting Date as defined in the EESI Savings Plan.

2.48           Year of Service means each twelve (12) month period of employment with an Employer. An Employee shall be credited with Years of Service based on the Employee’s Period of Service. If an Employee is absent from service with an Employer and is rehired before incurring a One-Year Period of Severance, the Employee’s period of absence from service shall be included in his Years of Service. If an Employee terminates employment before he is vested in his Account and is re-employed after he has a Break in Service, the Employee’s prior periods of service with the Employer shall not be taken into account in determining the Employee’s Years of Service. A Participant’s Years of Service for all purposes under the Plan (eligibility, accrual, and vesting) shall, at a minimum, include all service credited under the Dominion Plan immediately prior to the Effective Date (or subsequent Closing Date as applicable to those Post-Closing Employers whose Closing occurred after the Effective Date), which shall be captured in Plan records; provided, however, that such Years of Service shall only be credited to the extent required by the Purchase and Sale Agreements, and in no event shall service credited under the Dominion Plan be recognized under this Plan to the extent that it would result in a duplication of benefits provided by the Dominion Plan.

SECTION III

PARTICIPATION

3.1           Participation in General.

(a)           Each Employee shall become a Participant in the Plan as of the Effective Date or such later date as of which their Employer adopts the Plan as a Participating Affiliate (which, for Post-Closing Employers, shall be the date of the Closing of their applicable transaction).

(b)           Each Employee who is not a Participant pursuant to subsection (a) above may become a Participant as of the later of: (i) the date on which the Employee attains age eighteen (18) or (ii) the date he commences employment with the Employer.

3.2           Participation in the Before-Tax Contributions, After-Tax Contributions, and Roth Contributions Portion of the Plan.

(a)           Participation in the Before-Tax Contributions, After-Tax Contributions, and Roth Contributions portion of the Plan shall be voluntary. An eligible Employee may elect to participate in the Before-Tax Contributions, After-Tax Contributions, and/or Roth Contributions portion of the Plan by making an enrollment election in such manner and at such time as the Plan Administrator shall designate, provided that Employees who become Participants on the Effective Date (or subsequent Closing Date as applicable to those Post-Closing Employers whose Closing occurred after the Effective Date) shall be deemed to have elected to participate in the Before-Tax Contributions, After-Tax Contributions, and/or Roth Contributions portion of this Plan according to the same elections that were (or were not) in effect under the Dominion Plan immediately prior to the Effective Date (or subsequent Closing Date as applicable to those Post-Closing Employers whose Closing occurred after the Effective Date). An enrollment election must be made before the date as of which the Employee’s election to become a Participant in the Before-Tax Contributions, After-Tax Contributions, and/or Roth Contributions portion of the Plan will be effective. After the Plan Administrator receives an eligible Employee’s enrollment election, such individual’s payroll deductions shall begin as soon as administratively feasible. Notwithstanding the foregoing or anything in the Plan to the contrary, and as further described below, Participants’ enrollment elections under this Plan shall not take effect (and Participants shall not be eligible to make Before-Tax Contributions, After-Tax Contributions, and Roth Contributions to the Plan pursuant to the below sections) until the first or second payroll period occurring after the 10th day after the Effective Date (or subsequent Closing Date as applicable to those Post-Closing Employers whose Closing occurred after the Effective Date).

(b)           When the Employer acquires the stock or assets of a company, the Plan Administrator may establish a special enrollment period during which eligible Employees of that company may elect to participate in the Before-Tax Contributions, After-Tax Contributions and/or Roth Contributions portion of the Plan.

3.3           Duration of Participation; Reemployment. A Participant shall continue to be a Participant until he no longer has assets credited to his Account. If a Participant or a person who was formerly a Participant terminates employment and then is reemployed by an Employer as an eligible Employee, he shall be eligible to be a Participant upon again becoming an Employee.

SECTION IV

CONTRIBUTIONS

4.1           Before-Tax Contributions.

(a)           A Participant may elect to have Before-Tax Contributions made on his behalf by making a salary reduction election in accordance with procedures established by the Plan Administrator. Pursuant to the election, the Participant’s Employer will reduce the Participant’s Compensation by a designated percentage and contribute that designated percentage to the Plan for the benefit of the Participant. The designated percentage may be from 2% to 50% (in whole percentages) of the Participant’s Compensation per payroll period. Employees who become Participants on the Effective Date (or subsequent Closing Date as applicable to those Post-Closing Employers whose Closing occurred after the Effective Date) shall be deemed to have elected to make Before-Tax Contributions to this Plan according to the same elections (or deemed elections) that were in effect under the Dominion Plan immediately prior to the Effective Date (or subsequent Closing Date as applicable to those Post-Closing Employers whose Closing occurred after the Effective Date). However, the maximum amount of aggregate Before-Tax Contributions and Roth Contributions that may be made on behalf of a Participant during a calendar year is $23,000, or an adjusted amount as determined pursuant to Sections 402(g) and 415(d) of the Internal Revenue Code, except to the extent such Before-Tax Contributions and/or Roth Contributions are “catchup contributions” permitted under Section 4.11 of the Plan and Section 414(v) of the Internal Revenue Code. The limit provided for in this Section 4.1 shall apply for the Plan and any other qualified plan maintained by the Employer. At any time during the Plan Year, the Plan Administrator may limit the percentage of Compensation that may be contributed for the benefit of Highly Compensated Employees. Notwithstanding the foregoing, Participants shall not be eligible to make Before-Tax Contributions to the Plan until the first or second payroll period occurring after the 10th day after the Effective Date (or subsequent Closing Date as applicable to those Post-Closing Employers whose Closing occurred after the Effective Date).

(b)           Deemed Elections. Participants subject to this Section 4.1(b) shall be given written notice by the Plan Administrator that explains the deemed election and their right to revoke or change the deemed election before such deemed election takes effect and within any required notice period. A Participant’s Before-Tax Contributions contributed to the Plan as the result of a deemed election under this Section 4.1(b) shall be deposited in the investment funds which the Participant has elected or is deemed to have elected pursuant to Section 9.1;

Notwithstanding any Plan provision to the contrary, as each Employee hired after the Effective Date (or subsequent Closing Date as applicable to those Post-Closing Employers whose Closing occurred after the Effective Date) satisfies the participation requirements for Before-Tax Contributions under Section III, he shall be deemed to have elected (as of the first full payroll period coinciding with or following the forty-five (45) day period following the Employee’s date of hire, or as soon as administratively possible thereafter) to make Before-Tax Contributions equal to four percent (4%) of his Compensation per payroll period.

4.2           After-Tax Contributions. A Participant may elect to have After-Tax Contributions made on his behalf by making a salary reduction election in accordance with procedures established by the Plan Administrator. Pursuant to the election, the Participant’s Employer will reduce the Participant’s Compensation by a designated percentage, after calculation and withholding of applicable income taxes on such Compensation, and contribute the designated percentage to the Plan for the benefit of the Participant. The designated percentage may be from 2% to 20% (in whole percentages) of the Participant’s Compensation per payroll period. Employees who become Participants on the Effective Date (or subsequent Closing Date as applicable to those Post-Closing Employers whose Closing occurred after the Effective Date) shall be deemed to have elected to make After-Tax Contributions to this Plan according to the same elections that were (or were not) in effect under the Dominion Plan immediately prior to the Effective Date (or subsequent Closing Date as applicable to those Post-Closing Employers whose Closing occurred after the Effective Date). Notwithstanding the foregoing, Participants shall not be eligible to make After-Tax Contributions to the Plan until the first or second payroll period occurring after the 10th day after the Effective Date (or subsequent Closing Date as applicable to those Post-Closing Employers whose Closing occurred after the Effective Date).

4.3           Roth Contributions. A Participant may elect to have Roth Contributions made on his behalf by making a salary reduction election in accordance with procedures established by the Plan Administrator. Pursuant to the election, the Participant’s Employer will reduce the Participant’s Compensation by a designated percentage, after calculation and withholding of applicable income taxes on such Compensation, and contribute the designated percentage to the Plan for the benefit of the Participant. The designated percentage may be from 2% to 50% (in whole percentages) of the Participant’s Compensation per payroll period. Employees who become Participants on the Effective Date (or subsequent Closing Date as applicable to those Post-Closing Employers whose Closing occurred after the Effective Date) shall be deemed to have elected to make Roth Contributions to this Plan according to the same elections that were (or were not) in effect under the Dominion Plan immediately prior to the Effective Date (or subsequent Closing Date as applicable to those Post-Closing Employers whose Closing occurred after the Effective Date). The maximum amount of aggregate Before-Tax Contributions and Roth Contributions that may be made on behalf of a Participant during a calendar year is $23,000, or an adjusted amount as determined pursuant to Sections 402(g) and 415(d) of the Internal Revenue Code, except to the extent such Before-Tax Contributions and/or Roth Contributions are “catch-up contributions” permitted under Section 4.11 of the Plan and Section 414(v) of the Internal Revenue Code. The limit provided for in this Section 4.3 shall apply for the Plan and any other qualified plan maintained by the Employer. At any time during the Plan Year, the Plan Administrator may limit the percentage of Compensation that may be contributed for the benefit of Highly Compensated Employees. Notwithstanding the foregoing, Participants shall not be eligible to make Roth Contributions to the Plan until the first or second payroll period occurring after the 10th day after the Effective Date (or subsequent Closing Date as applicable to those Post-Closing Employers whose Closing occurred after the Effective Date).

4.4           Limitation on Contributions. Notwithstanding the preceding Sections 4.1 through 4.3, a Participant’s aggregate Before-Tax Contributions, After-Tax Contributions, and Roth Contributions shall not exceed 50% of the Participant’s Compensation per payroll period. Adjustments may be made to a Participant’s elected percentage of Before-Tax Contributions, After-Tax Contributions, or Roth Contributions in order to ensure compliance with other limits applicable to such contributions, either under the terms of the Plan or pursuant to applicable tax law.

4.5           Matching Contributions.

(a)           Matching Contributions shall be made according to one of the following paragraphs as determined by the Employer, subject to subsections (b)-(e) below:

(i)           For a Participant (excluding SCANA Participants) who (A) was hired before January 1, 2008 by an employer participating in the Dominion Plan (or who was originally hired before that date, experienced a Severance from Service Date, and was subsequently rehired before July 1, 2021 and before experiencing a Break in Service), and (B) has less than twenty (20) Years of Service with the Employer, the Employer shall make a Matching Contribution each payroll period equal to fifty percent (50%) of the sum of the Before-Tax Contributions, After-Tax Contributions, and Roth Contributions that the Participant has contributed to the Plan based on the Participant’s first six percent (6%) of Compensation deferred for such payroll period. Notwithstanding the foregoing, a Former Questar Employee who is otherwise eligible for the Matching Contribution set forth in this Section 4.5(a)(i) shall instead receive the Matching Contribution set forth in Section 4.5(a)(iii) if such Former Questar Employee was a participant in the Cash Balance Supplement to the Dominion Energy Pension Plan as of January 1, 2018.

(ii)           For a Participant (excluding SCANA Participants) who (A) was hired before January 1, 2008 by an employer participating in the Dominion Plan (or who was originally hired before that date, experienced a Severance from Service Date, and was subsequently rehired before July 1, 2021 and before experiencing a Break in Service), and (B) has at least twenty (20) Years of Service with the Employer, the Employer shall make a Matching Contribution each payroll period equal to sixty-six and seven-tenths percent (66.7%) of the sum of the Before-Tax Contributions, After-Tax Contributions, and Roth Contributions that the Participant has contributed to the Plan based on the Participant’s first six percent (6%) of Compensation deferred for such payroll period. Notwithstanding the foregoing, a Former Questar Employee who is otherwise eligible for the Matching Contribution set forth in this Section 4.5(a)(ii) shall instead receive the Matching Contribution set forth in Section 4.5(a)(iii) if such Former Questar Employee was a participant in the Cash Balance Supplement to the Dominion Energy Pension Plan as of January 1, 2018.

(iii)           This subsection applies to (A) SCANA Participants (B) Former Questar Employees who were participants in the Cash Balance Supplement to the Dominion Energy Pension Plan as of January 1, 2018 and (C) Employees hired between January 1, 2008 and June 30, 2021 by an employer participating in the Dominion Plan (or rehired between those dates following a Break in Service). Based on each Participant’s Years of Service, the Employer shall make a Matching Contribution each payroll period equal to one hundred percent (100%) of the sum of Before-Tax Contributions, After-Tax Contributions, and Roth Contributions that the Participant has contributed to the Plan up to the limit described in the table below:

Years of Service	Percentage of Employee Compensation
Less than 5 years	4%
5 years but less than 15 years	5%
15 years but less than 25	6%
25 years or more	7%

(iv)           This subsection applies to all Employees (A) hired by an employer participating in the Dominion Plan between July 1, 2021 and the Effective Date (or subsequent Closing Date as applicable to those Post-Closing Employers whose Closing occurred after the Effective Date) (B) by a Post Closing Employer on or after the Effective Date (or subsequent Closing Date as applicable to those Post-Closing Employers whose Closing occurred after the Effective Date) or (C) rehired on or after those dates following a Period of Severance of any length. Based on each Participant’s Years of Service, the Employer shall make a Matching Contribution each payroll period equal to one hundred percent (100%) of the sum of Before-Tax Contributions, After-Tax Contributions, and Roth Contributions that the Participant has contributed to the Plan up to the limit described in the table below:

Years of Service	Percentage of Employee Compensation
Less than 5 years	4%
5 years or more	5%

(b)           Matching Contribution Applicable to Certain Previously Reemployed Employees. Notwithstanding any contrary aspect of Section 4.5(a) of the Plan, if an Employee experienced a Severance from Service Date under the Dominion Plan was later rehired by an employer participating in the Dominion Plan between January 1, 2008 and June 30, 2021, and upon reemployment that Employee was eligible to participate in the Cash Balance Supplement of the Dominion Energy Pension Plan, then the Employee shall participate in Matching Contributions as described in Section 4.5(a)(iii) of the Plan and shall not participate in Matching Contributions as described in Sections 4.5(a)(i), (ii) or (iv) of the Plan. In addition, for any such Employee, the calculation of “Years of Service” for purposes of determining Matching Contributions under Section 4.5(a)(iii) shall include the period of time for which the Employee received “Credited Service” under the Cash Balance Supplement of the Dominion Energy Pension Plan. Employees with respect to which this Section 4.5(b) applies shall be captured in Plan records.

(c)           All Matching Contributions shall be deposited in accordance with the Participant’s investment directions (or deemed directions) pursuant to Section 9.1 in effect at the time the contribution is made.

(d)           If, as of the end of the Plan Year, a Participant has not received the maximum amount of Matching Contribution which he or she is entitled to receive for the Plan Year pursuant to subsection (a) above, based on total Before-Tax Contributions, After-Tax Contributions, and Roth Contributions and Compensation for the Plan Year, the Plan Administrator may, in its discretion, make an additional allocation for each such Participant equal to the difference between the amount of Matching Contributions already allocated to the Participant’s Matching Contribution Account for the Plan Year, and the maximum amount of the Matching Contribution that he or she is entitled to receive pursuant to subsection (a), subject to the limits of Section 5.5. Such allocations shall be made in a nondiscriminatory manner. For the avoidance of doubt, because Employees are not eligible to elect to have Before-Tax, After-Tax or Roth Contributions to be made on their behalf until the first or second payroll period occurring after the 10th day after the Effective Date (or subsequent Closing Date as applicable to those Post-Closing Employers whose Closing occurred after the Effective Date), it is expected that Employees who have deferrals in excess of the match limits set forth above in Section 4.5(a) above for the remainder of the 2024 year will receive an additional Matching Contribution based on their Compensation for the Plan Year, which shall include all Compensation earned on and after the Effective Date. Such additional Matching Contribution shall be made following the 2024 Plan Year pursuant to this Section 4.5(c).

(e)           Matching Contributions shall be made with respect to a Participant’s Before-Tax Contributions, After-Tax Contributions, and Roth Contributions regardless of whether the Participant ceases to be an Employee before the Matching Contribution is made.

(f)           For the avoidance of doubt, no Matching Contributions will be made until after the date in which elective deferrals are implemented (as described in the foregoing sections), and thereafter, only as set forth in this Section 4.5.

4.6           Elections as to Before-Tax Contributions, After-Tax Contributions and Roth Contributions; Changes.

(a)           A Participant may elect to have Before-Tax Contributions, After-Tax Contributions, and/or Roth Contributions made on his behalf, to change the contribution percentage prospectively, or to request a suspension or resumption of contributions by making an election in such form and at such time as the Plan Administrator shall designate. The Plan Administrator shall allow Participants to make such elections at least monthly. With respect to Employees who become Participants on the Effective Date (or subsequent Closing Date as applicable to those Post-Closing Employers whose Closing occurred after the Effective Date), elections to have Before-Tax Contributions, After-Tax Contributions, and/or Roth Contributions made to the Dominion Plan prior to the Effective Date shall apply under this Plan to periods on and after the Effective Date (or subsequent Closing Date as applicable to those Post-Closing Employers whose Closing occurred after the Effective Date). All elections made by a Participant (including those made under the Dominion Plan prior to the Effective Date as described in the preceding sentence) shall continue in force until they are changed or until the Participant ceases to be a Participant.

(b)           A Participant’s right to have Before-Tax Contributions, After-Tax Contributions, or Roth Contributions made on his behalf shall be automatically suspended during any Leave of Absence during which the Participant receives no Compensation. When the Participant returns to employment with his Employer, his contributions will resume as of the date of his return to employment at the contribution rate in effect at the time his Leave of Absence began, unless the Participant elects to suspend or change the rate of contributions. A Participant shall not be permitted to make up suspended contributions, and Matching Contributions shall not be made for a Participant with respect to any suspended contributions.

(c)           A Participant may elect to have the designated percentage of his Before-Tax Contributions, After-Tax Contributions, and Roth Contributions annually increase by whole percentages up to a target percentage no greater than fifty percent (50%) of the Participant’s Compensation. A Participant’s election to automatically increase his Before-Tax Contributions, After-Tax Contributions, and Roth Contributions must be made in accordance with the procedures established by the Plan Administrator. The automatic increase will become effective as of the one-year anniversary following the election and the increased contribution percentage will be applied to the first payroll period occurring thereafter. A notice will be sent to the Participant each year prior to the effective date of the increase indicating that the Participant’s contribution percentage in scheduled to increase and providing information to the Participant describing the procedure for changing or discontinuing the automatic increase feature. An election made under this subsection shall continue in force until it is changed in accordance with the procedure established by the Plan Administrator.

4.7           Automatic Company Contributions. For Employees hired by an employer participating in the Dominion Plan between July 1, 2021 and the Effective Date (or subsequent Closing Date as applicable to those Post-Closing Employers whose Closing occurred after the Effective Date) or by a Post Closing Employer on or after the Effective Date (or subsequent Closing Date as applicable to those Post-Closing Employers whose Closing occurred after the Effective Date) (or rehired on or after those dates following a Period of Severance of any length), the Employer shall make an Automatic Company Contribution each payroll period equal to a percentage of the Employee’s Compensation, based on the following schedule:

Years of Service	Percentage of Employee Compensation
Less than 5 years	4%
5 years or more	5%

Notwithstanding the foregoing, any Automatic Company Contributions to which a Participant is entitled for the period beginning on the Effective Date (or subsequent Closing Date as applicable to those Post-Closing Employers whose Closing occurred after the Effective Date) shall not be made until after the first or second payroll period occurring after the 10th day after the Effective Date (or subsequent Closing Date as applicable to those Post-Closing Employers whose Closing occurred after the Effective Date), or as soon as administratively practical thereafter.

4.8           Discretionary Employer Contribution. The Employer may, in its discretion, make Discretionary Employer Contributions to some or all Participants who are not Highly Compensated Employees. The amount of the Discretionary Employer Contribution shall be a uniform percentage of the Compensation paid for the Plan Year to those Participants who are determined to be eligible for the contribution. In no event may a Discretionary Employer Contribution be made to a Participant who is or was a Highly Compensated Employee at any time during the Plan Year for which the contribution is made. Notwithstanding the aforementioned limitation on contributions to Highly Compensated Employees, the Employer may make Discretionary Employer Contributions on behalf of all Participants shortly after the Effective Date (subject to all applicable compliance and nondiscrimination testing) to account for the delay in implementation of the aforementioned Before-Tax Contributions, After-Tax Contributions, and Roth Contributions.

4.9           Qualified Non-Elective Contributions. The Employer may make a Qualified Non-Elective Contribution for purposes of satisfying the requirements of Sections 5.4 and 5.5. Such contributions shall be made in amounts determined by the Employer and allocated among Participants who are not Highly Compensated Employees in proportion to the relative Compensation that each eligible Participant earned while both eligible to participate and employed by the Employer for the Plan Year. The Employer also may make a Qualified Non-Elective Contribution pursuant to a corrective action taken under Section 4.12. Qualified Non-Elective Contributions shall be 100% vested and shall otherwise be treated as Before-Tax Contributions for purposes of Section VI.

4.10           Time and Manner of Payment of Contributions.

(a)           Before-Tax Contributions, After-Tax Contributions, and Roth Contributions shall be paid to the Trustee as of the earliest date on which they can reasonably be segregated from the Employer’s general assets, but in no event later than the date prescribed by the Department of Labor under its plan asset regulations.

(b)           Matching Contributions (other than those described in Section 4.5(d)) shall be paid to the Trustee at least monthly. Matching Contributions may be made in cash or in Company Stock, or in any combination thereof.

(c)           Automatic Company Contributions shall be paid to the Trustee at least monthly. Automatic Company Contributions shall be made in cash only. It is expressly intended that the Automatic Company Contributions shall not be considered employer nonelective contributions to an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Internal Revenue Code.

(d)           Discretionary Employer Contributions shall be paid to the Trustee as directed by the Employer in accordance with Section 4.8.

(e)           Qualified Non-Elective Contributions shall be paid to the Trustee as directed by the Employer in accordance with Section 4.9; however, in no event shall Qualified Non-Elective Contributions made for purposes of satisfying Sections 5.4 and 5.5 be contributed later than the end of the twelve (12) month period immediately following the Plan Year to which the Qualified Non-Elective Contributions relate.

4.11           Catch-Up Contributions. Notwithstanding anything in the Plan to the contrary, a Participant who is eligible to make Before-Tax Contributions or Roth Contributions and who has attained age fifty (50), or who will attain age fifty (50) before the close of the Plan Year, shall be eligible to make catch-up contributions for such Plan Year in accordance with, and subject to the limitations of, Section 414(v) of the Internal Revenue Code. Such catch-up contributions shall not be taken into account for purposes of the contribution limits described in Sections 4.1 through 4.4, or the required limitations of Sections 402(g) and 415 of the Internal Revenue Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Internal Revenue Code, as applicable, by reason of the making of such catch-up contributions. Such catch-up contributions shall not be eligible for a Matching Contribution as described in Section 4.5.

The maximum catch-up contribution for an eligible Participant is $7,500. Such maximum shall be adjusted in future years in accordance with Section 414(v) of the Internal Revenue Code. The election and allocation procedures associated with catch-up contributions shall be identical to those procedures in place for Before-Tax Contributions and Roth Contributions, as set forth in Sections IV and V of the Plan. With respect to Employees who become Participants on the Effective Date (or subsequent Closing Date as applicable to those Post-Closing Employers whose Closing occurred after the Effective Date), elections to have catch-up contributions made to the Dominion Plan prior to the Effective Date shall apply under this Plan to periods on and after the Effective Date (or subsequent Closing Date as applicable to those Post-Closing Employers whose Closing occurred after the Effective Date).

As of the end of each Plan Year, amounts deferred as catch-up contributions may be recharacterized as regular Before-Tax Contributions or Roth Contributions, as applicable pursuant to the Participant’s elections under the Plan, in accordance with Section 414(v) of the Internal Revenue Code and the regulations thereunder. No adjustments shall be made to any Participant’s Matching Contributions for the Plan Year as a result of such recharacterization. Contributions made under this Section 4.11 will remain characterized as catch-up contributions only if and to the extent such contributions would otherwise exceed one or more of the following limits determined on an annual basis: (i) the contribution limits set by an applicable statutory limit, such as Sections 402(g) and 415 of the Internal Revenue Code, (ii) the otherwise applicable Before-Tax Contribution or Roth Contribution limits set forth in Section 4.1, 4.3, or 4.4, or (iii) the limitations required by Section 5.4 (and Section 401(k)(3) of the Internal Revenue Code).

4.12           Corrective Actions. Notwithstanding anything in the Plan to the contrary, if an administrative error results in a Participant’s Account not being credited with the appropriate amount of Employee or Employer contributions, the Plan Administrator may take any and all steps as may be permitted under the terms of the Employee Plans Compliance Resolution System published by the Internal Revenue Service, and as determined by the Plan Administrator in its sole discretion. Such actions may include corrective contributions, distributions, allocations, and earnings adjustments as appropriate to place the Plan and affected Participants in the position they would have been in had the error not occurred.

SECTION V

ACCOUNTS

5.1           Participants’ Accounts. The following Accounts, with such subaccounts as the Plan Administrator deems appropriate, shall be maintained for each Participant:

(a)           Before-Tax Contributions Account, to which shall be credited the Participant’s Before-Tax Contributions and any Qualified Non-Elective Contributions made under the Plan, and similar before-tax elective deferral contributions made under any predecessor plan or other plan merged into the Plan.

(b)           After-Tax Contributions Account, to which shall be credited the Participant’s After-Tax Contributions made under the Plan, and similar taxable contributions made under any predecessor plan or other plan merged into the Plan.

(c)           Roth Contributions Account, to which shall be credited the Participant’s Roth Contributions made under the Plan, and similar Roth elective deferral contributions under any predecessor plan or other plan merged into the Plan. The Roth Contributions Account shall be considered a “designated Roth account” as defined under Section 402A of the Internal Revenue Code.

(d)           Matching Contribution Account, to which shall be credited the Participant’s Matching Contributions made under the Plan, and similar employer matching contributions made under any predecessor plan or other plan merged into the Plan.

(e)           Automatic Company Contributions Account, to which shall be credited the Participant’s Automatic Company Contributions made under the Plan, and similar employer non-discretionary contributions made under any predecessor plan or other plan merged into the Plan.

(f)           Discretionary Employer Contributions Account, to which shall be credited the Participant’s Discretionary Employer Contributions made under the Plan, and similar employer discretionary contributions made under any predecessor plan or other plan merged into the Plan.

(g)           Rollover Account, to which shall be credited the Participant’s assets transferred from other plans that are not credited to one of the foregoing Accounts.

The Plan Administrator may combine, eliminate, or add to the foregoing Accounts at such time as the Plan Administrator deems appropriate. Contributions made under a plan that is merged into this Plan, or whose assets are otherwise transferred to this Plan, may be maintained in subaccounts as deemed appropriate by the Plan Administrator and may be subject to special rules as provided in an applicable Appendix. Earnings on each Account shall be allocated to that Account pursuant to the provisions of Section 9.1.

5.2           Allocation of Contributions. The Plan Administrator shall allocate to the Accounts of each Participant the contributions made for the Participant’s benefit as soon as practicable following the date on which such contributions are determined.

5.3           Annual Addition and Benefit Limitations.

(a)            Notwithstanding the foregoing, the total amount of the Annual Additions, as defined hereafter, that may be allocated to the Accounts of a Participant for a limitation year under all defined contribution plans maintained by the Company and Affiliated Companies shall not exceed the lesser of: (i) $69,000; or (ii) 100% of the Participant’s Taxable Compensation for the limitation year. The calendar year shall be the limitation year used to determine whether the requirements of this Section have been satisfied. The dollar amount referenced above under (i) above shall be adjusted for increases in the cost-of-living in accordance with Section 415(d) of the Internal Revenue Code.

Amounts that are allocated to the Accounts of a Participant during a limitation year that are deemed to be catch-up contributions, as provided in Section 4.11 of the Plan and Section 414(v) of the Internal Revenue Code, shall not be included in calculating the limitations of this Section 5.3(a).

(b)            For purposes of this Section, “Annual Additions” for a Participant means the sum (under all defined contribution plans maintained by the Company and Affiliated Companies) of: (i) Before-Tax Contributions, Qualified Non-Elective Contributions, After-Tax Contributions, Roth Contributions, Matching Contributions, Automatic Company Contributions, Discretionary Employer Contributions, and other Employer contributions made on his behalf; (ii) forfeitures credited to his Accounts; and (iii) other voluntary contributions made by the Participant. Annual Additions shall not include excess Before-Tax Contributions or Roth Contributions that are distributed by April 15 following the calendar year in which the contributions were made, pursuant to Section 5.6.

(c)            If the amount to be allocated to a Participant’s Account exceeds the maximum permissible amount described in Section 5.3(a), the excess Annual Additions will be disposed of in accordance with applicable Treasury Regulations and Internal Revenue Service guidance.

5.4            Anti-Discrimination Test for Before-Tax Contributions and Roth Contributions.

(a)            Notwithstanding the foregoing provisions of the Plan, the Plan shall meet the anti-discrimination test of Section 401(k) of the Internal Revenue Code (“ADP test”) and Section 1.401(k)-2(a) of the Treasury Regulations for each Plan Year. The Plan Administrator shall administer the ADP test in accordance with Internal Revenue Service rulings and the Treasury Regulations in effect from time to time.

(b)           The Plan shall utilize the prior year testing method for purposes of the ADP test, as described in this subsection (b). The ADP test shall be met if:

(i)            The Actual Deferral Percentage (defined below) of the Highly Compensated Employees for the Plan Year is not more than the Actual Deferral Percentage of all other eligible Employees for the immediately preceding Plan Year, multiplied by 1.25; or

(ii)            The excess of the Actual Deferral Percentage of the Highly Compensated Employees for the Plan Year over that of all other eligible Employees for the immediately preceding Plan Year is not more than 2 percentage points, and the Actual Deferral Percentage of the Highly Compensated Employees for the Plan Year is not more than the Actual Deferral Percentage of all other eligible Employees for the immediately preceding Plan Year, multiplied by 2.

Notwithstanding the foregoing, the Plan Administrator may elect to use the current Plan Year’s Actual Deferral Percentage for eligible Employees who are not Highly Compensated Employees, instead of their Actual Deferral Percentage for the immediately preceding Plan Year, in applying the tests described above. Such election shall be made in accordance with Section 401(k)(3)(A) of the Internal Revenue Code, Section 1.401(k)-2(c)(1) of the Treasury Regulations, and Internal Revenue Service rulings and the Treasury Regulations in effect from time to time.

(c)            The Actual Deferral Percentage is the average of the ratios, calculated separately for each Employee who is eligible to participate in the Plan, of the sum of Before-Tax Contributions and Roth Contributions that are credited under the Plan on behalf of the eligible Employee for the Plan Year (as determined under Sections 1.401(k)-2(a)(4) and (5) of the Treasury Regulations), divided by the Employee’s Section 414(s) Compensation for the Plan Year. Matching Contributions and After-Tax Contributions may be included in computing the Actual Deferral Percentage for a Plan Year to the extent such contributions satisfy Section 1.401(k)-2 of the Treasury Regulations and the Plan Administrator deems the inclusion of such contributions appropriate. As described in subsection (b), the Actual Deferral Percentage of the Highly Compensated Employees shall be compared to the Actual Deferral Percentage of all other eligible Employees.

(d)            If the Company maintains more than one plan qualified under Section 401(a) of the Internal Revenue Code, and if the plans are aggregated for purposes of satisfying the coverage or anti-discrimination requirements of Sections 401(a)(4) or 410(b)(1)(A) or (B) of the Internal Revenue Code, all qualified cash or deferred arrangements contained in such plans shall be aggregated for purposes of performing the anti-discrimination test for Before-Tax Contributions and Roth Contributions. If a Highly Compensated Employee participates in more than one plan of the Company, all Before-Tax Contributions and Roth Contributions made by the Highly Compensated Employee under all such plans shall be aggregated for purposes of performing the test described in subsection (b) above.

(e)           Excess Contributions.        For purposes of this Section 5.4, excess contributions for a Highly Compensated Employee for a Plan Year are the amount (if any) by which the Employee’s Before-Tax Contributions and/or Roth Contributions must be reduced for the Employee’s Actual Deferral Ratio to equal the highest permitted Actual Deferral Ratio under the Plan. To calculate the highest permitted Actual Deferral Ratio under the Plan, the Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio is reduced by the amount required to cause the Employee’s Actual Deferral Ratio to equal the Actual Deferral Ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio. If a lesser reduction would enable the Plan to satisfy the ADP test, only this lesser reduction may be made. This process must be repeated until the Plan satisfies the ADP test.

In no case may the amount of excess contributions with respect to any Highly Compensated Employee exceed the amount of Before-Tax Contributions and Roth Contributions made on behalf of the Highly Compensated Employee for the Plan Year.

The term “Actual Deferral Ratio” shall be defined in accordance with Section 401(k)(3) of the Internal Revenue Code and Section 1.401(k)-2(a)(3) of the Treasury Regulations.

(f)            Income Allocable to Excess Contributions. For purposes of Section 5.4, the income allocable to the excess contributions is equal to the sum of the allocable gain or loss for the Plan Year and the period after the close of the Plan Year and prior to the distribution of excess contributions. The Plan Administrator may use any reasonable method for computing the income allocable to excess contributions. A method will be considered reasonable if it: (i) does not violate Section 401(a)(4) of the Internal Revenue Code; (ii) is used consistently for all Participants; and (iii) is used by the Plan for allocating income to Participants’ Accounts. The Plan will not be required to allocate gain or loss for the period after the close of the Plan Year through the date of the distribution of excess contributions.

(g)            Correction Methods. To the extent necessary to meet the requirements of Section 401(k) of the Internal Revenue Code and the ADP test, the Plan Administrator shall direct the Employer to utilize the correction methods outlined in Section 1.401(k)-2(b) of the Treasury Regulations regarding excess contributions. A combination of correction methods may be utilized in compliance with Section 1.401(k)-2(b)(1)(ii) of the Treasury Regulations.

(i)            Distribution of Excess Contributions and Allocable Income. In its sole discretion, the Plan Administrator may direct the Employer to distribute excess contributions and allocable income, in accordance with Section 1.401(k)-2(b)(2) of the Treasury Regulations, within 12 months of the end of the Plan Year to which the excess contributions relate.

(ii)           Recharacterization of Excess Contributions. In its sole discretion, the Plan Administrator may direct the Employer to recharacterize excess contributions, in accordance with Section 1.401(k)-2(b)(3) of the Treasury Regulations, within 2 1/2 months of the end of the Plan Year to which the excess contributions relate.

(iii)          Contribution of Qualified Non-Elective Contributions. In its sole discretion, the Plan Administrator may direct the Employer to make a Qualified Non-Elective Contribution, in accordance with Section 1.401(k)-2(a)(6) of the Treasury Regulations, on behalf of Participants who are not Highly Compensated Employees on the last day of the Plan Year in an amount sufficient to satisfy the test set forth in Section 5.4(b).

5.5           Anti-Discrimination Test for Matching Contributions and After-Tax Contributions.

(a)            Notwithstanding the foregoing provisions of the Plan, the Plan shall meet the anti-discrimination test of Section 401(m) of the Internal Revenue Code (“ACP test”) and Section 1.401(m)-2(a) of the Treasury Regulations for each Plan Year. The Plan Administrator shall administer the ACP test in accordance with Internal Revenue Service rulings and the Treasury Regulations in effect from time to time.

(b)           The Plan shall utilize the prior year testing method for purposes of the ACP test, as described in this subsection (b). The ACP test shall be met if:

(i)            The Actual Contribution Percentage (defined below) of the Highly Compensated Employees for the Plan Year is not more than the Actual Contribution Percentage of all other eligible Employees for the immediately preceding Plan Year, multiplied by 1.25; or

(ii)            The excess of the Actual Contribution Percentage of the Highly Compensated Employees for the Plan Year over that of all other eligible Employees for the immediately preceding Plan Year is not more than 2 percentage points, and the Actual Contribution Percentage of the Highly Compensated Employees for the Plan Year is not more than the Actual Contribution Percentage of all other eligible Employees for the immediately preceding Plan Year, multiplied by 2.

Notwithstanding the foregoing, the Plan Administrator may elect to use the current Plan Year’s Actual Contribution Percentage for eligible Employees who are not Highly Compensated Employees, instead of their Contribution Percentage for the immediately preceding Plan Year, in applying the tests described above. Such election shall be made in accordance with Section 401(m)(2)(A) of the Internal Revenue Code, Section 1.401(m)-2(c)(1) of the Treasury Regulations, and Internal Revenue Service rulings and the Treasury Regulations in effect from time to time.

(c)            The Actual Contribution Percentage is the average of the ratios, calculated separately for each eligible Employee, of the amount of Matching Contributions and After-Tax Contributions (as determined under Sections 1.401(m)-2(a)(4), (5), and (6) of the Treasury Regulations) that are credited under the Plan on behalf of the eligible Employee for the Plan Year, to the Employee’s Section 414(s) Compensation for the Plan Year. Matching Contributions and After-Tax Contributions used to satisfy the anti-discrimination test described in Section 5.4(c) shall not be taken into account for purposes of the anti-discrimination test described in subsection (b) above, to the extent required by law. As described in subsection (b), the Actual Contribution Percentage of the Highly Compensated Employees shall be compared to the Actual Contribution Percentage of all other eligible Employees.

(d)            If the Company maintains more than one plan qualified under Section 401(a) of the Internal Revenue Code, and if the plans are aggregated for purposes of satisfying the discrimination or coverage requirements of Sections 401(a)(4) or 410(b)(1)(A) or (B) of the Internal Revenue Code, all matching contributions and after-tax contributions made to such plans will be aggregated for purposes of performing the anti-discrimination test described in subsection (b) above. If a Highly Compensated Employee is eligible to participate in more than one plan maintained by the Company, matching contributions and after-tax contributions made on behalf of the Highly Compensated Employee under all such plans will be aggregated for purposes of performing the anti-discrimination test described in subsection (b) above.

(e)            Excess Aggregate Contributions. For purposes of this Section 5.5, the amount of excess aggregate contributions for a Highly Compensated Employee for a Plan Year is the amount (if any) by which the Employee’s Matching Contributions and After-Tax Contributions must be reduced for the Employee’s Actual Contribution Ratio to equal the highest permitted Actual Contribution Ratio under the Plan. To calculate the highest permitted Actual Contribution Ratio under the Plan, the Actual Contribution Ratio of the Highly Compensated Employee with the highest Actual Contribution Ratio is reduced by the amount required to cause the Employee’s Actual Contribution Ratio to equal the ratio of the Highly Compensated Employee with the next highest Actual Contribution Ratio. If a lesser reduction would enable the Plan to satisfy the ACP test, only this lesser reduction may be made. This process must be repeated until the Plan satisfies the ACP test.

In no case may the amount of excess aggregate contributions with respect to any Highly Compensated Employee exceed the amount of the Employee’s Matching Contributions and After-Tax Contributions made on behalf of the Highly Compensated Employee for the Plan Year.

For purposes of this Section 5.5(e), the amount of excess aggregate contributions with respect to a Highly Compensated Employee for a Plan Year is calculated only after first determining the excess contributions to be recharacterized as Before-Tax Contributions for the Plan Year pursuant to Section 5.4(g).

The term “Actual Contribution Ratio” shall be defined in accordance with Section 401(m) of the Internal Revenue Code and Section 1.401(m)-2(a)(3) of the Treasury Regulations.

(f)            Income Allocable to Excess Aggregate Contributions. For purposes of Section 5.5, the income allocable to the excess aggregate contributions is equal to the sum of the allocable gain or loss for the Plan Year and the period after the close of the Plan Year and prior to the distribution of excess aggregate contributions. The Plan Administrator may use any reasonable method for computing the income allocable to excess aggregate contributions. A method will be considered reasonable if it: (i) does not violate Section 401(a)(4) of the Internal Revenue Code; (ii) is used consistently for all Participants; and (iii) is used by the Plan for allocating income to Participants’ Accounts. The Plan will not be required to allocate the gain or loss for the period after the close of the Plan Year through the date of the distribution of excess aggregate contributions.

(g)            Correction Methods. To the extent necessary to meet the requirements of Section 401(m) of the Internal Revenue Code and the ACP test, the Plan Administrator shall direct the Employer to utilize the correction methods in Section 1.401(m)-2(b) of the Treasury Regulations regarding excess contributions. A combination of correction methods may be utilized in compliance with Section 1.401(m)-2(b)(1) of the Treasury Regulations.

(i)            Distribution of Excess Aggregate Contributions and Allocable Income. In its sole discretion, the Plan Administrator may, within 12 months after the end of the Plan Year to which the excess aggregate contributions relate, direct the Employer to distribute to each Highly Compensated Employee the contributions and allocable income apportioned to the Highly Compensated Employee under this Section 5.5(g) to the extent the amounts are vested or forfeit such amounts, if forfeitable, in accordance with Section 1.401(m)-2(b)(2) of the Treasury Regulations.

(ii)            Contribution of Qualified Non-Elective Contributions. In its sole discretion, the Plan Administrator may direct the Employer to make additional contributions, in accordance with Section 1.401(m)-2(b)(1)(i)(A) of the Treasury Regulations, that are taken into account for the ACP test and that in combination with other contributions taken into account, allow the Plan to satisfy the requirements of Section 5.5(b).

5.6            Distribution of Excess Contributions.

(a)           If a Participant’s aggregate Before-Tax Contributions and Roth Contributions exceed the Section 402(g) of the Internal Revenue Code limit described in Section 4.1 and 4.3 for a calendar year, the amount of Before-Tax Contributions and/or Roth Contributions in excess of the limit and income attributable to those contributions shall be distributed to the Participant by April 15 following the close of the calendar year in which the contributions were made. The Plan will not be required to allocate the gain or loss for the period after the close of the Plan Year through the date of the distribution of excess Before-Tax Contributions or Roth Contributions.

(b)           If Before-Tax Contributions, After-Tax Contributions, or Roth Contributions of Highly Compensated Employees are required to be reduced as a result of the antidiscrimination tests described in Sections 5.4 and 5.5, the excess Before-Tax Contributions, After-Tax Contributions, or Roth Contributions, as applicable, and income attributable to those contributions shall be distributed to the Highly Compensated Employees within 2 1/2 months after the close of the Plan Year to which such contributions relate.

(c)            If Matching Contributions of Highly Compensated Employees are required to be reduced as a result of the anti-discrimination test described in Section 5.5, the Plan Administrator shall reduce such contributions by either: (i) forfeiting the contributions and applying them to reduce future Matching Contributions; or (ii) distributing the contributions to Highly Compensated Employees within 2 1/2 months after the close of the Plan Year to which the contributions relate.

(d)           The distributions required under this Section may be made without the consent of the Participant or his spouse and may be made without regard to any domestic relations order or judgment that meets the requirements set forth in Section 414(p) of the Internal Revenue Code.

(e)            In order to comply with the applicable Internal Revenue Code requirements, Matching Contributions attributable to Before-Tax Contributions or Roth Contributions in excess of the dollar limitation described in Sections 4.1 or 4.3, as applicable, and Matching Contributions attributable to excess Before-Tax Contributions or Roth Contributions under Section 5.3 may be forfeited and applied to reduce future Matching Contributions. Such Matching Contributions may be forfeited regardless of whether they are otherwise vested under the Plan.

5.7            Anti-Discrimination Test for Automatic Company Contributions. Automatic Company Contributions made under the Plan shall be subject to applicable coverage and antidiscrimination testing as may be required pursuant to Sections 410(b) and/or 401(a)(4) of the Internal Revenue Code. The Plan Administrator may employ any permitted testing method and may take any corrective actions as may be necessary or permitted under applicable regulations to satisfy applicable requirements.

SECTION VI

VESTING AND DISTRIBUTION OF ACCOUNTS

6.1           Vested Employee Accounts. Each Participant shall have a fully vested interest at all times in his Before-Tax Contributions Account, After-Tax Contributions Account, Roth Contributions Account, and Rollover Account.

6.2            Vested Employer Accounts. The Matching Contribution Account, Automatic Company Contributions Account, and Discretionary Employer Contributions Account of a SCANA Participant shall at all times be fully vested. All other Participants shall have a fully vested interest in his Matching Contribution Account, Automatic Company Contributions Account, and Discretionary Employer Contributions Account when he completes at least three (3) Years of Service, dies while in the employ of the Employer, incurs a Permanent Disability, terminates employment with the Employer on or after attaining age sixty-five (65), or incurs a Severance from Service Date due to lay-off. Notwithstanding the foregoing, to the extent that the vesting schedule set forth in this Section 6.2 provides for a nonforfeitable benefit that is at any date less than the nonforfeitable benefit to which a Participant would otherwise be entitled under the applicable prior plan (for benefits accrued to the merger date of such prior plan), the nonforfeitable benefit for such Participant as determined under the prior plan shall apply. A Divestiture Terminated Employee will be fully vested in the portion of his Account balance derived from Employer Contributions effective as of the closing date related to the Divestiture that results in such Employee’s employment termination.

6.3           Distribution Upon Termination of Employment. Subject to Section 6.7(g), a Participant shall become entitled to a distribution of his vested Accounts when he terminates employment with the Employer. A Participant who terminates employment with the Employer and who is not vested pursuant to Section 6.2 shall forfeit his Matching Contribution Account, Automatic Company Contributions Account, and Discretionary Employer Contributions Account pursuant to Section 9.3. Notwithstanding the foregoing, if the Participant is re-employed as an Employee before he incurs a One-Year Period of Severance, his Matching Contribution Account, Automatic Company Contributions Account, and Discretionary Employer Contributions Account shall not be forfeited. Additionally, if the Participant is re-employed as an Employee before he incurs a Break in Service, the forfeited amounts will be restored without earnings upon rehire. A Participant’s Accounts shall be valued as soon as practicable following receipt by the Plan Administrator of all information necessary to process the distribution. All the Participant’s outstanding loans described in Section 7.3 shall become due and payable upon the Participant’s termination of employment, except as otherwise provided in Section 7.3.

For purposes of this Section 6.3, a termination of employment shall include a “severance from employment,” as that term is used in Section 401(k)(2)(B)(i)(I) of the Internal Revenue Code. The vested balance of a Participant’s Account, and earnings attributable to the Account, shall be distributed on account of the Participant’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

Notwithstanding the foregoing, to the extent required by law, a Participant will be treated as having a severance from employment during any period of qualified military service (as that term is defined under Section 414(u) of the Internal Revenue Code). If the Participant elects to receive a distribution during such period of qualified military service, the Participant may not make contributions to the Plan or any other plan of deferred compensation maintained by the Employer for six (6) months after receipt of the distribution.

6.4           Distribution Upon Death.

(a)            Each Participant who dies while in the employ of the Employer shall be vested in his Matching Contribution Account, Automatic Company Contributions Account, and Discretionary Employer Contributions Account immediately. Payment of a deceased Participant’s Accounts may be made in accordance with the Beneficiary’s elections pursuant to Section 6.6, provided, however, that all such distributions upon the death of the Participant shall be completed by the time required under Section 6.7(e). The Participant’s Accounts shall be valued as soon as practicable following receipt by the Plan Administrator of all information necessary to process the distribution. All the Participant’s outstanding loans described in Section 7.3 shall become due and payable upon the Participant’s death.

(b)            Notwithstanding the foregoing, for a Participant who dies while performing qualified military service (as that term is defined under Section 414(u) of the Internal Revenue Code)), the Beneficiaries of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death as provided under Section 401(a)(37) of the Internal Revenue Code.

6.5           Distribution Upon Disability. Each Participant who becomes Permanently Disabled while in the employ of the Employer shall be vested in his Matching Contribution Account, Automatic Company Contributions Account, and Discretionary Employer Contributions Account immediately. The Plan Administrator shall notify the Participant of his right to receive such amount, and the Participant may elect within thirty (30) days of receipt of such notification to have his entire interest under the Plan distributed to him as soon as practicable pursuant to any option available under Section 6.6. If the vested amount of a Participant’s Account exceeds $1,000 as of the end of the thirty (30) day period, Section 6.7(c) applies. If the Participant does not make an election within thirty (30) days of the receipt of notice by the Plan Administrator of his right to receive a distribution from the Plan, then his entire interest shall be distributed to him in a lump sum in the form provided in Sections 6.6 and 6.7(b) as soon as practicable after the end of the thirty (30) day period. All distributions payable thereunder shall be determined as of the Valuation Date coincident with the day the distribution is processed.

6.6           Form and Time of Payment. If a Participant terminates employment with the Employer, or if a Participant dies or incurs a Permanent Disability before his Accounts have begun to be distributed, the Participant’s vested Accounts will be distributed in one of the following forms, as elected by the Participant (or Beneficiary) in accordance with procedures established by the Plan Administrator, and subject in all events to the minimum distribution requirements of Section 6.7(e):

(a)           The entire value of the Accounts may be paid to the Participant (or Beneficiary) in a single lump sum payment.

(b)           Any portion of the Accounts may be paid to the Participant (or Beneficiary) in a lump sum payment in such amount and at such time as the Participant (or Beneficiary) may elect.

(c)           The Accounts may be paid to the Participant (or Beneficiary) in quarterly, semi-annual, or annual installments, payable over the Participant’s (or Beneficiary’s) life expectancy, or the joint life expectancies of the Participant and his Beneficiary, if applicable. Prior to that date, the installments described in this subsection (c) were available only to certain “Retired Participants” as defined under prior provisions of the Plan. In no event may the installment payments continue over a term extending beyond the life expectancy of the Participant or his Beneficiary (or the joint life expectancies of the Participant and his Beneficiary, if applicable). If the Participant (or Beneficiary) dies before receiving the entire value of his Accounts, any balance of the Participant’s Accounts may continue to be paid in installments to the Beneficiary, or may be paid to the Beneficiary in one or more lump sum payments as elected by the Beneficiary pursuant to subsection (a) or (b) above.

(d)           A Participant (or Beneficiary) who has been receiving installments in accordance with subsection (c) above may at any time elect to receive a lump sum payment equal to all of the Participant’s remaining Accounts, pursuant to subsection (a) above. A Participant (or Beneficiary) receiving installments may also elect to receive an additional lump sum payment at any time during a Plan Year equal to any portion of the Participant’s remaining Accounts, pursuant to subsection (b) above.

6.7            Timing of Payments.

(a)           Notwithstanding the optional forms of payment set forth in Section 6.6, if the value of a Participant’s vested interest in the Participant’s Accounts does not exceed $1,000 upon termination from employment, the Plan Administrator may direct the Trustee to cause the entire amount in the Participant’s vested Accounts to be paid to such Participant in a single lump sum cash payment without such Participant’s consent.

For purposes of this Section 6.7(a), the value of a Participant’s vested interest in his or her Accounts shall include that portion of the Participant’s Accounts that are attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Internal Revenue Code. If the value of the Participant’s vested interest in his or her Accounts as so determined is $1,000 or less, the Plan Administrator may direct the Trustee to immediately distribute the Participant’s entire vested interest in his or her Accounts.

(b)           The Participant (or Beneficiary) must request payment, subject to the terms of the Plan, in the manner prescribed by the Plan Administrator in order to have his benefits paid or in order to change his form of payment. If the Participant’s Account balance exceeds $1,000 at the time of termination from employment, the Participant must consent to the distribution. The Participant’s consent must be given in writing on a form designated by the Plan Administrator. To the extent required by law, such form, and a notice which explains the optional forms of benefit available to the Participant and his right to defer the receipt of his benefits under subsection (c) below, will be provided to the Participant no less than thirty (30) days and no more than ninety (90) days before the date on which distribution is to commence. A distribution may commence less than thirty (30) days after the date on which the notice described above is given to the Participant, provided that:

 (i)            The Plan Administrator informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision as to whether to elect a distribution (and, if applicable, a particular distribution option); and

(ii)            The Participant, after receiving the notice, affirmatively elects a distribution.

Payments shall be made or shall begin to be made as soon as is administratively feasible after the Participant or Beneficiary requests the payment as described above. If the Participant elects a lump sum payment and additional allocations are to be made to the Participant’s Account after the distribution date, the additional allocations will be distributed as soon as is administratively feasible after they are made.

(c)            A Participant whose Account balance exceeds $1,000 at the time of termination from employment may postpone commencement of his benefit to the date on which his Account is required to be distributed pursuant to subsection (e). A Participant who has postponed commencement of his benefit may later elect to begin receiving his benefit at an earlier date than the date described in subsection (e). If the Participant has reached the date on which his Account is required to be distributed pursuant to subsection (e) and his Account balance exceeds $1,000 at the time of termination from employment, the Plan will distribute the Participant’s Accounts in a manner that complies with subsection (e) regardless of whether the Participant consents to the distribution.

(d)            The following rules shall apply to a Participant who terminates employment with a vested Account balance which exceeds $1,000 at the time of termination from employment, and then later dies:

(i)            If a Participant dies after the date on which his Account is required to be distributed pursuant to subsection (e) and his sole Beneficiary is his surviving spouse, then his remaining Account balance, if any, must be distributed to his spousal Beneficiary at least as rapidly as under the method of distribution elected by the Participant.

(ii)            If a Participant dies before the date on which his Account is required to be distributed pursuant to subsection (e), his Account balance, if any, shall be distributed to his Beneficiary in accordance with Section 6.6, provided that the distribution must satisfy the requirements of subsection (e) below.

(e)            Notwithstanding the foregoing, distributions from the Plan must begin no later than: (i) the April 1 of the calendar year following the calendar year in which a Participant attains (1) age 72 for a Participant who attains age 70 Y2 on or after January 1, 2020 and attains age 72 prior to January 1, 2023 (70 Y2 for a Participant who attained age 70 Y2 prior to January 1, 2020); or (2) the “applicable age” as defined in Section 401(a)(9)(C)(v) of the Internal Revenue Code for a Participant who attains age 72 on or after January 1, 2023, for Participants who are 5% owners of the Employer (as defined in Section 416 of the Internal Revenue Code); or (ii) the April 1 of the calendar year following the later of: (A) the calendar year in which the Participant attains (1) age 72 for a Participant who attains age 70 1/2 on or after January 1, 2020 and attains age 72 prior to January 1, 2023 (70 1/2 for a Participant who attained age 70 1/2 prior to January 1, 2020); or (2) the “applicable age” as defined in Section 401(a)(9)(C)(v) of the Internal Revenue Code for a Participant who attains age 72 on or after January 1, 2023; or (B) the calendar year in which the Participant terminates employment, for Participants who are not 5% owners of the Employer (the “Required Beginning Date”).

(i)            General Rules.

(A)            Precedence. The requirements of this Section 6.7(e) will take precedence over any inconsistent provisions of the Plan.

(B)            Requirements of Treasury Regulations Incorporated. All distributions required under this Section 6.7(e) will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Internal Revenue Code.

(C)            TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 6.7(e), distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

(ii)            Time and Manner of Distribution.

(A)            Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(B)            Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)            If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained (1) age 72 for a Participant who attains age 70 1/2 on or after January 1, 2020 and attains age 72 prior to January 1, 2023; or (2) the “applicable age” as defined in Section 401(a)(9)(C)(v) of the Internal Revenue Code for a Participant who attains age 72 on or after January 1, 2023, if later . The minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 6.7(e)(iv)(A).

(2)            If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Participant’s entire interest will be distributed by no later than December 31 of the calendar year containing the tenth anniversary of the Participant’s death.

(3)            If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)            If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 6.7(e)(ii)(B), other than Section 6.7(e)(ii)(B)(1), will apply as if the surviving spouse were the Participant.

For purposes of this Section 6.7(e)(ii)(B) and Section 6.7(e)(iv), unless Section 6.7(e)(ii)(B)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 6.7(e)(ii)(B)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 6.7(e)(ii)(B)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 6.7(e)(ii)(B)(1)), the date distributions are considered to begin is the date distributions actually commence.

(C)            Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 6.7(e)(iii) and (iv). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Internal Revenue Code and the related Treasury Regulations.

(iii)          Required Minimum Distributions During Participant’s Lifetime.

(A)          Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(1)            the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(2)            if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(B)            Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 6.7(e)(iii) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(iv)         Required Minimum Distributions After Participant’s Death.

(A)          Death On or After Date Distributions Begin.

(1)            Participant Survived by Eligible Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is an Eligible Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Eligible Designated Beneficiary, determined as follows:

(i)              The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)             If the Participant’s surviving spouse is the Participant’s sole Eligible Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.

(iii)            If the Participant’s surviving spouse is not the Participant’s sole Eligible Designated Beneficiary, the Eligible Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Eligible Designated Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(iv)            Upon the death of the Eligible Designated Beneficiary, the Participant’s entire remaining interest will be distributed to the beneficiary of the Eligible Designated Beneficiary by no later than December 31 of the calendar year containing the tenth anniversary of the Eligible Designated Beneficiary’s death.

(2)            Designated Beneficiary that is not an Eligible Designated Beneficiary. If the Participant dies on or after the date distributions begin and has a Designated Beneficiary who is not an Eligible Designated Beneficiary, the Participant’s entire interest will be distributed to the Designated Beneficiary by no later than December 31 of the calendar year containing the tenth anniversary of the Participant’s death.

(3)            No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)            Death Before Date Distributions Begin. If the Participant dies before the date distributions begin, the Participant’s interest will be distributed as set forth in Section 6.7(e)(ii)(B).

(v)           Definitions.

(A)            Designated Beneficiary. The individual who is designated as the Beneficiary under Section 2.5 of the Plan and is the Designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-4, Q&A-1 of the Treasury Regulations.

(B)            Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 6.7(e)(ii)(B). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(C)            Eligible Designated Beneficiary. A Designated Beneficiary who is an “eligible designated beneficiary” as defined in Section 401(a)(9)(E) of the Internal Revenue Code.

(D)            Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(E)            Participant’s Account Balance. The balances of a Participant’s Accounts as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The balances of a Participant’s Accounts for the valuation calendar year include any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(F)            Required Beginning Date. The date specified in the first paragraph of Section 6.7(e) of the Plan as set forth above.

(f)            A Participant electing any form of payment other than installment payments pursuant to Section 6.6(c) may elect to have the portion of his Account that is invested in the Company Stock Fund paid in whole shares of Company Stock, with the value of any fractional share paid in cash, or entirely in cash. For purposes of determining the amount of a cash distribution, Company Stock will be valued as soon as practicable following receipt by the Plan Administrator of all information necessary to process the distribution. If part or all of a Participant’s Account is invested in any investment fund other than the Company Stock Fund, that portion of the Account shall be paid in cash and shall be valued as soon as practicable following receipt by the Plan Administrator of all information necessary to process the distribution.

(g)            Notwithstanding the foregoing, a Participant’s Account may not be distributed unless:

(i)            The Participant dies, incurs a Permanent Disability, separates from the service of the Employer (as defined by applicable regulations), or qualifies for a withdrawal under Sections 7.1 or 7.2;

(ii)           The Participant transfers employment to an employer that has purchased substantially all of the assets used by the Participant’s former employer in its trade or business, and the distribution is made within the time period required by applicable regulations;

(iii)          The Participant is and continues to be employed by a corporation that was formerly a subsidiary of the Employer and the stock of which has been sold, and the distribution is made within the time period required by applicable regulations; or

(iv)          The Plan is terminated and no successor plan is established.

This Section 6.7(g) shall apply as required by Section 401(k) of the Internal Revenue Code, notwithstanding anything in the Plan to the contrary, and shall be administered in a manner consistent with the requirements of Section 401(k) of the Internal Revenue Code and the Treasury Regulations thereunder.

(h)            If a Participant or Beneficiary elects a distribution from the Plan and for any reason part of the amount elected cannot be distributed (for example, because a portion of the Account is invested in a fund from which a distribution cannot be made for reasons over which the Plan Administrator and Trustee have no control), a partial distribution attributable to the available portion of the elected amount may be made.

6.8            Benefits to Minors and Incompetents.

(a)            If any person entitled to receive payment under the Plan is a minor, the Plan Administrator shall make the payment to a guardian of the minor or to a custodian selected by the Trustee under the appropriate Uniform Transfers to Minors Act.

(b)            If a person who is entitled to receive payment under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless a previous claim has been made by a duly qualified committee or other legal representative), the payment may be made to the person’s personal representative, spouse, son, daughter, parent, brother, sister or other person deemed by the Plan Administrator to have properly incurred expense for the person otherwise entitled to payment. The Plan Administrator may request proof of such individual’s relationship to the person entitled to receive payment under the Plan including a copy of a power of attorney, guardianship designation or certification, or other evidence of such authority.

6.9            Location of Missing Participants.

(a)            If a Participant cannot be located after reasonable efforts have been made by the Plan Administrator to locate him (or, in the case of a Participant’s death, his Beneficiary), then the Participant’s Account shall be forfeited. If a Participant’s Account exceeds $500, reasonable efforts to achieve payment shall be deemed to have been made if the Plan Administrator is unable to locate the Participant (or Beneficiary) after two (2) successive certified or similar mailings to the last address on file with the Plan Administrator; provided, however, that in no event shall such reasonable efforts be deemed to have been completed earlier than the close of the twelve (12) consecutive calendar month period following the last of the two (2) successive mailings, except in the case of termination of the Plan. If a Participant’s Account does not exceed $500, reasonable efforts to achieve payment shall be deemed to have been made if the Plan Administrator is unable to locate the Participant (or Beneficiary) after one (1) certified or similar mailing to the last address on file with the Plan Administrator and the Participant (or Beneficiary) does not respond to the mailing within three (3) months following the date of the mailing.

(b)           As of the Valuation Date next following the end of the twelve (12) month period or three (3) month period (whichever is applicable), the missing Participant’s Account shall be forfeited. If the Participant or Beneficiary makes a valid written claim for the Account after it has been forfeited, the Participant’s former Employer shall make a contribution to the Plan to reinstate the forfeited amount to the Participant’s Account. The Employer’s contribution may be made in one or more payments over such period of time as the Employer deems appropriate.

6.10            No Guarantee of Values. The Employer does not guarantee that the market value of the Company Stock when it is distributed will be equal to its purchase price or that the total amount distributable or withdrawable under the Plan will be equal to or greater than the amount of the Participant’s contributions and loans. Each Participant assumes all risk of any decrease in the market value of the Company Stock and other assets allocable to his Account in accordance with the provisions of the Plan.

6.11          Eligible Rollover Distributions.

(a)           Notwithstanding any provision of the Plan to the contrary, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b)           Definitions.

(i)            Eligible Rollover Distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten (10) years or more; (2) any distribution to the extent such distribution is required under Section 401(a)(9) of the Internal Revenue Code; or (3) any withdrawal of Before-Tax Contributions or Roth Contributions on account of financial hardship pursuant to Section 7.1.

A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of a Participant’s After-Tax Contributions Account, which is not includible in the Participant’s gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Sections 408(a) or (b) of the Internal Revenue Code, or to a qualified defined contribution plan described in Sections 401(a) or 403(a) of the Internal Revenue Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in the Participant’s gross income and the portion of such distribution which is not so includible.

For purposes of this Section 6.11(b), if a rollover distribution consists of Before-Tax Contributions and After-Tax Contributions, the amount transferred shall be treated as consisting first of Before-Tax Contributions that would be includible in the Participant’s gross income and then After-Tax Contributions.

(ii)            Eligible Retirement Plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Internal Revenue Code, an individual retirement annuity described in Section 408(b) of the Internal Revenue Code, an annuity plan described in Section 403(a) of the Internal Revenue Code, a Roth IRA described in Section 408A of the Internal Revenue Code, or a qualified trust described in Section 401(a) of the Internal Revenue Code, that accepts the distributee’s eligible rollover distribution.

An eligible retirement plan shall also mean any annuity contract described in Section 403(b) of the Internal Revenue Code and an eligible plan under Section 457(b) of the Internal Revenue Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. To the extent an eligible rollover distribution consists of amounts credited to the Participant’s Roth Contributions Account, an eligible retirement plan with respect to such portion of the eligible rollover distribution shall include only a Roth IRA or a designated Roth account within another eligible retirement plan.

The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Internal Revenue Code.

(iii)          Distributee: A distributee includes a Participant. In addition, the Participant’s surviving spouse and the Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Internal Revenue Code, are distributees with regard to the interest of the spouse or former spouse.

(iv)          Direct Rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(c)           Notwithstanding any provision of the Plan to the contrary, a Participant’s or former Participant’s non-spouse Beneficiary may direct that the lump sum payment made to the non-spouse Beneficiary, as described in Section 6.4, be transferred in a direct trustee-to-trustee transfer to an individual retirement account described in Section 408(a) of the Internal Revenue Code or an individual retirement annuity described in Section 408(b) of the Internal Revenue Code in accordance with Section 402(c)(11) of the Internal Revenue Code.

SECTION VII

WITHDRAWALS AND LOANS

7.1           Hardship Withdrawals.

(a)           A Participant who is an Employee may request that the Plan Administrator authorize a hardship withdrawal to be made from his Accounts if the Participant has incurred financial hardship, as described below.

(b)           A Participant will be considered to have incurred financial hardship if he has immediate and heavy financial needs that cannot be fulfilled through other reasonably available financial resources of the Participant. Immediate and heavy financial needs shall mean needs resulting from:

(i)            Expenses for medical care described in Section 213(d) of the Internal Revenue Code previously incurred by the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in Section 152 of the Internal Revenue Code) or necessary for these persons to obtain medical care described in Section 213(d) of the Internal Revenue Code;

(ii)           Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

(iii)          Payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant or his spouse, children, or dependents (as defined in Section 152 of the Internal Revenue Code);

(iv)          Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(v)           Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children, or dependents (as defined in Section 152 of the Internal Revenue Code, without regard to Section 152(d)(1)(B) of the Internal Revenue Code);

(vi)          Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Internal Revenue Code (determined without regard to Section 165(h)(5) or whether the loss exceeds 10% of adjusted gross income);

(vii)         Expenses and losses incurred by the Participant on account of a federally-declared disaster, provided that the Participant’s principal residence or principal place of employment at the time of the disaster was located in the declared disaster area; or

(viii)        Any additional expenses or payments approved by the Internal Revenue Service.

The determination of hardship shall be made by the Plan Administrator in a uniform and nondiscriminatory manner in accordance with such standards as may be promulgated from time to time by the Internal Revenue Service.

(c)            A distribution will be deemed necessary to satisfy an immediate and heavy financial need of the Participant if all of the following requirements are met:

(i)            The distribution is not in excess of the amount of the Participant’s immediate and heavy financial need;

(ii)           The Participant has obtained all distributions, other than hardship withdrawals, currently available under all plans maintained by the Employer; and

(iii)          The Participant represents (in such form as may be prescribed by the Plan Administrator pursuant to applicable law) that he or she has insufficient cash or other liquid assets reasonably available to satisfy the need. The Plan Administrator shall rely on the employee’s representation unless the Plan Administrator has actual knowledge to the contrary.

(d)           Hardship withdrawals may be made as of the end of any month (or more frequently, if the Plan Administrator so determines). A Participant who wishes to make a hardship withdrawal shall apply in writing to the Plan Administrator, in such form and at such time as the Plan Administrator shall designate. The Participant must furnish such information in support of his application as may be requested by the Plan Administrator.

(e)           The Plan Administrator shall determine the amount, if any, of withdrawal that may be made and may direct distribution of as much of the eligible portion of the Participant’s Accounts as the Plan Administrator deems necessary to alleviate the hardship. The Plan Administrator may not authorize a hardship withdrawal in excess of the amount deemed necessary to alleviate the hardship or in excess of the eligible portion of the Participant’s vested Accounts available for hardship withdrawals as of the date as of which the Plan Administrator approves the withdrawal. The amount withdrawn from a Participant’s Accounts shall not exceed the amount by which the balance of the Participant’s Accounts exceeds the unpaid balance of any outstanding loans described in Section 7.3.

(f)            A hardship withdrawal shall be charged to the Participant’s Accounts in the following order:

(i)            All or part of the value attributable to his After-Tax Contributions Account.

(ii)           All or part of the value attributable to his Rollover Account.

(iii)          All or part of the vested value of his Matching Contribution Account with respect to amounts held in his Matching Contribution Account for at least twenty-four (24) months.

(iv)          All or part of the vested value of his Discretionary Employer Contributions Account with respect to amounts held in his Discretionary Employer Contributions Account for at least twenty-four (24) months.

(v)          All or part of the value attributable to his Before-Tax Contributions Account.

(vi)          All or part of the value attributable to his Roth Contributions Account.

Amounts distributed from these Accounts as described in this subsection (f) will include investment earnings credited to those accounts. No part of a Participant’s Automatic Company Contributions Account shall be available for hardship withdrawal.

7.2            Withdrawals Other Than For Hardship.

(a)           A Participant who is an Employee may request two (2) withdrawals per calendar year from his Accounts as of any Valuation Date in the following order: (i) After-Tax Contributions Account; (ii) Rollover Account; (iii) Matching Contributions Account with respect to vested amounts held in the Participant’s Matching Contributions Account for at least twenty-four (24) months; and (iv) Discretionary Employer Contributions Account with respect to vested amounts held in the Participant’s Discretionary Employer Contributions Account for at least twenty-four (24) months, as of any Valuation Date. Amounts available for withdrawal as described in this subsection (a) will include the investment earnings credited to each such Account. The amount withdrawn from a Participant’s Accounts shall not exceed the amount by which the balance of the Participant’s Accounts exceeds the unpaid balance of any outstanding loans described in Section 7.3.

(b)           In addition to the two (2) withdrawals permitted under subsection (a) each calendar year, a Participant who is an Employee and who has attained age 59½ may request two (2) additional withdrawals per calendar year from his Accounts. A Participant’s election to withdraw from his Roth Contributions Account will be made separately from an election to withdraw from any other Accounts; provided, however, that a withdrawal from the Roth Contributions Account will not be considered a separate withdrawal for purposes of the annual limit on withdrawals if made at the same time as an election to withdraw from the Participant’s other Accounts. A withdrawal pursuant to this subsection (b) from a Participant’s Accounts other than the Roth Contributions Account will be made in the following order: (i) After-Tax Contributions Account; (ii) Rollover Account; (iii) Matching Contributions Account with respect to vested amounts held in the Participant’s Matching Contributions Account for at least twenty-four (24) months; (iv) Discretionary Employer Contributions Account with respect to vested amounts held in the Participant’s Discretionary Employer Contributions Account for at least twenty-four (24) months; and (v) Before-Tax Contributions Account as of any Valuation Date. Amounts available for withdrawal as described in this subsection (b) will include the investment earnings credited to each such Account. The amount withdrawn from a Participant’s Accounts shall not exceed the amount by which the balance of the Participant’s Accounts exceeds the unpaid balance of any outstanding loans described in Section 7.3.

(c)           To make a withdrawal pursuant to subsection (a) or (b), a Participant must submit an application in such form and at such time as the Plan Administrator shall designate. A Participant’s Accounts shall be valued as soon as practicable following the Valuation Date as of which the Plan Administrator approves the withdrawal.

(d)           No part of a Participant’s Automatic Company Contributions Account shall be available for withdrawal pursuant to this section 7.2.

(e)           Withdrawals made pursuant to this Section 7.2 shall be paid in a single lump sum payment.

7.3            Loans. As of any Valuation Date, a Participant who is an Employee may apply to the Plan Administrator for a loan to be made to the Participant from his Accounts, provided, however, that the Automatic Company Contributions Account shall not be available for a loan under the Plan. Loan requests shall be made in such form and at such times as the Plan Administrator shall designate. In addition, loans made under the Dominion Plan may be rolled over to this Plan within sixty (60) days of the later of (i) the Effective Date, or (ii) the applicable Post-Closing Employer’s adoption of the Plan subject to the provisions of Section 10.8(b).

A loan under this Section shall be charged to the Participant’s Accounts in the following order:

(i)            All or part of the value attributable to his Before-Tax Contributions Account including investment earnings.

(ii)           All or part of the value attributable to his Rollover Account including investment earnings.

(iii)          All or part of the vested value of his Matching Contribution Account including investment earnings.

(iv)          All or part of the vested value of his Discretionary Employer Contributions Account including investment earnings.

(v)           All or part of the value attributable to his After-Tax Contributions Account including investment earnings.

(vi)          All or part of the value attributable to his Roth Contributions Account including investment earnings.

Loans shall be administered according to the terms of Addendum A to the EESI Savings Plan; provided, however that the Plan Administrator shall be granted broad discretion to deviate from that Addendum A to the extent required to mirror the provisions of the Dominion Plan for at least the transition period following the Effective Date as set forth in the Introduction (e.g., to apply rules similar to the Dominion Plan in effect prior to the Effective Date).

7.4           Insiders. Notwithstanding anything in the Plan to the contrary, the Plan Administrator may impose on Insiders such restrictions and requirements regarding participation, contributions, investments, distributions, and other matters as the Plan Administrator deems appropriate to comply with Rule 16b-3 or other applicable laws relating to Company Stock. Any request for a transfer in or out of or withdrawal from the Company Stock Fund, by an Insider or any request for a loan issuance to an Insider from the Company Stock Fund will be monitored and restricted pending approval of such transaction by the Company. However, requests for other transactions including payroll deductions, quarterly dividend reinvestment, and allocation changes for future contributions by an Insider shall not be monitored or restricted.

SECTION VIII

TRUST ARRANGEMENTS

8.1            Appointment of Trustee. The Trustee shall be named in the Trust Agreement. Upon execution of the Trust Agreement, the Trustee shall have exclusive responsibility, authority, and discretion to hold and invest the assets of the Plan, as provided in the Trust Agreement and in the Plan.

8.2            Appointment of Investment Managers. The Plan Administrator may appoint investment managers to manage part or all of the trust assets, as provided in the Trust Agreement. An investment manager must qualify as an investment manager under Section 3(38) of ERISA.

SECTION IX

INVESTMENT OF ACCOUNTS

9.1            Investment Funds. The Company Stock Fund will be an investment fund under the Plan and the Plan Administrator shall designate other investment funds from time to time for investment of Participants’ Accounts; provided, however, that the Plan Administrator may not eliminate the Company Stock Fund as an investment fund. The Plan Administrator shall select the investment funds in accordance with Section 404(c) of ERISA and the regulations thereunder. Special investment funds with respect to assets of plans that are merged into the Plan may be designated pursuant to an applicable Appendix.

The Company Stock Fund and other investment funds shall be administered based on the rules applicable to the Stock Fund and other investment funds pursuant to Article 5 of the EESI Savings Plan; provided, however that the Administrator shall be granted broad discretion to deviate from that Article 5 to the extent required to mirror the provisions of the Dominion Plan for at least the transition period following the Effective Date as set forth in the Introduction (e.g., to apply rules similar to the Dominion Plan in effect prior to the Effective Date) and any Participant’s investment directions that were in effect under the Dominion Plan immediately prior to the Effective Date (or subsequent Closing Date as applicable to those Post-Closing Employers whose Closing occurred after the Effective Date) shall apply to the extent practical under this Plan to periods on and after the Effective Date (or subsequent Closing Date as applicable to those Post-Closing Employers whose Closing occurred after the Effective Date).

9.2           Voting. Voting with respect to the shares of Company Stock allocable to a Participant’s Account shall be made according to Article 6 of the EESI Savings Plan.

9.3            Forfeitures. As of the last Valuation Date of a period designated by the Plan Administrator, Forfeitures that arose during such period shall be applied to reduce the total amount the Employer otherwise is required to contribute pursuant to Sections 4.5, 4.7, 4.8 and 4.9 as of the Valuation Date or any subsequent Valuation Date or to pay administrative expenses of the Plan. Any amount applied to reduce a Company contribution for any Valuation Date in accordance with this Section 9.3 shall be considered a part of the Company’s contribution for such payroll period.

9.4            Order of Withdrawals and Loans from the Investment Funds. When a withdrawal or loan is approved for a Participant, the Plan Administrator shall determine which of the Participant’s Accounts should be charged based on Section 7.1(f) for hardship withdrawals, Sections 7.2(a) and (b) for withdrawals other than for hardship, and Section 7.3 for loans. If the Accounts to be charged are invested in more than one investment fund, the amount to be withdrawn or loaned from such Accounts shall be deducted proportionately from the amount invested in each investment fund in each Account. In the case of a loan, the amount to be deducted from each investment fund shall be determined as of the Valuation Date as of which the loan is to be made, after: (1) any amounts to be allocated have been allocated; and (2) any transfers between the investment funds or withdrawals have been made. Loan repayments shall be credited to the investment funds in which the Participant’s Account is invested at the time of repayment, consistent with the requirements of Section 9.1. In the case of a withdrawal, the amount to be deducted from each investment fund shall be determined as of the Valuation Date as of which the withdrawal is to be made, after: (1) any amounts to be allocated have been allocated; and (2) any loans or any transfers between investment funds have been made. If a loan and a withdrawal are to be processed on the same day for a Participant, the loan will be processed first. The Plan Administrator shall have discretion to change, in a non-discriminatory manner, the order in which withdrawals and loans from the investment funds are to be made and credited.

SECTION X

GENERAL PROVISIONS

10.1          Nonalienation of Benefits. No person shall have any interest in or right to any assets of the Trust Fund or any rights under the Plan except to the extent expressly provided in the Plan. Benefits payable under the Plan shall not be includible in the Participant’s bankruptcy estate nor subject in any manner to bankruptcy, anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any liability for alimony or other payments for the support of a spouse, former spouse, or for any other relative of a Participant or Beneficiary, before actually being received by the person entitled thereto under the terms of the Plan except pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Internal Revenue Code or any judgment, decree, order, or settlement as permitted under Section 401(a)(13)(C) of the Internal Revenue Code. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of any right to benefits payable under the Plan shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, or torts of any person entitled to benefits hereunder.

10.2         Merger or Consolidation. In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities to, any other plan, each Participant and Beneficiary of the Plan shall have an accrued benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the accrued benefit that the Participant or Beneficiary had immediately before the merger, consolidation, or transfer.

10.3         No Contract of Employment. Nothing contained in the Plan shall be construed as a contract of employment between the Employer and any person, or as giving a right to any person to continue in the employment of an Employer, or as limiting the right of an Employer to discharge any person at any time, with or without cause.

10.4         Non-Reversion. It shall be impossible, at any time before satisfaction of all liabilities with respect to Participants and their Beneficiaries, for any part of the principal or income of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of such Participants and their Beneficiaries. However, the Employer’s contributions under the Plan for any particular Plan Year shall be conditioned upon: (i) the Plan initially being a qualified plan under Section 401(a) of the Internal Revenue Code for the Plan Year; and (ii) the contribution being deductible under Section 404 and Section 413(c)(6) of the Internal Revenue Code. If, after the Employer’s contribution has been made, it is determined that a condition described in (i) or (ii) was not satisfied with respect to such contribution, or that all or a portion of such contribution was made under a mistake of fact, then the Trustee shall refund to the Employer within one year of the date the contribution is remitted to the Trustee, if such contribution is made by reason of a mistake of fact, or within one year of the denial of qualification or disallowance of the deduction, the amount of the contribution that was affected by the mistake of fact, or by a condition described in (i) or (ii) not being satisfied, subject to the following rules:

(a)           The Trustee shall be under no obligation to make such refund unless a written direction of the refund signed by an authorized representative of the Employer is submitted to the Trustee.

(b)           Earnings attributable to the refundable amount shall not be refunded, but the refundable amount shall be reduced by a proportionate share of any losses of the Trust from the date of crediting by the Trustee to the date of segregation.

(c)           The Trustee shall be under no obligation to verify that the refund is allowable or timely and shall be entitled to rely on the Employer’s written direction.

10.5           Construction and Severability. Except as otherwise provided by Federal law, the Plan shall be administered, construed, and enforced according to Texas law. Each provision of the Plan shall be considered to be severable from all other provisions, so that if any provision or any part of a provision shall be declared void, the remaining provisions shall continue to be effective.

10.6          Delegation of Authority. Whenever any Employer is permitted or required to perform any act, such act may be performed by any officer or other person duly authorized by the Board.

10.7          Changes in Capital Structure. The existence of the Plan shall not limit or in any way affect the right of any Employer to change its capital structure or accounting practices at any time in whatever manner it may determine to be advisable. All changes in the capital structure of Enbridge, Inc. affecting Company Stock shall be appropriately reflected in the Company Stock Fund, including any stock dividend, stock split or combination of shares, recapitalization, or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options, or warrants for the purchase of common stock or preferred stock of the Company). Any adjustments to the Company Stock Fund will take into consideration the status of the Company Stock Fund as an employee stock ownership plan under Section XV.

10.8          Receipt of Rollovers and Trustee-to-Trustee Transfers.

(a)            Subject to rules established by the Plan Administrator, the Trustee may receive a transfer of assets previously held under another tax-qualified plan (including a plan maintained by an Employer other than this Plan) for the benefit of an Employee who becomes eligible to participate in this Plan. Unless the Plan Administrator determines otherwise, assets that are subject to the joint and survivor annuity requirements of Section 417 of the Internal Revenue Code may not be transferred to this Plan.

A plan from which assets are directly received must be any of the following: (i) a plan qualified under Sections 401(a) or 403(a) of the Internal Revenue Code at the time of the transfer, including after-tax employee contributions from such plan; (ii) an annuity contract described in Section 403(b) of the Internal Revenue Code, excluding after-tax contributions; or (iii) an eligible plan under Section 457(b) of the Internal Revenue Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The Plan will accept on behalf of an Employee who is or is eligible to be a Participant, an eligible rollover distribution from any of the following: (i) a qualified plan described in Sections 401(a) or 403(a) of the Internal Revenue Code; (ii) an annuity contract described in Section 403(b) of the Internal Revenue Code; or (iii) an eligible plan under Section 457(b) of the Internal Revenue Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The Plan will also accept on behalf of an Employee who is or is eligible to be a Participant, a rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Sections 408(a) or 408(b) of the Internal Revenue Code that is eligible to be rolled over and would otherwise be includible in the Participant’s gross income.

(b)            The Plan will accept a direct rollover of all or a portion of an Employee’s distribution from the Dominion Plan (excluding securities, but including Dominion Plan loans) if such rollover is made within sixty (60) days of the later of (i) the Effective Date, or (ii) the applicable Post-Closing Employer’s adoption of the Plan. Any payments due under these promissory notes shall be made to the Trustee according to the amortization schedules applicable under the Dominion Plan and subject to the conditions set forth in the promissory notes, provided, however, that loan repayments shall be reamortized within the loan’s original term to reflect any missed loan payments from the later of the Effective Date or the date of the Post-Closing Employer’s adoption of the Plan through the date on which loan repayments commence under this Plan (which shall be no earlier than the payroll period coincident with or next following the date elective deferrals begin). The Trustee shall invest the transferred assets as part of the Trust Fund and in accordance with the Participant’s election of investments on file. If no such election is on file, the transferred assets shall be invested in the applicable Target Retirement Fund based on the age of the Participant or such other fund as designated by the Plan Administrator. The transferred assets, and the earnings and losses attributable to them, shall be held in the Participant’s Rollover Account (unless an applicable Appendix provides otherwise).

(c)            The Plan Administrator and the Trustee shall be fully protected in relying on data, representations, or other information provided by a Participant or other Employee for the purpose of determining that the requirements of subsection (a) have been satisfied.

10.9         Gender and Number. Every pronoun used in the Plan shall be construed to be of such number and gender as the context shall require.

10.10        Plan Merger. The Plan Administrator may direct that one or more other defined contribution plans maintained by an Employer be merged into this Plan. In the event of such a merger, the Plan Administrator shall designate the Accounts to which each Participant’s accounts from the other defined contribution plan(s) shall be allocated.

10. 11       Loan Distributions. The Plan Administrator may, in its discretion, direct the Trustee to distribute the outstanding loan balances to a plan qualified under Section 401(a) of the Internal Revenue Code for Participants in this Plan, in accordance with the following terms and conditions: (a) the Participant has terminated employment with the Employer and all Affiliated Companies by reason of a Divestiture; (b) the Participant must request a rollover distribution of his entire account balance, including the outstanding loan(s); (c) the Participant completes such administrative forms as required by the Plan Administrator; and (d) the terms of each loan are not altered and comply with Section 72(p) of the Internal Revenue Code as of the date of distribution.

SECTION XI

PLAN ADMINISTRATION

With respect to Plan Administration, the Plan shall be subject to the same rules as set forth in Article 9, Section 2.1.45, Section 8.10, and Section 11.8 of the EESI Savings Plan; provided, however that the Administrator shall be granted broad discretion to deviate from that Article 9, Section 2.1.45, Section 8.10, and Section 11.8 to the extent required to mirror the provisions of the Dominion Plan for at least the transition period following the Effective Date as set forth in the Introduction (e.g., to apply rules similar to the Dominion Plan in effect prior to the Effective Date).

SECTION XII

AMENDMENT AND TERMINATION

With respect to amendment and termination, the Plan shall be subject to the same rules as set forth in Article 10 of the EESI Savings Plan; provided, however that the Administrator shall be granted broad discretion to deviate from that Article 10 to the extent required to mirror the provisions of the Dominion Plan for at least the transition period following the Effective Date as set forth in the Introduction (e.g., to apply rules similar to the Dominion Plan in effect prior to the Effective Date).

SECTION XIII

ADOPTION OF PLAN BY AFFILIATED COMPANIES

With respect to the Adoption of the Plan by Affiliated Companies other than the Post-Closing Employers, the Plan shall be subject to the same rules as set forth in Article 13 of the EESI Savings Plan; provided, however that the Administrator shall be granted broad discretion to deviate from that Article 13 to the extent required to mirror the provisions of the Dominion Plan for at least the transition period following the Effective Date as set forth in the Introduction (e.g., to apply rules similar to the Dominion Plan in effect prior to the Effective Date).

SECTION XIV

TOP HEAVY

14.1         Top Heavy. If the Plan is Top Heavy for any Plan Year, then the provisions of this Section XIV shall apply, notwithstanding anything in the Plan to the contrary. This Section 14.1 shall apply for purposes of determining whether the Plan is a Top Heavy plan under Section 416(g) of the Internal Revenue Code and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Internal Revenue Code for such years. Notwithstanding the foregoing, the Top Heavy requirements of Section 416 of the Internal Revenue Code and this Section XIV of the Plan shall not apply in any year in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Internal Revenue Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Internal Revenue Code are met.

The determination of Top Heavy status shall be made as follows:

(a)            Top Heavy Status. “Top Heavy” plans are one or more plans that are qualified under Section 401(a) of the Internal Revenue Code and under which the sum of the present value of accrued benefits of Key Employees under defined benefit plans and the account balances of Key Employees under defined contribution plans exceeds 60% of the sum of the present value of accrued benefits and account balances of all employees, former employees (except for former employees who perform no services for the Employer for the five (5) year period ending on the determination date), and beneficiaries in the plans. The determination date is the date on which it is determined whether this Plan is Top Heavy. Such determination shall be made as of the last day of the immediately preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year. The determination shall be made in accordance with Section 416(g) of the Internal Revenue Code. The Account balances under the Plan shall be valued as of each Valuation Date. If the Company and Affiliated Companies maintain more than one plan qualified under Section 401 of the Internal Revenue Code, then: (a) each such plan in which a Key Employee is a participant; and (b) each such plan that must be taken into account in order for a plan described in the preceding clause to meet the requirements of Section 401(a)(4) or 410 of the Internal Revenue Code shall be aggregated with this Plan to determine whether the plans, as a group, are Top Heavy. The Company and Affiliated Companies may, in their discretion, aggregate any other qualified plan with this Plan to the extent that such aggregation is permitted by Section 416(g) of the Internal Revenue Code. The Company will determine whether the Plan is Top Heavy. For purposes of the preceding sentence, a Plan includes a terminated plan which was maintained by the Company within the last five (5) years ending on the determination date and would otherwise be required to be aggregated with this Plan.

(b)            Determination of Present Values. The present values of accrued benefits and the amounts of Account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Internal Revenue Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Internal Revenue Code. In the case of a distribution made for a reason other than termination of employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.” The accrued benefits and Accounts of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

(c)           Key Employee. A Key Employee is any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date is or was: (i) an officer of the Employer or an Affiliated Company whose annual Taxable Compensation from the Employer and any Affiliated Companies is greater than $185,000 (as adjusted under Section 416(i)(1) of the Internal Revenue Code); (ii) a 5-percent (5%) owner of the Employer or an Affiliated Company, or a 1-percent (1%) owner of the Employer or an Affiliated Company having annual Taxable Compensation from the Employer and any Affiliated Companies of more than $150,000. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Internal Revenue Code and the applicable Treasury Regulations and other guidance of general applicability issued thereunder.

14.2         Minimum Allocation. For any Plan Year in which the Plan is Top Heavy, either a minimum benefit or a minimum contribution shall be provided for each Participant who is not a Key Employee and who is not covered by a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining. Unless the minimum benefit described in Section 416(c)(1) of the Internal Revenue Code is provided under a defined benefit plan, the amount of Employer and Affiliated Company contributions and forfeitures that are allocated under one or more plans maintained by the Company or Affiliated Companies to the Accounts of each Participant described above who is an Employee on the last day of the Plan Year shall be at least equal to 5% of the Participant’s Taxable Compensation. This minimum contribution shall be made under other plans maintained by the Company or Affiliated Companies before it is made under this Plan. The Company shall have discretion to contribute an amount needed to satisfy this minimum allocation.

Matching Contributions made by the Employer pursuant to Section 4.5 of the Plan shall be taken into account for purposes of satisfying the minimum contribution requirements of the Plan and Section 416(c)(2) of the Internal Revenue Code. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Internal Revenue Code.

SECTION XV

EMPLOYEE STOCK OWNERSHIP PLAN

15.1         Employee Stock Ownership Plan. The Company Stock Fund is an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Internal Revenue Code designed to invest primarily in qualifying employer securities (as defined in Sections 4975(e)(8) and 409(l) of the Internal Revenue Code).

15.2         Dividends.

(a)            Dividends. Dividends declared on Company Stock attributable to the portion of a Participant’s Account invested in the Company Stock Fund shall be allocated to the Participant’s Account in accordance with Section IX. The dividends shall be paid to the Plan and reinvested in the Company Stock Fund; provided, however, that a Participant may elect to receive a distribution in cash of all of the dividends credited to his Account, which relate to the vested portion of his Account as soon as administratively feasible after allocation to his Account and in accordance with procedures established by the Plan Administrator.

(b)           Timing of ESOP Distributions. Notwithstanding any provision of this Plan to the contrary, if a Participant so elects, distribution of the Participant’s Account invested in the Company Stock Fund shall commence not later than one year following the end of the Plan Year: (i) in which the Participant separates from service by reason of the attainment of his Normal Retirement Date, Permanent Disability, or death; or (ii) which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service, unless the Participant is reemployed by the Employer before such distribution would be required to begin.

15.3         Valuation Date. In the case of a transaction between the Plan and a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code), the value of employer securities must be determined as of the date of the transaction.

Schedule D to the
Enbridge Employee Services, Inc. Employees’ Savings Plan
Dominion Energy Ohio Union Savings Mirror Plan

Schedule D to the

Enbridge Employee Services Inc. Employees’ Savings Plan

DOMINION ENERGY OHIO UNION SAVINGS MIRROR PLAN

TABLE OF CONTENTS

Page

SECTION I DOMINION ENERGY OHIO UNION SAVINGS MIRROR PLAN INTRODUCTION		1
SECTION II DEFINITIONS		2
2.1	Account	2
2.2	Affiliated Company	2
2.3	After-Tax Contributions	2
2.4	Before-Tax Contributions	2
2.5	Beneficiary	2
2.6	Board	3
2.7	Break in Service	3
2.8	Company	3
2.9	Company Stock	3
2.10	Company Stock Fund	3
2.11	Compensation	3
2.12	Discretionary Employer Contributions	4
2.13	Effective Date	4
2.14	Employee	4
2.15	Employer	4
2.16	ERISA	4
2.17	Forfeiture	4
2.18	Highly Compensated Employee	4
2.19	Hours of Service	5
2.20	Insider	5
2.21	Internal Revenue Code	5
2.22	Leave of Absence	5
2.23	Matching Contributions	6
2.24	Normal Retirement Date	6
2.25	One-Year Period of Severance	6
2.26	Participant	6
2.27	Period of Service	6
2.28	Period of Severance	6
2.29	Permanent Disability or Permanently Disabled	7
2.30	Plan	7
2.31	Plan Administrator	7
2.32	Plan Year	7
2.33	Qualified Non-Elective Contribution	7
2.34	Roth Contributions	7
2.35	Rule 16b-3	7
2.36	Section 414(s) Compensation	7
2.37	Severance from Service Date	7
2.38	Taxable Compensation	7
2.39	Trust Agreement	9

i

2.40	Trustee	9
2.41	Union Eligible Employee	9
2.42	Valuation Date	9
2.43	Year of Service	9
SECTION III PARTICIPATION		10
3.1	Participation in General	10
3.2	Participation in the Before-Tax Contributions	10
3.3	Duration of Participation; Reemployment	10
SECTION IV CONTRIBUTIONS		11
4.1	Before-Tax Contributions	11
4.2	After-Tax Contributions	11
4.3	Roth Contributions	12
4.4	Limitation on Contributions	12
4.5	Matching Contributions	12
4.6	Elections as to Before-Tax Contributions, After-Tax Contributions, and Roth Contributions; Changes	14
4.7	Discretionary Employer Contribution	15
4.8	Qualified Non-Elective Contributions	15
4.9	Time and Manner of Payment of Contributions	15
4.10	Catch-Up Contributions	16
4.11	Corrective Actions	16
SECTION V ACCOUNTS		17
5.1	Participants’ Accounts	17
5.2	Allocation of Contributions	17
5.3	Annual Addition and Benefit Limitations	17
5.4	Anti-Discrimination Test for Before-Tax Contributions and Roth Contributions	18
5.5	Anti-Discrimination Test for Matching Contributions and After-Tax Contributions	20
5.6	Distribution of Excess Contributions	22
SECTION VI VESTING AND DISTRIBUTION OF ACCOUNTS		24
6.1	Vested Employee Accounts	24
6.2	Vested Employer Accounts	24
6.3	Distribution Upon Termination of Employment	24
6.4	Distribution Upon Death	25
6.5	Distribution Upon Disability	25
6.6	Form and Time of Payment	25
6.7	Timing of Payments	26
6.8	Benefits to Minors and Incompetents	32
6.9	Location of Missing Participants	33
6.10	No Guarantee of Values	33
6.11	Eligible Rollover Distributions	33
SECTION VII WITHDRAWALS AND LOANS		36
7.1	Hardship Withdrawals	36

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7.2	Withdrawals Other Than For Hardship	38
7.3	Loans	39
7.4	Insiders	40
SECTION VIII TRUST ARRANGEMENTS		41
8.1	Appointment of Trustee	41
8.2	Appointment of Investment Managers	41
SECTION IX INVESTMENT OF ACCOUNTS		42
9.1	Investment Funds	42
9.2	Voting	42
9.3	Forfeitures	42
9.4	Order of Withdrawals and Loans from the Investment Funds	43
SECTION X GENERAL PROVISIONS		44
10.1	Nonalienation of Benefits	44
10.2	Merger or Consolidation	44
10.3	No Contract of Employment	44
10.4	Non-Reversion	44
10.5	Construction and Severability	45
10.6	Delegation of Authority	45
10.7	Changes in Capital Structure	45
10.8	Receipt of Rollovers and Trustee-to-Trustee Transfers	45
10.9	Gender and Number	46
10.10	Plan Merger	46
10.11	Loan Distributions	46
SECTION XI PLAN ADMINISTRATION		47
SECTION XII AMENDMENT AND TERMINATION		48
SECTION XIII ADOPTION OF PLAN BY AFFILIATED COMPANIES		49
SECTION XIV TOP HEAVY REQUIREMENTS		50
SECTION XV EMPLOYEE STOCK OWNERSHIP PLAN		51
15.1	Employee Stock Ownership Plan	51
15.2	Payment of Dividends	51
15.3	Valuation Date	51

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SECTION I

DOMINION ENERGY OHIO UNION SAVINGS MIRROR PLAN INTRODUCTION

The Company’s affiliated entities purchased a number of subsidiaries and assets from Dominion pursuant to the Purchase and Sale Agreement dated as of September 5, 2023 made by and between Dominion Energy, Inc., and Enbridge Elephant Holdings, LLC, a Delaware limited liability company (the “Enbridge Elephant Holdings, LLC Purchase Agreement”) (the “Purchase and Sale Agreement”). Effective as of the Closing of the transaction contemplated in the Purchase and Sale Agreement, transitioning employees ceased to be eligible to continue participation in the Dominion plans maintained by Dominion for the benefit of its eligible employees and those of its affiliated companies and instead became eligible to participate in the Enbridge Employee Services Inc. Employees’ Savings Plan.

In the Purchase and Sale Agreement, the Company’s affiliated entities agreed to offer 401(k) benefits to those transitioning employees that mirror the benefits provided under the terms of the Dominion Energy Ohio Union Savings Plan (the “Dominion Union Plan”) (as in effect immediately prior to Closing) for at least the period when Dominion or its affiliate is administering payroll and employee benefits for the transitioning employees under the Transition Services Agreement (as defined in the Purchase and Sale Agreement). As a result of these commitments, this Schedule D was adopted by the Company as a part of the Enbridge Employee Services Inc. Employees’ Savings Plan in order to mirror the provisions of the Dominion Union Plan (as in effect immediately prior to Closing and subject to the circumstances specified in the Purchase and Sale Agreement pursuant to which this Schedule D may be amended prior to the expiration of Transition Services Agreement). Solely for purposes of this Schedule D, the Enbridge Employee Services, Inc. Employees’ Savings Plan is referred to as the “EESI Savings Plan” and this Schedule D is referred to as the “Plan.”

As of the Effective date (defined below), employees who are eligible for the benefits provided under, and subject to the terms of, this Schedule D generally include Union Eligible Employees (as defined below) that are employed by The East Ohio Gas Company (the “Post-Closing Employer”), and, if applicable, Union Eligible Employees that are employed immediately following the date of the Closing of the Post-Closing Employer’s applicable transaction contemplated in the Purchase and Sale Agreement. Following the Effective Date, Union Eligible Employees hired by the Post-Closing Employer, including those TSA Employees (as defined in the Purchase and Sale Agreement), to the extent applicable, shall also be eligible for the benefits provided under, and subject to the terms of, this Schedule D.

The Plan shall be effective with respect to the Post-Closing Employer only upon the date of the Closing of its applicable transaction contemplated in the Purchase and Sale Agreement. As of such date, and not before such date, the Post-Closing Employer shall be deemed a Participating Affiliate as contemplated in the EESI Savings Plan, and this Schedule D shall apply to them and their Union Eligible Employees as defined. The Plan is intended to be a qualified profit sharing plan with a cash or deferred arrangement and employee stock ownership plan pursuant to Sections 401(a), 401(k), and 4975(e) of the Internal Revenue Code. The Plan also is intended to qualify as a Section 404(c) plan to the extent the Plan assets are Participant directed for the purposes of ERISA.

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SECTION II

DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided:

2.1           Account means a Participant’s interest in the Trust Fund, which shall consist of the Participant’s Accounts described in Section 5.1.

2.2           Affiliated Company means: (a) any organization under common control (as described in Sections 414(b) and (c) of the Internal Revenue Code) with the Company; or (b) any organization that is a member of an affiliated service group (as described in Section 414(m) of the Internal Revenue Code) of which the Company is a member.

2.3           After-Tax Contributions means contributions made by an Employer pursuant to Section 4.2. After-Tax Contributions are considered taxable income to the Participant and are subject to applicable income tax withholding requirements.

2.4           Before-Tax Contributions means contributions made by an Employer pursuant to Section 4.1.

2.5           Beneficiary means the person or entity who is to receive any benefits payable from the Plan on account of a Participant’s death, as follows:

(a)            If the Participant is married, the Beneficiary is the Participant’s surviving spouse and no written designation is required. If the Participant is not married, or if the Participant is married and the spouse consents, the Beneficiary is the person designated to receive such benefits.

(b)            If, at the time of his death, a Participant has no spouse or designated Beneficiary, the Beneficiary shall be the Participant’s estate.

A Participant may designate a person or entity to be his Beneficiary by filing a properly completed and executed form for this Plan with the Plan Administrator or completing an online designation in accordance with Section 1.401(a)-21 of the Treasury Regulations (or any successor provision). If a plan is merged into this Plan, Beneficiary designations made with respect to the merged plan shall apply to Participants’ Accounts under this Plan. A Participant may designate more than one Beneficiary to receive a portion of the Participant’s Account, subject to the requirements of subsection (a) if any non-spouse Beneficiary is designated.

The interpretation of the Plan Administrator with respect to the designation of a Beneficiary shall be binding and conclusive upon all parties, and no person who claims to be a Beneficiary or any other person shall have the right to question any action of the Plan Administrator that, in the judgment of the Plan Administrator, fulfills the intent of the Participant who filed the designation. A Participant’s Beneficiary is bound by the terms of the Plan.

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2.6           Board means the Board of Directors of the Company, or a committee consisting of members of the Board of Directors that is delegated responsibility with respect to the Plan.

2.7           Break in Service means a series of five consecutive One-Year Periods of Severance.

2.8           Company means Enbridge Employee Services, Inc. a Delaware Corporation.

2.9           Company Stock means the common stock of Enbridge Inc., a Canadian corporation, or any successor of Enbridge, Inc.

2.10         Company Stock Fund the Stock Fund set forth in the EESI Savings Plan maintained for the investment of Participants’ Accounts in shares of Stock (as defined in the EESI Savings Plan). The Company Stock Fund shall be invested primarily in Company Stock. The Trustee may purchase and sell Company Stock on the open market, from and to the Company, and in any other manner as the Trustee deems appropriate, consistent with applicable securities laws, ERISA, and the Internal Revenue Code.

2.11         Compensation means the straight-time pay received by a Participant from the Employer during a Plan Year. Except as provided otherwise in this Section 2.11, Compensation does not include commissions, overtime, fees, bonuses, allowances, or any other special payments other than “merit lump sum” payments (as determined in accordance with the established payroll and compensation policies of the Employer). Compensation also includes contributions made by the Employer on behalf of a Participant as elective contributions that are not includible in a Participant’s gross income under Sections 125, 132(f), 402(e)(3), 402(h), 403(b), or 457(b) of the Internal Revenue Code.

In the case of an Employee who is employed by two or more Affiliated Companies, the Employee’s aggregate Compensation from all Affiliated Companies shall be deemed to be his Compensation. The total amount of annual Compensation taken into account under the Plan for an Employee may not exceed $290,000, as adjusted for cost of living increases pursuant to Sections 401(a)(17) and 415(d) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the Plan Year that begins with or within such calendar year.

Compensation shall include payments awarded by an administrative agency or court or pursuant to a bona fide agreement by an employer to compensate an employee for lost wages to the extent such payments represent wages and compensation that would otherwise be included in Compensation under this Section.

Any Employee receiving differential wage payments as defined under Section 414(u)(12)(D) of the Internal Revenue Code shall be treated as a Participant and the differential wage payments will be treated as Compensation.

Compensation shall include any straight-time pay and merit lump sum payments for services during the Employee’s regular working hours that are paid following severance from employment, provided that such payments are made within the later of two and one-half (2 1/2) months after severance from employment or the end of the limitation year (as defined in Section 5.3(a)) that includes the date of severance.

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2.12         Discretionary Employer Contributions means contributions made by an Employer pursuant to Section 4.7.

2.13         Effective Date means the effective date of the adoption of this Schedule D, which shall be the Closing of the transaction in the Purchase and Sale Agreement.

2.14         Employee means any individual who is classified by an Employer as a regular full-time or part-time employee and who is scheduled to work one thousand (1,000) or more Hours of Service in a twelve (12) month period on the basis of his normal work schedule or who otherwise actually completes one thousand (1,000) or more Hours of Service in a twelve (12) month period and who has not separated from service. The term “Employee” does not mean: (i) any person classified as an independent contractor (regardless of whether such classification is determined to be correct as a matter of law); (ii) a leased employee as defined in Section 414(n) of the Internal Revenue Code (whether or not the classification of an individual as a “leased employee” is ultimately determined to be correct as a matter of law); (iii) any individual whose services are obtained through an agency that is not an affiliate; (iv) any individual who is providing services on a temporary basis or designated to work only with respect to specific tasks or projects; (v) any individual who is classified as a co-op student or who is working for the Company as part of a work study program; and (vi) any individual who is a non-resident alien. Notwithstanding the foregoing, Employee shall not include any individual who is a participant in the EESI Savings Plan.

The Plan Administrator shall be given broad discretion to exclude from the definition of Employee any individual who, immediately prior to the Closing of the transactions described in the Introduction above, either (i) notified Dominion of his or her impending retirement; or (ii) was receiving long-term disability benefits.

2.15         Employer means the Post-Closing Employer defined in Section I and any Participating Affiliate whose adoption of this Plan is approved by the Company, pursuant to Section 2.1.39 of the EESI Savings Plan.

2.16         ERISA means he Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations issued thereunder.

2.17         Forfeiture means the balance in a Participant’s Account attributable to Matching Contributions or Discretionary Employer Contributions which are not vested pursuant to Section 6.2, which will be forfeited by a Participant upon termination of employment as provided in Section 6.3. Each Forfeiture shall be applied solely to reduce the amount of Matching Contributions and Discretionary Employer Contributions otherwise payable by the Employer and to pay administrative expenses of the Plan. No part of any Forfeiture may be applied to increase the benefits any Participant otherwise would receive under the Plan.

2.18         Highly Compensated Employee means an Employee who:

(a)            Was a 5% owner of the Employer at any time during the Plan Year or the preceding Plan Year; or

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(b)            Received Taxable Compensation from the Employer in excess of $150,000 during the preceding Plan Year and was in the top 20% of Employees when ranked on the basis of Taxable Compensation paid during such preceding Plan Year. The $150,000 limit shall be adjusted pursuant to Sections 414(q) and 415(d) of the Internal Revenue Code.

The determination of Highly Compensated Employees for a Plan Year shall be made in accordance with Section 414(q) of the Internal Revenue Code and applicable Treasury Regulations.

2.19         Hours of Service means:

(a)            Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by an Employer for the performance of duties;

(b)            Each hour (up to a maximum of five hundred and one (501) hours) for which an Employee is directly or indirectly paid, or entitled to payment, by an Employer for reasons (such as vacation, sickness, or disability) other than for the performance of duties; and

(c)            Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an Employer.

To the extent required by Federal law, if an Employee leaves the employ of the Employer to enter the military service of the United States, and, upon his discharge from such military service, is reemployed by the Employer at a time when his reemployment rights are protected by Federal law, the Employee shall receive credit for purposes of determining his Hours of Service for the period during which he would have performed work for the Employer but for his military service pursuant to the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”).

Hours of Service under subsection (a) shall be credited to the twelve (12) month period during which the Employee’s duties were performed. Hours of Service under subsections (b) and (c) shall be credited to the twelve (12) month period to which the payments relate. Hours of Service for periods of time during which no duties were performed shall be credited in accordance with Sections 2530.200b-2(b) and (c) of the Department of Labor Regulations. In any case in which employment records do not accurately reflect hours worked, Hours of Service shall be credited at the rate of forty-five (45) Hours of Service per calendar week.

2.20         Insider means a person designated as an insider for purposes of Section 16 of the Securities Exchange Act of 1934.

2.21         Internal Revenue Code means the Internal Revenue Code of 1986, as amended, or any subsequently enacted Federal revenue law. A reference to a particular section of the Internal Revenue Code shall include a reference to any regulations issued under the section and to the corresponding section of any subsequently enacted Federal revenue law.

2.22         Leave of Absence means an Employee’s absence without loss of employment status (regardless of whether Compensation is paid) if such absence is authorized by his Employer pursuant to uniformly applied standards because of injury, illness, the business of the Employer, or personal reasons. Leave of Absence also includes service in the Armed Forces of the United States, provided that the Employee returns to the employment with an Employer within the period of time during which his re-employment rights as a veteran are protected by law.

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2.23         Matching Contributions means contributions made by an Employer pursuant to Section 4.5.

2.24         Normal Retirement Date means the first day of the month coincident with or next following the date on which a Participant attains age sixty-five (65).

2.25         One-Year Period of Severance means a one-year period, beginning on an Employee’s Severance from Service Date, during which an Employee is not employed by an Employer.

2.26         Participant means any person who is a Union Eligible Employee and who participates in the Plan pursuant to the provisions of Section III. For purposes of Section IX (regarding Investment of Accounts), the term Participant shall include any former Employee with a vested Account under the Plan.

2.27         Period of Service means a period of service with the Employer commencing on the date the Employee first performs an Hour of Service for the Employer and ending on his Severance from Service Date, and including the following:

(a)            If an Employee terminates employment and returns to the employ of the Employer within twelve (12) months after his Severance from Service Date, his period of absence shall be counted as service with the Employer.

(b)            An Employee’s Period of Service shall include periods during which the Employee was on a Leave of Absence.

(c)            An Employee’s Period of Service shall include periods of service, as described above, with a predecessor employer whose stock or assets are acquired by an Employer, except to the extent that the Company provides otherwise.

(d)            Transfers between Employers shall not be deemed terminations of a Period of Service.

2.28         Period of Severance means the period beginning on an individual’s Severance from Service Date and ending on the first day he is again credited with an Hour of Service for the performance of duties.

If a Period of Severance commences on a date during which the Employee is absent from work by reason of the Employee’s pregnancy, the birth of the Employee’s child, the placement of a child with the Employee for the purpose of adoption, or for the purpose of caring for such child immediately following such birth or placement, the Employee’s Severance from Service Date shall be the second anniversary of the first date of such absence. Notwithstanding the foregoing, the period up to and including the second consecutive anniversary of absence due to maternity or paternity reasons is neither a Period of Service nor a Period of Severance. This Section 2.28 shall be administered in accordance with applicable Department of Labor Regulations.

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2.29         Permanent Disability or Permanently Disabled means a medically determinable physical or mental condition of a Participant which results in a determination of total and permanent disability by the plan administrator of the Company’s long-term disability plan, such determination qualifying such Participant to receive benefits under such long-term disability plan.

2.30         Plan means this Schedule D, as set forth herein and as amended from time to time.

2.31         Plan Administrator means the Administrator, as defined in the EESI Savings Plan.

2.32         Plan Year means the twelve (12) consecutive month period beginning on January 1 and ending December 31.

2.33         Qualified Non-Elective Contribution means an additional contribution made by the Employer in accordance with Section 4.8.

2.34         Roth Contributions means contributions made by the Employer pursuant to Section 4.3. Roth Contributions are considered taxable income to the Participant and are subject to applicable income tax withholding requirements.

2.35         Rule 16b-3 means Rule 16b-3 of the Securities Exchange Act of 1934, including any corresponding subsequent rule or amendments thereto.

2.36         Section 414(s) Compensation means compensation for services performed for the Employer that is currently includible in gross income (as reported on Form W-2), increased by the Employee’s Before-Tax Contributions, elective contributions under a cafeteria plan, and elective contributions under other arrangements required to be included under Section 414(s) of the Internal Revenue Code and applicable Treasury Regulations.

2.37         Severance from Service Date means the first to occur of: (i) the date on which an Employee terminates employment with the Employer because he quits, is discharged, dies, or retires; or (ii) the first anniversary of the date on which the Employee is absent (with or without pay) from employment for any other reason (such as vacation, holiday, sickness, disability, Leave of Absence, or layoff), if the Employee is still absent as of the anniversary date.

2.38         Taxable Compensation.

(a)            The term “Taxable Compensation” means an Employee’s wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer, to the extent that the amounts are includible in gross income (or to the extent amounts would have been received and includible in gross income but for an election under Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b) of the Internal Revenue Code). These amounts include, but are not limited to, commissions paid to salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Section 1.62-2(c) of the Treasury Regulations. Taxable Compensation shall also include payments awarded by an administrative agency or court or pursuant to a bona fide agreement by an Employer to compensate an Employee for lost wages to the extent such payments represent wages and compensation that would otherwise be included in Taxable Compensation under this Section.

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(b)            An Employee who is in qualified military service, as defined in Section 414(u)(5) of the Internal Revenue Code, shall be treated as receiving Taxable Compensation from the Employer during such period of qualified military service equal to: (i) the compensation the Employee would have received during such period if the Employee were not in qualified military service, determined based on the rate of pay the Employee would have received from the Employer but for absence during the period of qualified military service; or (ii) if the compensation the Employee would have received during such period was not reasonably certain, the Employee’s average compensation from the Employer during the 12-month period immediately preceding the qualified military service (or, if shorter, the period of employment immediately preceding the qualified military service). In any event, the amount as determined above shall include any differential wage payment (as defined in Section 414(u)(12)(D) of the Internal Revenue Code) actually paid to the Employee.

(c)            Taxable Compensation shall include the following types of payments, provided that such payments are made within the later of two and one-half (2 1/2) months after severance from employment or the end of the limitation year (as defined in Section 5.3(a)) that includes the date of severance: (i) any regular pay for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (overtime or shift differential), commissions, bonuses, or other similar payments; and (ii) unused accrued bona fide sick, vacation, or other leave.

(d)            Taxable Compensation shall not include:

(i)            Contributions (other than elective contributions described in Sections 402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b) of the Internal Revenue Code made by the Employer to a plan of deferred compensation (including a simplified employee pension described in Section 408(k) of the Internal Revenue Code or a simple retirement account described in Section 408(p) of the Internal Revenue Code, and whether or not qualified) to the extent that the contributions are not includible in the gross income of the Employee for the taxable year in which contributed. In addition, any distributions from a plan of deferred compensation (whether or not qualified) are not considered as compensation for Section 415 of the Internal Revenue Code purposes, regardless of whether such amounts are includible in the gross income of the Employee when distributed;

(ii)           Amounts realized from the exercise of a nonstatutory option (which is an option other than a statutory option as defined in Section 1.421-1(b) of the Treasury Regulations) or when restricted stock or other property held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (see Section 83 of the Internal Revenue Code and regulations promulgated thereunder);

8

(iii)          Amounts realized from the sale, exchange, or other disposition of stock acquired under a statutory stock option (as defined in Section 1.421-1(b) of the Treasury Regulations);

(iv)          Other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Section 125 of the Internal Revenue Code);

(v)           Other items of remuneration that are similar to any of the items listed in paragraphs (i) through (iv) of this Section;

(vi)          Amounts in excess of the limitation in effect under Section 401(a)(17) of the Internal Revenue Code for the Plan Year; or

(vii)         Payments made following a Participant’s severance from employment other than those described as includible above.

2.39         Trust Agreement means the Trust Agreement as defined in the EESI Savings Plan, for the Plan.

2.40         Trustee means the Trustee as defined in the EESI Savings Plan. 2.41 Trust Fund means the Trust as defined in the EESI Savings Plan.

2.41         Union Eligible Employee means an Employee of the Post-Closing Employer who is in a job classification represented for collective bargaining purposes by The Gas Workers Union, Local G-555, Utility Workers Union of America, AFL-CIO (the “Union”).

2.42         Valuation Date means the Accounting Date as defined in the EESI Savings Plan.

2.43         Year of Service means each twelve (12) month period of employment with an Employer. An Employee shall be credited with Years of Service based on the Employee’s Period of Service. If an Employee is absent from service with an Employer and is rehired before incurring a One-Year Period of Severance, the Employee’s period of absence from service shall be included in his Years of Service. If an Employee terminates employment before he is vested in his Account and is re-employed after he has a Break in Service, the Employee’s prior periods of service with the Employer shall not be taken into account in determining the Employee’s Years of Service. A Participant’s Years of Service for all purposes under the Plan (eligibility, accrual, and vesting) shall, at a minimum, include all service credited under the Dominion Union Plan immediately prior to the Effective Date, which shall be captured in Plan records; provided, however, that such Years of Service shall only be credited to the extent required by the Purchase and Sale Agreement, and in no event shall service credited under the Dominion Union Plan be recognized under this Plan to the extent that it would result in a duplication of benefits provided by the Dominion Union Plan.

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SECTION III

PARTICIPATION

3.1           Participation in General.

(a)            Each Union Eligible Employee who was a Participant in the Dominion Union Plan immediately before the Effective Date shall become a Participant in this Plan as of the Effective Date or such later date as of which their Employer adopts the Plan as a Participating Affiliate (which, for the Post-Closing Employer, shall be the date of the Closing of its applicable transaction).

(b)            Each Union Eligible Employee who is not a Participant in the Plan pursuant to subsection (a) above shall be eligible to participate as of the date the Employee satisfies the following conditions:

(i)            he is a regular full-time or part-time Union Eligible Employee of the Employer; and

(ii)            he is at least eighteen (18) years of age.

3.2           Participation in the Before-Tax Contributions, After-Tax Contributions, and Roth Contributions Portion of the Plan.

(a)            Participation in the Before-Tax Contributions, After-Tax Contributions, and Roth Contributions portion of the Plan shall be voluntary. A Union Eligible Employee may elect to participate in the Before-Tax Contributions, After-Tax Contributions, and/or Roth Contributions portion of the Plan by making an enrollment election in such manner and at such time as the Plan Administrator shall designate, provided that Employees who become Participants on the Effective Date shall be deemed to have elected to participate in the Before-Tax Contributions, After-Tax Contributions, and/or Roth Contributions portion of this Plan according to the same elections that were (or were not) in effect under the Dominion Union Plan immediately prior to the Effective Date. An enrollment election must be made before the date as of which the Employee’s election to become a Participant in the Before-Tax Contributions, After-Tax Contributions, and/or Roth Contributions portion of the Plan will be effective. After the Plan Administrator receives an eligible Employee’s enrollment election, the Employee’s payroll deductions shall begin as soon as administratively feasible. Notwithstanding the foregoing or anything in the Plan to the contrary, and as further described below, Participants’ enrollment elections under this Plan shall not take effect (and Participants shall not be eligible to make Before-Tax Contributions, After-Tax Contributions, and Roth Contributions to the Plan pursuant to the below sections) until the first or second payroll period occurring after the 10th day after the Effective Date.

(b)            When the Employer acquires the stock or assets of a company, the Plan Administrator may establish a special enrollment period during which Union Eligible Employees of that company may elect to participate in the Before-Tax Contributions, After-Tax Contributions, and/or Roth Contributions portion of the Plan.

3.3           Duration of Participation; Reemployment. A Participant shall continue to be a Participant until he no longer has assets credited to his Account. If a Participant or a person who was formerly a Participant terminates employment and then is reemployed by an Employer as a Union Eligible Employee, he shall be eligible to be a Participant upon his reemployment.

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SECTION IV

CONTRIBUTIONS

4.1           Before-Tax Contributions.

(a)            A Participant who is eligible to participate in the Plan may elect to have Before-Tax Contributions made on his behalf by making a salary reduction election in accordance with procedures established by the Plan Administrator. Pursuant to the election, the Participant’s Employer will reduce the Participant’s Compensation by a designated percentage and contribute that designated percentage to the Plan for the benefit of the Participant. The designated percentage may be from 2% to 50% (in whole percentages) of the Participant’s Compensation per payroll period. Notwithstanding the foregoing, Employees who become Participants on the Effective Date shall be deemed to have elected to make Before-Tax Contributions to this Plan according to the same elections (or deemed elections) that were in effect under the Dominion Union Plan immediately prior to the Effective Date. However, the maximum amount of aggregate Before-Tax Contributions and Roth Contributions that may be made on behalf of a Participant during a calendar year is $23,000, or an adjusted amount as determined pursuant to Sections 402(g) and 415(d) of the Internal Revenue Code, except to the extent such Before-Tax Contributions or Roth Contributions are “catch-up contributions” permitted under Section 4.10 of the Plan and Section 414(v) of the Internal Revenue Code. The limit provided in this Section 4.1 shall apply for the Plan and any other qualified plan maintained by the Employer. At any time during the Plan Year, the Plan Administrator may limit the percentage of Compensation that may be contributed for the benefit of Highly Compensated Employees. Notwithstanding the foregoing, Participants shall not be eligible to make Before-Tax Contributions to the Plan until the first or second payroll period occurring after the 10th day after the Effective Date.

(b)            Deemed Elections. Participants subject to this Section 4.1(b) shall be given written notice by the Plan Administrator that explains the deemed election and their right to revoke or change the deemed election before such deemed election takes effect and within any required notice period. A Participant’s Before-Tax Contributions contributed to the Plan as the result of a deemed election under this Section 4.1(b) shall be deposited in the investment funds which the Participant has elected or is deemed to have elected pursuant to Section 9.1.

Notwithstanding any Plan provision to the contrary, as each Union Eligible Employee hired after the Effective Date satisfies the participation requirements for Before-Tax Contributions under Section III, he shall be deemed to have elected (as of the first full payroll period coinciding with or following the forty-five (45) day period following the Employee’s date of hire, or as soon as administratively possible thereafter) to make Before-Tax Contributions equal to four percent (4%) of his Compensation per payroll period.

4.2           After-Tax Contributions. A Participant who is eligible to participate in the Plan may elect to have After-Tax Contributions made on his behalf by making a salary reduction election in accordance with procedures established by the Plan Administrator. Pursuant to the election, the Participant’s Employer will reduce the Participant’s Compensation by a designated percentage and contribute the designated percentage to the Plan for the benefit of the Participant. The designated percentage may be from 2% to 20% (in whole percentages) of the Participant’s Compensation per payroll period; provided, that, the amount the Participant may contribute as an After-Tax Contribution shall be reduced based on the amount contributed by the Participant pursuant to Section 4.1 in order to comply with Section 4.3. Notwithstanding the foregoing, Employees who become Participants on the Effective Date shall be deemed to have elected to make After-Tax Contributions to this Plan according to the same elections that were (or were not) in effect under the Dominion Union Plan immediately prior to the Effective Date. Notwithstanding the foregoing, Participants shall not be eligible to make After-Tax Contributions to the Plan until the first or second payroll period occurring after the 10th day after the Effective Date.

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4.3           Roth Contributions. A Participant may elect to have Roth Contributions made on his behalf by making a salary reduction election in accordance with procedures established by the Plan Administrator. Pursuant to the election, the Participant’s Employer will reduce the Participant’s Compensation by a designated percentage, after calculation and withholding of applicable income taxes on such Compensation, and contribute the designated percentage to the Plan for the benefit of the Participant. The designated percentage may be from 2% to 50% (in whole percentages) of the Participant’s Compensation per payroll period. Notwithstanding the foregoing, Employees who become Participants on the Effective Date shall be deemed to have elected to make Roth Contributions to this Plan according to the same elections that were (or were not) in effect under the Dominion Union Plan immediately prior to the Effective Date. The maximum amount of aggregate Before-Tax Contributions and Roth Contributions that may be made on behalf of a Participant during a calendar year is $23,000, or an adjusted amount as determined pursuant to Sections 402(g) and 415(d) of the Internal Revenue Code, except to the extent such Before-Tax Contributions and/or Roth Contributions are “catch-up contributions” permitted under Section 4.10 of the Plan and Section 414(v) of the Internal Revenue Code. The limit provided for in this Section 4.3 shall apply for the Plan and any other qualified plan maintained by the Employer. At any time during the Plan Year, the Plan Administrator may limit the percentage of Compensation that may be contributed for the benefit of Highly Compensated Employees. Notwithstanding the foregoing, Participants shall not be eligible to make Roth Contributions to the Plan until the first or second payroll period occurring after the 10th day after the Effective Date.

4.4           Limitation on Contributions. Notwithstanding the preceding Sections 4.1 through 4.3, a Participant’s aggregate Before-Tax Contributions, After-Tax Contributions, and Roth Contributions shall not exceed 50% of such Participant’s Compensation per payroll period. Adjustments may be made to a Participant’s elected percentage of Before-Tax Contributions, After-Tax Contributions, or Roth Contributions in order to ensure compliance with other limits applicable to such contributions, either under the terms of the Plan or pursuant to applicable tax law.

4.5           Matching Contributions.

(a)            Matching Contributions shall be made according to one of the following paragraphs as determined by the Employer:

(i)            For a Participant who has less than twenty (20) Years of Service with the Employer, the Employer shall make a Matching Contribution each payroll period equal to fifty percent (50%) of the sum of the Before-Tax Contributions, After-Tax Contributions, and Roth Contributions that the Participant has contributed to the Plan based on the Participant’s first six percent (6%) of Compensation deferred for such payroll period.

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(ii)           For a Participant who has at least twenty (20) Years of Service with the Employer, the Employer shall make a Matching Contribution each payroll period equal to sixty-six and seven-tenths percent (66.7%) of the sum of the Before-Tax Contributions, After-Tax Contributions, and Roth Contributions that the Participant has contributed to the Plan based on the Participant’s first six percent (6%) of Compensation deferred for such payroll period.

(iii)          Matching Contributions for Participants hired and rehired on and after January 1, 2019. Except as excluded below, this provision applies to Participants hired or rehired (A) by an employer participating in the Dominion Union Plan between January 1, 2019 and the Effective Date or (B) by a Post Closing Employer on or after the Effective Date. Based on each Participant’s Years of Service, the Employer shall make a Matching Contribution each payroll period equal to one hundred percent (100%) of the sum of Before-Tax Contributions, After-Tax Contributions, and Roth Contributions that the Participant has contributed to the Plan, up to the limit described in the table below:

YEARS OF SERVICE	Percentage of Employee Compensation
Less than 5 years	4%
5 years but less than 15 years	5%
15 years but less than 25	6%
25 years or more	7%

This Section 4.5(a)(iii) shall not apply to Participants who experience a Severance from Service Date and are rehired prior to experiencing a Break in Service (A) between January 1, 2019 and the Effective Date by an employer participating in the Dominion Union Plan or (B) on or after the Effective Date as Union Eligible Employees.

It is expressly intended that if a Participant who has experienced a Severance from Service Date is later rehired between January 1, 2019 and the Effective Date by an employer participating in the Dominion Union Plan, or on or after the Effective Date by a Post Closing Employer and upon reemployment that Participant is eligible to participate in the Cash Balance Supplement of the Dominion Energy Ohio Union Pension Plan (the “Cash Balance Supplement”), then upon reemployment the Participant shall participate in Matching Contributions as described in this subsection (iii) and shall not participate in Matching Contributions as described in subsection (i) or (ii), as applicable. In addition, for any such Participant, the calculation of “Years of Service” for purposes of determining Matching Contributions under this subsection (iii) shall include only the period of time for which the Participant was credited with “Credited Service” under the Cash Balance Supplement. Employees with respect to which this Section 4.5(b) applies shall be captured in Plan records.

(b)            All Matching Contributions shall be deposited in accordance with the Participant’s investment directions (or deemed directions) pursuant to Section 9.1 in effect at the time the contribution is made.

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(c)            If, as of the end of the Plan Year, a Participant has not received the maximum amount of Matching Contribution which he or she is entitled to receive for the Plan Year pursuant to subsection (a) above, based on total Before-Tax Contributions, After-Tax Contributions, and Roth Contributions and Compensation for the Plan Year, the Plan Administrator may, in its discretion, make an additional allocation for each such Participant equal to the difference between the amount of Matching Contributions already allocated to the Participant’s Matching Contribution Account for the Plan Year, and the maximum amount of the Matching Contribution that he or she is entitled to receive pursuant to subsection (a), subject to the limits of Section 5.5. Such allocations shall be made in a nondiscriminatory manner. For the avoidance of doubt, because Employees are not eligible to elect to have Before-Tax, After-Tax or Roth Contributions to be made on their behalf until the first or second payroll period occurring after the 10th day after the Effective Date, it is expected that Employees who have deferrals in excess of the match limits set forth above in Section 4.5(a) above for the remainder of the 2024 year will receive an additional Matching Contribution based on their Compensation for the Plan Year, which shall include all Compensation earned on and after the Effective Date. Such additional Matching Contribution shall be made following the 2024 Plan Year pursuant to this Section 4.5(c).

(d)            Matching Contributions shall be made with respect to a Participant’s Before-Tax Contributions, After-Tax Contributions, and Roth Contributions, regardless of whether the Participant ceases to be an Employee before the Matching Contribution is made.

(e)            For the avoidance of doubt, no Matching Contributions will be made until after the date in which elective deferrals are implemented (as described in the foregoing sections), and thereafter, only as set forth in this Section 4.5.

4.6           Elections as to Before-Tax Contributions, After-Tax Contributions, and Roth Contributions; Changes.

(a)            A Participant may elect to have Before-Tax Contributions, After-Tax Contributions, and/or Roth Contributions made on his behalf, to change the contribution percentage prospectively, or to request a suspension or resumption of contributions by making an election in such form and at such time as the Plan Administrator shall designate. The Plan Administrator shall allow Participants to make such elections at least monthly. With respect to Employees who become Participants on the Effective Date, elections to have Before-Tax Contributions, After-Tax Contributions, and/or Roth Contributions made to the Dominion Union Plan prior to the Effective Date shall apply under this Plan to periods on and after the Effective Date. All elections made by a Participant (including those made under the Dominion Union Plan prior to the Effective Date as described in the preceding sentence) shall continue in force until they are changed or until the Participant ceases to be a Participant.

(b)            A Participant’s right to have Before-Tax Contributions, After-Tax Contributions, and/or Roth Contributions made on his behalf shall be automatically suspended during any Leave of Absence during which the Participant receives no Compensation. When the Participant returns to employment with the Employer, his contributions will resume as of the date of his return to employment at the contribution rate in effect at the time his Leave of Absence began, unless the Participant elects to suspend or change the rate of contributions. A Participant shall not be permitted to make up suspended contributions, and Matching Contributions shall not be made for a Participant with respect to any suspended contributions.

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(c)            A Participant may elect to have the designated percentage of his Before-Tax Contributions, After-Tax Contributions, and Roth Contributions annually increase by whole percentages up to a target percentage no greater than fifty percent (50%) of the Participant’s Compensation. A Participant’s election to automatically increase his Before-Tax Contributions, After-Tax Contributions, and Roth Contributions must be made in accordance with the procedures established by the Plan Administrator. The automatic increase will become effective as of the one-year anniversary following the election and the increased contribution percentage will be applied to the first payroll period occurring thereafter. A notice will be sent to the Participant each year prior to the effective date of the increase indicating that the Participant’s contribution percentage in scheduled to increase and providing information to the Participant describing the procedure for changing or discontinuing the automatic increase feature. An election made under this subsection shall continue in force until it is changed in accordance with the procedure established by the Plan Administrator.

4.7           Discretionary Employer Contribution. The Employer may, in its discretion, make Discretionary Employer Contributions to some or all Participants who are not Highly Compensated Employees. The amount of the Discretionary Employer Contribution shall be a uniform percentage of the Compensation paid for the Plan Year to those Participants who are determined to be eligible for the contribution. In no event may a Discretionary Employer Contribution be made to a Participant who is or was a Highly Compensated Employee at any time during the Plan Year for which the contribution is made. Notwithstanding the aforementioned limitation on contributions to Highly Compensated Employees, the Employer may make Discretionary Employer Contributions on behalf of all Participants shortly after the Effective Date (subject to all applicable compliance and nondiscrimination testing) to account for the delay in implementation of the aforementioned Before-Tax Contributions, After-Tax Contributions, and Roth Contributions.

4.8           Qualified Non-Elective Contributions. The Employer may make a Qualified Non-Elective Contribution for purposes of satisfying the requirements of Sections 5.4 and 5.5. Such contributions shall be made in amounts determined by the Employer and allocated among Participants who are not Highly Compensated Employees in proportion to the relative Compensation that each eligible Participant earned while both eligible to participate and employed by the Employer for the Plan Year. The Employer also may make a Qualified Non-Elective Contribution pursuant to a corrective action taken under Section 4.11. These Qualified Non-Elective Contributions shall be 100% vested and shall otherwise be treated as Before-Tax Contributions for purposes of Section VI.

4.9           Time and Manner of Payment of Contributions.

(a)            Before-Tax Contributions, After-Tax Contributions, and Roth Contributions shall be paid to the Trustee as of the earliest date on which they can reasonably be segregated from the Employer’s general assets, but in no event later than the date prescribed by the Department of Labor under its plan asset regulations.

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(b)            Matching Contributions (other than those described in Section 4.5(c)) shall be paid to the Trustee at least monthly. Matching Contributions may be made in cash or in Company Stock, or in any combination thereof.

(c)            Discretionary Employer Contributions shall be paid to the Trustee as directed by the Employer in accordance with Section 4.7.

(d)            Qualified Non-Elective Contributions shall be paid to the Trustee as directed by the Employer in accordance with Section 4.8; however, in no event shall Qualified Non-Elective Contributions made for purposes of satisfying Sections 5.4 and 5.5 be contributed later than the end of the twelve (12) month period immediately following the Plan Year to which the Qualified Non-Elective Contributions relate.

4.10         Catch-Up Contributions. Notwithstanding anything in the Plan to the contrary, all Employees who are eligible to make Before-Tax Contributions or Roth Contributions under this Plan and who have attained age fifty (50), or who will attain age fifty (50) before the close of the Plan Year, shall be eligible to make catch-up contributions for such Plan Year in accordance with, and subject to the limitations of, Section 414(v) of the Internal Revenue Code. Such catch-up contributions shall not be taken into account for purposes of the contribution limits described in Sections 4.1 through 4.4 or the required limitations of Sections 402(g) and 415 of the Internal Revenue Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Internal Revenue Code, as applicable, by reason of the making of such catch-up contributions. Such catch-up contributions shall not be eligible for a Matching Contribution as described in Section 4.5. Notwithstanding the foregoing, Employees who become Participants on the Effective Date shall be deemed to have elected to make catch-up contributions to this Plan according to the same elections that were in effect under the Dominion Union Plan immediately prior to the Effective Date.

The maximum catch-up contribution for an eligible Participant is $7,500. Such maximum shall be adjusted in future years in accordance with Section 414(v) of the Internal Revenue Code. The election and allocation procedures associated with catch-up contributions shall be identical to those procedures in place for Before-Tax Contributions, as set forth in Sections IV and V of the Plan. With respect to Employees who become Participants on the Effective Date (or subsequent Closing Date as applicable to those Post-Closing Employers whose Closing occurred after the Effective Date), elections to have catch-up contributions made to the Dominion Plan prior to the Effective Date shall apply under this Plan to periods on and after the Effective Date (or subsequent Closing Date as applicable to those Post-Closing Employers whose Closing occurred after the Effective Date).

As of the end of each Plan Year, amounts deferred as catch-up contributions may be recharacterized as regular Before-Tax Contributions or Roth Contributions, as applicable pursuant to the Participant’s elections under the Plan, in accordance with Section 414(v) of the Internal Revenue Code and the regulations thereunder. No adjustments shall be made to any Participant’s Matching Contributions for the Plan Year as a result of such recharacterization. Contributions made under this Section 4.10 will remain characterized as catch-up contributions only if and to the extent such contributions would otherwise exceed one or more of the following limits determined on an annual basis: (i) the contribution limits set by an applicable statutory limit, such as Sections 402(g) and 415 of the Internal Revenue Code, (ii) the otherwise applicable Before-Tax Contribution or Roth Contribution limits set forth in Section 4.1, 4.3, or 4.4, or (iii) the limitations required by Section 5.4 (and Section 401(k)(3) of the Internal Revenue Code).

4.11         Corrective Actions. Notwithstanding anything in the Plan to the contrary, if an administrative error results in a Participant’s Account not being credited with the appropriate amount of Employee or Employer contributions, the Plan Administrator may take any and all steps as may be permitted under the terms of the Employee Plans Compliance Resolution System published by the Internal Revenue Service, and as determined by the Plan Administrator in its sole discretion. Such actions may include corrective contributions, distributions, allocations, and earnings adjustments as appropriate to place the Plan and affected Participants in the position they would have been in had the error not occurred.

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SECTION V

ACCOUNTS

5.1           Participants’ Accounts. The following Accounts, with such subaccounts as the Plan Administrator deems appropriate, shall be maintained for each Participant:

(a)            Before-Tax Contributions Account, to which shall be credited: (i) the Participant’s Before-Tax Contributions made under the Plan; and (ii) any Qualified Non-Elective Contributions made under the Plan.

(b)            After-Tax Contributions Account, to which shall be credited the Participant’s After-Tax Contributions made under the Plan.

(c)            Roth Contributions Account, to which shall be credited the Participant’s Roth Contributions made under the Plan. The Roth Contributions Account shall be considered a “designated Roth account” as defined under Section 402A of the Internal Revenue Code.

(d)            Matching Contribution Account, to which shall be credited the Participant’s Matching Contributions made under the Plan.

(e)            Discretionary Employer Contributions Account, to which shall be credited the Participant’s Discretionary Employer Contributions made under the Plan.

(f)             Rollover Account, to which shall be credited the Participant’s assets transferred from other plans that are not credited to one of the foregoing Accounts.

The Plan Administrator may combine, eliminate, or add to the foregoing Accounts at such time as the Plan Administrator deems appropriate. Contributions made under a plan that is merged into this Plan, or whose assets are otherwise transferred to this Plan, may be added to the foregoing Accounts according to an applicable Appendix. Earnings on each Account shall be allocated to that Account pursuant to the provisions of Section 9.1.

5.2           Allocation of Contributions. The Plan Administrator shall allocate to the Accounts of each Participant the contributions made for the Participant’s benefit as soon as practicable following the date on which such contributions are determined.

5.3            Annual Addition and Benefit Limitations.

(a)            Notwithstanding the foregoing, the total amount of the Annual Additions, as defined hereafter, that may be allocated to the Accounts of a Participant for a limitation year under all defined contribution plans maintained by the Company and Affiliated Companies shall not exceed the lesser of: (i) $69,000; or (ii) 100% of the Participant’s Taxable Compensation for the limitation year. The calendar year shall be the limitation year used to determine whether the requirements of this Section have been satisfied. The dollar amount referenced under (i) above shall be determined in accordance with (for prior years) and adjusted in accordance with (for future years) Section 415(d) of the Internal Revenue Code.

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Amounts that are allocated to the Accounts of a Participant during a limitation year that are deemed to be catch-up contributions, as provided in Section 4.10 of the Plan and Section 414(v) of the Internal Revenue Code, shall not be included in calculating the limitations of this Section 5.3(a). The compensation limit referred to in (ii) above shall not apply to any contribution for medical benefits after separation from service (within the meaning of Sections 401(h) or 419A(f)(2) of the Internal Revenue Code) which is otherwise treated as an annual addition.

(b)            For purposes of this Section, “Annual Additions” for a Participant means the sum (under all defined contribution plans maintained by the Company and Affiliated Companies) of: (i) Before-Tax Contributions, Qualified Non-Elective Contributions, After-Tax Contributions, Roth Contributions, Matching Contributions, Discretionary Employer Contributions, and other Employer contributions made on his behalf; (ii) forfeitures credited to his Accounts; and (iii) other voluntary contributions made by the Participant. Annual Additions shall not include excess Before-Tax Contributions or Roth Contributions that are distributed by April 15 following the calendar year in which the contributions were made, pursuant to Section 5.6.

(c)            If the amount to be allocated to a Participant’s Account exceeds the maximum permissible amount described in Section 5.3(a), the excess Annual Additions will be disposed of in accordance with applicable Treasury Regulations and Internal Revenue Service guidance.

5.4           Anti-Discrimination Test for Before-Tax Contributions and Roth Contributions.

(a)            Notwithstanding the foregoing provisions of the Plan, the Plan shall meet the anti-discrimination test of Section 401(k) of the Internal Revenue Code (“ADP test”) and Section 1.401(k)-2(a) of the Treasury Regulations for each Plan Year. The Plan Administrator shall administer the ADP test in accordance with Internal Revenue Service rulings and the Treasury Regulations in effect from time to time.

(b)            The Plan shall utilize the prior year testing method for purposes of the ADP test, as described in this subsection (b). The ADP test shall be met if:

(i)            The Actual Deferral Percentage (defined below) of the Highly Compensated Employees for the Plan Year is not more than the Actual Deferral Percentage of all other eligible Employees for the immediately preceding Plan Year, multiplied by 1.25; or

(ii)            The excess of the Actual Deferral Percentage of the Highly Compensated Employees for the Plan Year over that of all other eligible Employees for the immediately preceding Plan Year is not more than 2 percentage points, and the Actual Deferral Percentage of the Highly Compensated Employees for the Plan Year is not more than the Actual Deferral Percentage of all other eligible Employees for the immediately preceding Plan Year, multiplied by 2.

Notwithstanding the foregoing, the Plan Administrator may elect to use the current Plan Year’s Actual Deferral Percentage for eligible Employees who are not Highly Compensated Employees, instead of their Actual Deferral Percentage for the immediately preceding Plan Year, in applying the tests described above. Such election shall be made in accordance with Section 401(k)(3)(A) of the Internal Revenue Code, Section 1.401(k)-2(c)(1) of the Treasury Regulations, and Internal Revenue Service rulings and the Treasury Regulations in effect from time to time.

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(c)            The Actual Deferral Percentage is the average of the ratios, calculated separately for each Employee who is eligible to participate in the Plan, of the sum of Before-Tax Contributions and Roth Contributions that are credited under the Plan on behalf of the eligible Employee for the Plan Year (as determined under Sections 1.401(k)-2(a)(4) and (5) of the Treasury Regulations), divided by the Employee’s Section 414(s) Compensation for the Plan Year. Matching Contributions and After-Tax Contributions may be included in computing the Actual Deferral Percentage for a Plan Year to the extent such contributions satisfy Section 1.401(k)-2 of the Treasury Regulations and the Plan Administrator deems the inclusion of such contributions appropriate. As described in subsection (b), the Actual Deferral Percentage of the Highly Compensated Employees shall be compared to the Actual Deferral Percentage of all other eligible Employees.

(d)            If the Company maintains more than one plan qualified under Section 401(a) of the Internal Revenue Code, and if the plans are aggregated for purposes of satisfying the coverage or anti-discrimination requirements of Sections 401(a)(4) or 410(b)(1)(A) or (B) of the Internal Revenue Code, all qualified cash or deferred arrangements contained in such plans shall be aggregated for purposes of performing the anti-discrimination test for Before-Tax Contributions and Roth Contributions. If a Highly Compensated Employee participates in more than one plan of the Company, all Before-Tax Contributions and Roth Contributions made by the Highly Compensated Employee under all such plans shall be aggregated for purposes of performing the test described in subsection (b) above.

(e)            Excess Contributions.            For purposes of this Section 5.4, excess
contributions for a Highly Compensated Employee for a Plan Year are the amount (if any) by which the Employee’s Before-Tax Contributions and/or Roth Contributions must be reduced for the Employee’s Actual Deferral Ratio to equal the highest permitted Actual Deferral Ratio under the Plan. To calculate the highest permitted Actual Deferral Ratio under the Plan, the Actual Deferral Ratio of the Highly Compensated Employee with the highest Actual Deferral Ratio is reduced by the amount required to cause the Employee’s Actual Deferral Ratio to equal the Actual Deferral Ratio of the Highly Compensated Employee with the next highest Actual Deferral Ratio. If a lesser reduction would enable the Plan to satisfy the ADP test, only this lesser reduction may be made. This process must be repeated until the Plan satisfies the ADP test.

In no case may the amount of excess contributions with respect to any Highly Compensated Employee exceed the amount of Before-Tax Contributions and Roth Contributions made on behalf of the Highly Compensated Employee for the Plan Year.

The term “Actual Deferral Ratio” shall be defined in accordance with Section 401(k)(3) of the Internal Revenue Code and Section 1.401(k)-2(a)(3) of the Treasury Regulations.

(f)             Income Allocable to Excess Contributions. For purposes of Section 5.4, the income allocable to the excess contributions is equal to the sum of the allocable gain or loss for the Plan Year and the period after the close of the Plan Year and prior to the distribution of excess contributions. The Plan Administrator may use any reasonable method for computing the income allocable to excess contributions. A method will be considered reasonable if it: (i) does not violate Section 401(a)(4) of the Internal Revenue Code; (ii) is used consistently for all Participants; and

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(i)            is used by the Plan for allocating income to Participants’ Accounts. The Plan will not be required to allocate gain or loss for the period after the close of the Plan Year through the date of the distribution of excess contributions.

(g)            Correction Methods. To the extent necessary to meet the requirements of Section 401(k) of the Internal Revenue Code and the ADP test, the Plan Administrator shall direct the Employer to utilize the correction methods outlined in Section 1.401(k)-2(b) of the Treasury Regulations regarding excess contributions. A combination of correction methods may be utilized in compliance with Section 1.401(k)-2(b)(1)(ii) of the Treasury Regulations.

(i)            Distribution of Excess Contributions and Allocable Income. In its sole discretion, the Plan Administrator may direct the Employer to distribute excess contributions and allocable income, in accordance with Section 1.401(k)-2(b)(2) of the Treasury Regulations, within 12 months of the end of the Plan Year to which the excess contributions relate.

(ii)            Recharacterization of Excess Contributions. In its sole discretion, the Plan Administrator may direct the Employer to recharacterize excess contributions, in accordance with Section 1.401(k)-2(b)(3) of the Treasury Regulations, within 2 1/2 months of the end of the Plan Year to which the excess contributions relate.

(iii)            Contribution of Qualified Non-Elective Contributions. In its sole discretion, the Plan Administrator may direct the Employer to make a Qualified Non-Elective Contribution, in accordance with Section 1.401(k)-2(a)(6) of the Treasury Regulations, on behalf of Participants who are not Highly Compensated Employees on the last day of the Plan Year in an amount sufficient to satisfy the test set forth in Section 5.4(b).

5.5           Anti-Discrimination Test for Matching Contributions and After-Tax Contributions.

(a)            Notwithstanding the foregoing provisions of the Plan, the Plan shall meet the anti-discrimination test of Section 401(m) of the Internal Revenue Code (“ACP test”) and Section 1.401(m)-2(a) of the Treasury Regulations for each Plan Year. The Plan Administrator shall administer the ACP test in accordance with Internal Revenue Service rulings and the Treasury Regulations in effect from time to time.

(b)            The Plan shall utilize the prior year testing method for purposes of the ACP test, as described in this subsection (b). The ACP test shall be met if:

(i)            The Actual Contribution Percentage (defined below) of the Highly Compensated Employees for the Plan Year is not more than the Actual Contribution Percentage of all other eligible Employees for the immediately preceding Plan Year, multiplied by 1.25; or

(ii)            The excess of the Actual Contribution Percentage of the Highly Compensated Employees for the Plan Year over that of all other eligible Employees for the immediately preceding Plan Year is not more than 2 percentage points, and the Actual Contribution Percentage of the Highly Compensated Employees for the Plan Year is not more than the Actual Contribution Percentage of all other eligible Employees for the immediately preceding Plan Year, multiplied by 2.

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Notwithstanding the foregoing, the Plan Administrator may elect to use the current Plan Year’s Actual Contribution Percentage for eligible Employees who are not Highly Compensated Employees, instead of their Contribution Percentage for the immediately preceding Plan Year, in applying the tests described above. Such election shall be made in accordance with Section 401(m)(2)(A) of the Internal Revenue Code, Section 1.401(m)-2(c)(1) of the Treasury Regulations, and Internal Revenue Service rulings and the Treasury Regulations in effect from time to time.

(c)            The Actual Contribution Percentage is the average of the ratios, calculated separately for each eligible Employee, of the amount of Matching Contributions and After-Tax Contributions (as determined under Sections 1.401(m)-2(a)(4), (5), and (6) of the Treasury Regulations) that are credited under the Plan on behalf of the eligible Employee for the Plan Year, to the Employee’s Section 414(s) Compensation for the Plan Year. Matching Contributions and After-Tax Contributions used to satisfy the anti-discrimination test described in Section 5.4(c) shall not be taken into account for purposes of the anti-discrimination test described in subsection (b) above, to the extent required by law. As described in subsection (b), the Actual Contribution Percentage of the Highly Compensated Employees shall be compared to the Actual Contribution Percentage of all other eligible Employees.

(d)            If the Company maintains more than one plan qualified under Section 401(a) of the Internal Revenue Code, and if the plans are aggregated for purposes of satisfying the discrimination or coverage requirements of Sections 401(a)(4) or 410(b)(1)(A) or (B) of the Internal Revenue Code, all matching contributions and after-tax contributions made to such plans will be aggregated for purposes of performing the anti-discrimination test described in subsection (b) above. If a Highly Compensated Employee is eligible to participate in more than one plan maintained by the Company, matching contributions and after-tax contributions made on behalf of the Highly Compensated Employee under all such plans will be aggregated for purposes of performing the anti-discrimination test described in subsection (b) above.

(e)            Excess Aggregate Contributions. For purposes of this Section 5.5, the amount of excess aggregate contributions for a Highly Compensated Employee for a Plan Year is the amount (if any) by which the Employee’s Matching Contributions and After-Tax Contributions must be reduced for the Employee’s Actual Contribution Ratio to equal the highest permitted Actual Contribution Ratio under the Plan. To calculate the highest permitted Actual Contribution Ratio under the Plan, the Actual Contribution Ratio of the Highly Compensated Employee with the highest Actual Contribution Ratio is reduced by the amount required to cause the Employee’s Actual Contribution Ratio to equal the ratio of the Highly Compensated Employee with the next highest Actual Contribution Ratio. If a lesser reduction would enable the Plan to satisfy the ACP test, only this lesser reduction may be made. This process must be repeated until the Plan satisfies the ACP test.

In no case may the amount of excess aggregate contributions with respect to any Highly Compensated Employee exceed the amount of the Employee’s Matching Contributions and After-Tax Contributions made on behalf of the Highly Compensated Employee for the Plan Year.

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For purposes of this Section 5.5(e), the amount of excess aggregate contributions with respect to a Highly Compensated Employee for a Plan Year is calculated only after first determining the excess contributions to be recharacterized as Before-Tax Contributions for the Plan Year pursuant to Section 5.4(f).

The term “Actual Contribution Ratio” shall be defined in accordance with Section 401(m) of the Internal Revenue Code and Section 1.401(m)-2(a)(3) of the Treasury Regulations.

(f)             Income Allocable to Excess Aggregate Contributions. For purposes of Section 5.5, the income allocable to the excess aggregate contributions is equal to the sum of the allocable gain or loss for the Plan Year and the period after the close of the Plan Year and prior to the distribution of excess aggregate contributions. The Plan Administrator may use any reasonable method for computing the income allocable to excess aggregate contributions. A method will be considered reasonable if it: (i) does not violate Section 401(a)(4) of the Internal Revenue Code; (ii) is used consistently for all Participants; and (iii) is used by the Plan for allocating income to Participants’ Accounts. The Plan will not be required to allocate the gain or loss for the period after the close of the Plan Year through the date of the distribution of excess aggregate contributions.

(g)            Correction Methods. To the extent necessary to meet the requirements of Section 401(m) of the Internal Revenue Code and the ACP test, the Plan Administrator shall direct the Employer to utilize the correction methods in Section 1.401(m)-2(b) of the Treasury Regulations regarding excess contributions. A combination of correction methods may be utilized in compliance with Section 1.401(m)-2(b)(1) of the Treasury Regulations.

(i)            Distribution of Excess Aggregate Contributions and Allocable Income. In its sole discretion, the Plan Administrator may, within 12 months after the end of the Plan Year to which the excess aggregate contributions relate, direct the Employer to distribute to each Highly Compensated Employee the contributions and allocable income apportioned to the Highly Compensated Employee under this Section 5.5(g) to the extent the amounts are vested or forfeit such amounts, if forfeitable, in accordance with Section 1.401(m)-2(b)(2) of the Treasury Regulations.

(ii)            Contribution of Qualified Non-Elective Contributions. In its sole discretion, the Plan Administrator may direct the Employer to make additional contributions, in accordance with Section 1.401(m)-2(b)(1)(i)(A) of the Treasury Regulations, that are taken into account for the ACP test and that in combination with other contributions taken into account, allow the Plan to satisfy the requirements of Section 5.5(b).

5.6           Distribution of Excess Contributions.

(a)            If a Participant’s aggregate Before-Tax Contributions and Roth Contributions exceed the Section 402(g) of the Internal Revenue Code limit described in Sections 4.1 and 4.3 for a calendar year, the amount of Before-Tax Contributions and/or Roth Contributions in excess of the limit and income attributable to those contributions shall be distributed to the Participant by the first April 15 following the close of the calendar year in which the contributions were made. The Plan will not be required to allocate the gain or loss for the period after the close of the Plan Year through the date of the distribution of excess Before-Tax Contributions or Roth Contributions.

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(b)            If Before-Tax Contributions, After-Tax Contributions, or Roth Contributions of Highly Compensated Employees are required to be reduced as a result of the antidiscrimination tests described in Sections 5.4 and 5.5, the excess Before-Tax Contributions, After-Tax Contributions, or Roth Contributions, as applicable, and income attributable to those contributions shall be distributed to the Highly Compensated Employees within 2 1/2 months after the close of the Plan Year to which such contributions relate. In determining the amount of the distributions required under this Section 5.6(b), the Plan Administrator shall use the leveling method described in Section 401(k)(8)(C) of the Internal Revenue Code and applicable Treasury Regulations thereunder, or any other method allowed by the Internal Revenue Service.

(c)            If Matching Contributions of Highly Compensated Employees are required to be reduced as a result of the anti-discrimination test described in Section 5.5, the Plan Administrator shall reduce such contributions by either: (i) forfeiting the contributions and applying them to reduce future Matching Contributions; or (ii) distributing the contributions to Highly Compensated Employees within 2 1/2 months after the close of the Plan Year to which the contributions relate. In determining the amount of forfeitures or distributions required under this Section 5.6(c), the Plan Administrator shall use the leveling method described in Section 401(m)(6)(C) of the Internal Revenue Code and applicable Treasury Regulations thereunder, or any other method allowed by the Internal Revenue Service.

(d)            The distributions required under this Section may be made without the consent of the Participant or his spouse and may be made without regard to any domestic relations order or judgment that meets the requirements set forth in Section 414(p) of the Internal Revenue Code.

(e)            In order to comply with the applicable Internal Revenue Code requirements, Matching Contributions attributable to Before-Tax Contributions or Roth Contributions in excess of the dollar limitation described in Section 4.1 or 4.3, as applicable, and Matching Contributions attributable to excess Before-Tax Contributions or Roth Contributions under Section 5.3 may be forfeited and applied to reduce future Matching Contributions. Such Matching Contributions may be forfeited regardless of whether they are otherwise vested under the Plan.

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SECTION VI

VESTING AND DISTRIBUTION OF ACCOUNTS

6.1           Vested Employee Accounts. Each Participant shall have a fully vested interest at all times in his Before-Tax Contributions Account, After-Tax Contributions Account, Roth Contributions Account, and Rollover Account.

6.2           Vested Employer Accounts. A Participant shall have a fully vested interest in his Matching Contribution Account and Discretionary Employer Contributions Account when he completes at least three (3) Years of Service, dies while in the employ of the Employer, incurs a Permanent Disability, terminates employment with the Employer on or after attaining age sixty-five (65), or incurs a Severance from Service Date due to lay-off.

Notwithstanding the foregoing, to the extent that the vesting schedule set forth in this Section 6.2 provides for a nonforfeitable benefit that is at any date less than the nonforfeitable benefit to which a Participant would otherwise be entitled under the applicable Prior Plan (for benefits accrued to the merger date of such Prior Plan), the nonforfeitable benefits for such Participant as determined under the Prior Plan shall apply.

6.3           Distribution Upon Termination of Employment. Subject to Section 6.7(g), a Participant shall become entitled to a distribution of his vested Accounts when he terminates employment with the Employer. A Participant who terminates employment with the Employer and who is not vested pursuant to Section 6.2 shall forfeit his Matching Contribution Account and Discretionary Employer Contributions Account pursuant to Section 9.3. Notwithstanding the foregoing, if the Participant is re-employed as an Employee before he incurs a One-Year Period of Severance, his Matching Contribution Account and Discretionary Employer Contributions Account shall not be forfeited. Additionally, if the Participant is re-employed as an Employee before he incurs a Break in Service, the forfeited amounts will be restored without earnings upon rehire. A Participant’s Accounts shall be valued as soon as practicable following receipt by the Plan Administrator of all information necessary to process the distribution. All the Participant’s outstanding loans described in Section 7.3 shall become due and payable upon the Participant’s termination of employment, except as otherwise provided in Section 7.3.

For purposes of this Section 6.3, a termination of employment shall include a “severance from employment,” as that term is used in Section 401(k)(2)(B)(i)(I) of the Internal Revenue Code. The vested balance of a Participant’s Account, and earnings attributable to the Account, shall be distributed on account of the Participant’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

Notwithstanding the foregoing, to the extent required by law, a Participant will be treated as having a severance from employment during any period of qualified military service (as that term is defined under Section 414(u) of the Internal Revenue Code). If the Participant elects to receive a distribution during such period of qualified military service, the Participant may not make contributions to the Plan or any other plan of deferred compensation maintained by the Employer for six (6) months after receipt of the distribution.

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6.4           Distribution Upon Death.

(a)            Each Participant who dies while in the employ of the Employer shall be vested in his Matching Contribution Account and Discretionary Employer Contributions Account immediately. Payment of a deceased Participant’s Accounts may be made in accordance with the Beneficiary’s elections pursuant to Section 6.6, provided, however, that all such distributions upon the death of the Participant shall be completed by the time required under Section 6.7(e). The Participant’s Accounts shall be valued as soon as practicable following receipt by the Plan Administrator of all information necessary to process the distribution. All the Participant’s outstanding loans described in Section 7.3 shall become due and payable upon the Participant’s death.

(b)            Notwithstanding the foregoing, for a Participant who dies while performing qualified military service (as that term is defined under Section 414(u) of the Internal Revenue Code), the Beneficiaries of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death as provided under Section 401(a)(37) of the Internal Revenue Code.

6.5           Distribution Upon Disability. Each Participant who becomes Permanently Disabled while in the employ of the Employer shall be vested in his Matching Contribution Account and Discretionary Employer Contributions Account immediately. The Plan Administrator shall notify the Participant of his right to receive such amount, and the Participant may elect within thirty (30) days of receipt of such notification to have his entire interest under the Plan distributed to him as soon as practicable pursuant to any option available under Section 6.6. If the vested amount of a Participant’s Account exceeds $1,000 as of the end of the thirty (30) day period, Section 6.7(c) applies. If the Participant does not make an election within thirty (30) days of the receipt of notice by the Plan Administrator of his right to receive a distribution from the Plan, then his entire interest shall be distributed to him in a lump sum in the form provided in Sections 6.6 and 6.7(b) as soon as practicable after the end of the thirty (30) day period. All distributions payable thereunder shall be determined as of the Valuation Date coincident with the day the distribution is processed.

6.6           Form and Time of Payment. If a Participant terminates employment with the Employer, or if a Participant dies or incurs a Permanent Disability before his Accounts have begun to be distributed, the Participant’s vested Accounts will be distributed in one of the following forms, as elected by the Participant (or Beneficiary) in accordance with procedures established by the Plan Administrator, and subject in all events to the minimum distribution requirements of Section 6.7(e):

(a)            The entire value of the Accounts may be paid to the Participant (or Beneficiary) in a single lump sum payment.

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(b)            Any portion of the Accounts may be paid to the Participant (or Beneficiary) in a lump sum payment in such amount and at such time as the Participant (or Beneficiary) may elect.

(c)            The Accounts may be paid to the Participant (or Beneficiary) in quarterly, semi-annual, or annual installments, payable over the Participant’s (or Beneficiary’s) life expectancy, or the joint life expectancies of the Participant and his Beneficiary, if applicable. Prior to that date, the installments described in this subsection (c) were available only to certain “Retired Participants” as defined under prior provisions of the Plan. In no event may the installment payments continue over a term extending beyond the life expectancy of the Participant or his Beneficiary (or the joint life expectancies of the Participant and his Beneficiary, if applicable). If the Participant (or Beneficiary) dies before receiving the entire value of his Accounts, any balance of the Participant’s Accounts may continue to be paid in installments to the Beneficiary, or may be paid to the Beneficiary in one or more lump sum payments as elected by the Beneficiary pursuant to subsection (a) or (b) above.

(d)            A Participant (or Beneficiary) who has been receiving installments in accordance with subsection (c) above may at any time elect to receive a lump sum payment equal to all of the Participant’s remaining Accounts, pursuant to subsection (a) above. A Participant (or Beneficiary) receiving installments may also elect to receive an additional lump sum payment at any time during a Plan Year equal to any portion of the Participant’s remaining Accounts, pursuant to subsection (b) above.

6.7           Timing of Payments.

(a)            Notwithstanding the optional forms of payment set forth in Section 6.6, if the value of a Participant’s vested interest in the Participant’s Accounts does not exceed $1,000 upon termination from employment, the Plan Administrator may direct the Trustee to cause the entire amount in the Participant’s vested Accounts to be paid to such Participant in a single lump sum cash payment without such Participant’s consent.

For purposes of this Section 6.7(a), the value of a Participant’s vested interest in his or her Accounts shall include that portion of the Participant’s Accounts that are attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Internal Revenue Code. If the value of the Participant’s vested interest in his or her Accounts as so determined is $1,000 or less, the Plan Administrator may direct the Trustee to immediately distribute the Participant’s entire vested interest in his or her Accounts.

(b)            The Participant (or Beneficiary) must request payment, subject to the terms of the Plan, in the manner prescribed by the Plan Administrator in order to have his benefits paid or in order to change his form of payment. If the Participant has not reached the date on which his or her Account is required to be distributed pursuant to subsection (e) and his or her Account balance exceeds $1,000 at the time of termination from employment, the Participant must consent to the distribution. The Participant’s consent must be given in writing on a form designated by the Plan Administrator. To the extent required by law, such form, and a notice which explains the optional forms of benefit available to the Participant and his right to defer the receipt of his benefits under subsection (c) below, will be provided to the Participant no less than thirty (30) days and no more than ninety (90) days before the date on which distribution is to commence. A distribution may commence less than thirty (30) days after the date on which the notice described above is given to the Participant, provided that:

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 (i)           The Plan Administrator informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision as to whether to elect a distribution (and, if applicable, a particular distribution option); and

 (ii)          The Participant, after receiving the notice, affirmatively elects a distribution.

Payments shall be made or shall begin to be made as soon as is administratively feasible after the Participant or Beneficiary requests the payment as described above. If the Participant elects a lump sum payment and additional allocations are to be made to the Participant’s Account after the distribution date, the additional allocations will be distributed as soon as is administratively feasible after they are made.

(c)            A Participant whose Account balance exceeds $1,000 at the time of termination from employment may postpone commencement of his benefit to the date on which his Account is required to be distributed pursuant to subsection (e). A Participant who has postponed commencement of his benefit may later elect to begin receiving his benefit at an earlier date than the date described in subsection (e). If the Participant has reached the date on which his Account is required to be distributed pursuant to subsection (e) and his Account balance exceeds $1,000 at the time of termination from employment, the Plan will distribute the Participant’s Accounts in a manner that complies with subsection (e) regardless of whether the Participant consents to the distribution.

(d)            Subject to Section 6.4, the following rules shall apply to a Participant who terminates employment with a vested Account balance which exceeds $1,000 at the time of termination from employment and then later dies:

(i)            If a Participant dies after the date on which his Account is required to be distributed pursuant to subsection (e) and his sole Beneficiary is his surviving spouse, then his remaining Account balance, if any, must be distributed to his spousal Beneficiary at least as rapidly as under the method of distribution elected by the Participant.

(ii)            If a Participant dies before the date on which his Account is required to be distributed pursuant to subsection (e), his Account balance, if any, shall be distributed to his Beneficiary in accordance with Section 6.6, provided that the distribution must satisfy the requirements of subsection (e).

(e)            Notwithstanding the foregoing, distributions from the Plan must begin no later than: (i) the April 1 of the calendar year following the calendar year in which a Participant attains (1) age 72 for a Participant who attains age 70 Y2 on or after January 1, 2020 and attains age 72 prior to January 1, 2023 (70 Y2 for a Participant who attained age 70 Y2 prior to January 1, 2020); or (2) the “applicable age” as defined in Section 401(a)(9)(C)(v) of the Internal Revenue Code for a Participant who attains age 72 on or after January 1, 2023, for Participants who are 5% owners of the Employer (as defined in Section 416 of the Internal Revenue Code); or (ii) the April 1 of the calendar year following the later of: (A) the calendar year in which the Participant attains (1) age 72 for a Participant who attains age 70 Y2 on or after January 1, 2020 and attains age 72 prior to January 1, 2023 (70 Y2 for a Participant who attained age 70 Y2 prior to January 1, 2020); or (2) the “applicable age” as defined in Section 401(a)(9)(C)(v) of the Internal Revenue Code for a Participant who attains age 72 on or after January 1, 2023; or (B) the calendar year in which the Participant terminates employment, for Participants who are not 5% owners of the Employer (the “Required Beginning Date”).

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 (i)           General Rules.

(A)           Precedence. The requirements of this Section 6.7(e) will take precedence over any inconsistent provisions of the Plan.

(B)            Requirements of Treasury Regulations Incorporated. All distributions required under this Section 6.7(e) will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Internal Revenue Code.

(C)            TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 6.7(e), distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

 (ii)          Time and Manner of Distribution.

(A)           Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(B)            Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

 (1)           If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 73, if later. The minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in Section 6.7(e)(iv)(A).

 (2)           If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Participant’s entire interest will be distributed by no later than December 31 of the calendar year containing the tenth anniversary of the Participant’s death.

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 (3)           If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

 (4)           If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 6.7(e)(ii)(B), other than Section 6.7(e)(ii)(B)(1), will apply as if the surviving spouse were the Participant.

 For purposes of this Section 6.7(e)(ii)(B) and Section 6.7(e)(iv), unless Section 6.7(e)(ii)(B)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 6.7(e)(ii)(B)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 6.7(e)(ii)(B)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 6.7(e)(ii)(B)(1)), the date distributions are considered to begin is the date distributions actually commence.

(C)            Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 6.7(e)(iii) and (iv). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Internal Revenue Code and the related Treasury Regulations.

 (iii)         Required Minimum Distributions During Participant’s Lifetime.

(A)           Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

 (1)            the quotient obtained by dividing the Participant’s Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(2)            if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(B)            Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section 6.7(e)(iii) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

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 (iv)         Required Minimum Distributions After Participant’s Death.

(A)           Death On or After Date Distributions Begin.

 (1)           Participant Survived by Eligible Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is an Eligible Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant’s Eligible Designated Beneficiary, determined as follows:

 (i)            The Participant’s remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

 (ii)           If the Participant’s surviving spouse is the Participant’s sole Eligible Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.

 (iii)          If the Participant’s surviving spouse is not the Participant’s sole Eligible Designated Beneficiary, the Eligible Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the Eligible Designated Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

 (iv)          Upon the death of the Eligible Designated Beneficiary, the Participant’s entire remaining interest will be distributed to the beneficiary of the Eligible Designated Beneficiary by no later than December 31 of the calendar year containing the tenth anniversary of the Eligible Designated Beneficiary’s death.

 (2)           Designated Beneficiary that is not an Eligible Designated Beneficiary. If the Participant dies on or after the date distributions begin and has a Designated Beneficiary who is not an Eligible Designated Beneficiary, the Participant’s entire interest will be distributed to the Designated Beneficiary by no later than December 31 of the calendar year containing the tenth anniversary of the Participant’s death.

 (3)           No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

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(B)            Death Before Date Distributions Begin. If the Participant dies before the date distributions begin, the Participant’s interest will be distributed as set forth in Section 6.7(e)(ii)(B).

 (v)          Definitions.

(A)           Designated Beneficiary. The individual who is designated as the Beneficiary under Section 2.5 of the Plan and is the Designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-4, Q&A-1 of the Treasury Regulations.

(B)            Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 6.7(e)(ii)(B). The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(C)            Eligible Designated Beneficiary. A Designated Beneficiary who is an “eligible designated beneficiary” as defined in Section 401(a)(9)(E) of the Internal Revenue Code.

(D)            Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(E)            Participant’s Account Balance. The balances of a Participant’s Accounts as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The balances of a Participant’s Accounts for the valuation calendar year include any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(F)            Required Beginning Date. The date specified in the first paragraph of Section 6.7(e) of the Plan as set forth above.

(f)             A Participant electing any form of payment other than installment payments pursuant to Section 6.6(c) may elect to have the portion of his Account that is invested in the Company Stock Fund paid in whole shares of Company Stock, with the value of any fractional share paid in cash, or entirely in cash. For purposes of determining the amount of a cash distribution, Company Stock will be valued as soon as practicable following receipt by the Plan Administrator of all information necessary to process the distribution. If part or all of a Participant’s Account is invested in any investment fund other than the Company Stock Fund, that portion of the Account shall be paid in cash and shall be valued as soon as practicable following receipt by the Plan Administrator of all information necessary to process the distribution.

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(g)            Notwithstanding the foregoing, a Participant’s Account may not be distributed unless:

 (i)           The Participant dies, incurs a Permanent Disability, separates from the service of the Employer (as defined by applicable regulations), or qualifies for a withdrawal under Section 7.1 or 7.2;

 (ii)          The Participant transfers employment to an employer that has purchased substantially all of the assets used by the Participant’s former employer in its trade or business, and the distribution is made within the time period required by applicable regulations;

 (iii)         The Participant is and continues to be employed by a corporation that was formerly a subsidiary of the Employer and the stock of which has been sold, and the distribution is made within the time period required by applicable regulations; or

 (iv)         The Plan is terminated and no successor plan is established.

This Section 6.7(g) shall apply as required by Section 401(k) of the Internal Revenue Code, notwithstanding anything in the Plan to the contrary, and shall be administered in a manner consistent with the requirements of Section 401(k) of the Internal Revenue Code and the Treasury Regulations thereunder.

(h)            If a Participant or Beneficiary elects a distribution from the Plan and for any reason part of the amount elected cannot be distributed (for example, because a portion of the Account is invested in a fund from which a distribution cannot be made for reasons over which the Plan Administrator and Trustee have no control), a partial distribution attributable to the available portion of the elected amount may be made.

(i)             Unless a Participant elects otherwise, distribution of the Participant’s vested Account will begin no later than sixty (60) days after the latest of the close of the Plan Year in which: (1) the Participant attains age sixty-five (65); (2) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan; or (iii) the Participant terminates service with the Employer. Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution while a benefit is immediately distributable shall be deemed to be an election to defer commencement of payment of such benefit sufficient to satisfy this subsection (i).

6.8           Benefits to Minors and Incompetents.

(a)            If any person entitled to receive payment under the Plan is a minor, the Plan Administrator shall pay the amount in a lump sum to a guardian of the minor or to a custodian selected by the Trustee under the appropriate Uniform Transfers to Minors Act.

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(b)            If a person who is entitled to receive payment under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless a previous claim has been made by a duly qualified committee or other legal representative), the payment may be made to the person’s personal representative, spouse, son, daughter, parent, brother, sister, or other person deemed by the Plan Administrator to have properly incurred expense for the person otherwise entitled to payment. The Plan Administrator may request proof of such individual’s relationship to the person entitled to receive payment under the Plan including a copy of a power of attorney, guardianship designation or certification, or other evidence of such authority.

6.9           Location of Missing Participants.

(a)            If a Participant cannot be located after reasonable efforts have been made by the Plan Administrator to locate him (or, in the case of a Participant’s death, his Beneficiary), then the Participant’s Account shall be forfeited. If a Participant’s Account exceeds $500, reasonable efforts to achieve payment shall be deemed to have been made if the Plan Administrator is unable to locate the Participant (or Beneficiary) after two (2) successive certified or similar mailings to the last address on file with the Plan Administrator; provided, however, that in no event shall such reasonable efforts be deemed to have been completed earlier than the close of the twelve (12) consecutive calendar month period following the last of the two (2) successive mailings, except in the case of termination of the Plan. If a Participant’s Account does not exceed $500, reasonable efforts to achieve payment shall be deemed to have been made if the Plan Administrator is unable to locate the Participant (or Beneficiary) after one (1) certified or similar mailing to the last address on file with the Plan Administrator and the Participant (or Beneficiary) does not respond to the mailing within three (3) months following the date of the mailing.

(b)            As of the Valuation Date next following the end of the twelve (12) month period or three (3) month period (whichever is applicable), the missing Participant’s Account shall be forfeited. If the Participant or Beneficiary makes a valid written claim for the Account after it has been forfeited, the Participant’s former Employer shall make a contribution to the Plan to reinstate the forfeited amount to the Participant’s Account. The Employer’s contribution may be made in one or more payments over such period of time as the Employer deems appropriate.

6.10         No Guarantee of Values. The Employer does not guarantee that the market value of the Company Stock when it is distributed will be equal to its purchase price or that the total amount distributable or withdrawable under the Plan will be equal to or greater than the amount of the Participant’s contributions and loans. Each Participant assumes all risk of any decrease in the market value of the Company Stock and other assets allocable to his Account in accordance with the provisions of the Plan.

6.11         Eligible Rollover Distributions.

(a)            Notwithstanding any provision of the Plan to the contrary, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

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(b)            Definitions.

 (i)           Eligible Rollover Distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten (10) years or more; (2) any distribution to the extent such distribution is required under Section 401(a)(9) of the Internal Revenue Code; and (3) any withdrawal of Before-Tax Contributions or Roth Contributions on account of financial hardship pursuant to Section 7.1.

 A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of a Participant’s After-Tax Contributions Account, which is not includible in the Participant’s gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Sections 408(a) or (b) of the Internal Revenue Code, or to a qualified defined contribution plan described in Sections 401(a) or 403(a) of the Internal Revenue Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in the Participant’s gross income and the portion of such distribution which is not so includible.

For purposes of this Section 6.11(b), if a rollover distribution consists of Before-Tax Contributions and After-Tax Contributions, the amount transferred shall be treated as consisting first of Before-Tax Contributions that would be includible in the Participant’s gross income and then After-Tax Contributions.

 (ii)          Eligible Retirement Plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Internal Revenue Code, an individual retirement annuity described in Section 408(b) of the Internal Revenue Code, an annuity plan described in Section 403(a) of the Internal Revenue Code, a Roth IRA described in Section 408A of the Internal Revenue Code, or a qualified trust described in Section 401(a) of the Internal Revenue Code, that accepts the distributee’s eligible rollover distribution.

 An eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Internal Revenue Code and an eligible plan under Section 457(b) of the Internal Revenue Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. To the extent an eligible rollover distribution consists of amounts credited to the Participant’s Roth Contributions Account, an eligible retirement plan with respect to such portion of the eligible rollover distribution shall include only a Roth IRA or a designated Roth account within another eligible retirement plan.

 The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Internal Revenue Code.

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 (iii)         Distributee: A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Internal Revenue Code, are distributees with regard to the interest of the spouse or former spouse.

 (iv)         Direct Rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(c)            Notwithstanding any provision of the Plan to the contrary, a Participant’s or former Participant’s non-spouse Beneficiary may direct that the lump sum payment made to the non-spouse Beneficiary, as described in Section 6.4, be transferred in a direct trustee-to-trustee transfer to an individual retirement account described in Section 408(a) of the Internal Revenue Code or an individual retirement annuity described in Section 408(b) of the Internal Revenue Code in accordance with Section 402(c)(11) of the Internal Revenue Code.

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SECTION VII

WITHDRAWALS AND LOANS

7.1            Hardship Withdrawals.

(a)            A Participant who is an Employee may request that the Plan Administrator authorize a hardship withdrawal to be made from his Accounts if the Participant has incurred financial hardship, as described below.

(b)            A Participant will be considered to have incurred financial hardship if he has immediate and heavy financial needs that cannot be fulfilled through other reasonably available financial resources of the Participant. Immediate and heavy financial needs shall mean needs resulting from:

 (i)           Expenses for medical care described in Section 213(d) of the Internal Revenue Code previously incurred by the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in Section 152 of the Internal Revenue Code) or necessary for these persons to obtain medical care described in Section 213(d) of the Internal Revenue Code;

 (ii)          Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

 (iii)         Payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant or his spouse, children, or dependents (as defined in Section 152 of the Internal Revenue Code);

 (iv)         Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence;

 (v)          Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children, or dependents (as defined in Section 152 of the Internal Revenue Code, without regard to Section 152(d)(1)(B) of the Internal Revenue Code);

 (vi)         Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Section 165 of the Internal Revenue Code (determined without regard to Section 165(h)(5) or whether the loss exceeds 10% of adjusted gross income);

 (vii)        Expenses and losses incurred by the Participant on account of a federally-declared disaster, provided that the Participant’s principal residence or principal place of employment at the time of the disaster was located in the declared disaster area; or

 (viii)       Any additional expenses or payments approved by the Internal Revenue Service.

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The determination of hardship shall be made by the Plan Administrator in a uniform and nondiscriminatory manner in accordance with such standards as may be promulgated from time to time by the Internal Revenue Service.

(c)            A distribution will be deemed necessary to satisfy an immediate and heavy financial need of the Participant if all of the following requirements are met:

 (i)           The distribution is not in excess of the amount of the Participant’s immediate and heavy financial need;

 (ii)          The Participant has obtained all distributions, other than hardship withdrawals, currently available under all plans maintained by the Employer; and

 (iii)         The Participant represents (in such form as may be prescribed by the Plan Administrator pursuant to applicable law) that he or she has insufficient cash or other liquid assets reasonably available to satisfy the need. The Plan Administrator shall rely on the employee’s representation unless the Plan Administrator has actual knowledge to the contrary.

(d)            Hardship withdrawals may be made as of the end of any month (or more frequently, if the Plan Administrator so determines). A Participant who wishes to make a hardship withdrawal shall apply in writing to the Plan Administrator, in such form and at such time as the Plan Administrator shall designate. The Participant must furnish such information in support of his application as may be requested by the Plan Administrator.

(e)            The Plan Administrator shall determine the amount, if any, of withdrawal that may be made and may direct distribution of as much of the eligible portion of the Participant’s Accounts as the Plan Administrator deems necessary to alleviate the hardship. The Plan Administrator may not authorize a hardship withdrawal in excess of the amount deemed necessary to alleviate the hardship or in excess of the eligible portion of the Participant’s vested Accounts available for hardship withdrawals as of the date as of which the Plan Administrator approves the withdrawal. The amount withdrawn from a Participant’s Accounts shall not exceed the amount by which the balance of the Participant’s Accounts exceeds the unpaid balance of any outstanding loans described in Section 7.3.

(f)             A hardship withdrawal under this Section shall be charged to the Participant’s Accounts in the following order:

 (i)           All or part of the value attributable to his After-Tax Contributions Account.

 (ii)          All or part of the value attributable to his Rollover Account.

 (iii)         All or part of the vested value of his Matching Contribution Account with respect to amounts held in his Matching Contribution Account for at least twenty-four (24) months.

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 (iv)         All or part of the vested value of his Discretionary Employer Contributions Account with respect to amounts held in his Discretionary Employer Contributions Account for at least twenty-four (24) months.

 (v)          All or part of the value attributable to his Before-Tax Contributions Account.

 (vi)         All or part of the value attributable to his Roth Contributions.

Amounts distributed from these Accounts as described in this subsection (f) will include investment earnings credited to those Accounts.

7.2            Withdrawals Other Than For Hardship.

(a)            A Participant who is an Employee may request two (2) withdrawals per calendar year from his Accounts as of any Valuation Date in the following order: (i) After-Tax Contributions Account; (ii) Rollover Account; (iii) Matching Contributions Account with respect to vested amounts held in the Participant’s Matching Contributions Account for at least twenty-four (24) months; and (iv) Discretionary Employer Contributions Account with respect to vested amounts held in the Participant’s Discretionary Employer Contributions Account for at least twenty-four (24) months as of any Valuation Date. Amounts available for withdrawal as described in this subsection (a) will include the investment earnings credited to each such Account. The amount withdrawn from a Participant’s Accounts shall not exceed the amount by which the balance of the Participant’s Accounts exceeds the unpaid balance of any outstanding loans described in Section 7.3.

(b)            In addition to the two (2) withdrawals permitted under subsection (a) each calendar year, a Participant who is an Employee and who has attained age 59 1/2 may request two (2) additional withdrawals per calendar year from his Accounts. A Participant’s election to withdraw from the Roth Contributions Account will be made separately from an election to withdraw from any other Accounts; provided, however, that a withdrawal from the Roth Contributions Account will not be considered a separate withdrawal for purposes of the annual limit on withdrawals if made at the same time as an election to withdraw from the Participant’s other Accounts. A withdrawal pursuant to this subsection (b) from a Participant’s Accounts other than the Roth Contributions Account will be made in the following order: (i) After-Tax Contributions Account; (ii) Rollover Account; (iii) Matching Contributions Account with respect to vested amounts held in the Participant’s Matching Contributions Account for at least twenty-four (24) months; (iv) Discretionary Employer Contributions Account with respect to vested amounts held in the Participant’s Discretionary Employer Contributions Account for at least twenty-four (24) months; and (v) Before-Tax Contributions Account as of any Valuation Date. Amounts available for withdrawal as described in this subsection (b) will include the investment earnings credited to each such Account. The amount withdrawn from a Participant’s Accounts shall not exceed the amount by which the balance of the Participant’s Accounts exceeds the unpaid balance of any outstanding loans described in Section 7.3.

(c)            To make a withdrawal pursuant to subsection (a) or (b), a Participant must submit an application in such form and at such time as the Plan Administrator shall designate. A Participant’s Accounts shall be valued as soon as practicable following the Valuation Date as of which the Plan Administrator approves the withdrawal.

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(d)            Withdrawals made pursuant to this Section 7.2 shall be paid in a single lump sum payment.

7.3           Loans. As of any Valuation Date, a Participant who is an Employee may apply to the Plan Administrator for a loan to be made to the Participant from his Accounts. Loan requests shall be made in such form and at such times as the Plan Administrator shall designate. In addition, loans made under the Dominion Union Plan may be rolled over to this Plan within sixty (60) days of the later of (i) the Effective Date, or (ii) the Post-Closing Employer’s adoption of the Plan subject to the provisions of Section 10.8(b).

A loan under this Section shall be charged to the Participant’s Accounts in the following order:

 (i)           All or part of the value attributable to his Before-Tax Contributions Account including investment earnings.

 (ii)          All or part of the value attributable to his Rollover Account including investment earnings.

 (iii)         All or part of the vested value of his Matching Contribution Account including investment earnings.

 (iv)         All or part of the vested value of his Discretionary Employer Contributions Account including investment earnings.

 (v)          All or part of the value attributable to his After-Tax Contributions Account including investment earnings.

 (vi)         All or part of the value attributable to his Roth Contributions Account including investment earnings.

Loans shall be administered according to the terms of Addendum A to the EESI Savings Plan; provided, however that the Plan Administrator shall be granted broad discretion to deviate from that Addendum A to the extent required to mirror the provisions of the Dominion Union Plan for at least the transition period following the Effective Date as set forth in the Introduction (e.g., to apply rules similar to the Dominion Union Plan in effect prior to the Effective Date).

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7.4           Insiders. Notwithstanding anything in the Plan to the contrary, the Plan Administrator may impose on Insiders such restrictions and requirements regarding participation, contributions, investments, distributions, and other matters as the Plan Administrator deems appropriate to comply with Rule 16b-3 or other applicable laws relating to Company Stock. Any request for a transfer in or out of or withdrawal from the Company Stock Fund by an Insider or any request for a loan issuance to an Insider from the Company Stock Fund will be monitored and restricted pending approval of such transaction by the Company. However, requests for other transactions including payroll deductions, quarterly dividend reinvestment, and allocation changes for future contributions by an Insider shall not be monitored or restricted.

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SECTION VIII

TRUST ARRANGEMENTS

8.1           Appointment of Trustee. The Trustee shall be named in the Trust Agreement. Upon execution of the Trust Agreement, the Trustee shall have exclusive responsibility, authority, and discretion to hold and invest the assets of the Plan, as provided in the Trust Agreement and in the Plan.

8.2           Appointment of Investment Managers. The Plan Administrator may appoint investment managers to manage part or all of the trust assets, as provided in the Trust Agreement. An investment manager must qualify as an investment manager under Section 3(38) of ERISA.

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SECTION IX

INVESTMENT OF ACCOUNTS

9.1           Investment Funds. The Company Stock Fund will be an investment fund under the Plan and the Plan Administrator shall designate other investment funds from time to time for investment of Participants’ Accounts; provided, however, that the Plan Administrator may not eliminate the Company Stock Fund as an investment fund. The Plan Administrator shall select the investment funds in accordance with Section 404(c) of ERISA and the regulations thereunder. Special investment funds with respect to assets of plans that are merged into the Plan may be designated pursuant to an applicable Appendix.

The Company Stock Fund and other investment funds shall be administered based on the rules applicable to the Stock Fund and other investment funds pursuant to Article 5 of the EESI Savings Plan; provided, however that the Administrator shall be granted broad discretion to deviate from that Article 5 to the extent required to mirror the provisions of the Dominion Union Plan for at least the transition period following the Effective Date as set forth in the Introduction (e.g., to apply rules similar to the Dominion Union Plan in effect prior to the Effective Date) and any Participant’s investment directions that were in effect under the Dominion Union Plan immediately prior to the Effective Date shall apply to the extent practical under this Plan to periods on and after the Effective Date.

9.2           Voting. Voting with respect to the shares of Company Stock allocable to a Participant’s Account shall be made according to Article 6 of the EESI Savings Plan.

9.3           Forfeitures. As of the last Valuation Date of a period designated by the Plan Administrator, Forfeitures that arose during such period shall be applied to reduce the total amount the Employer otherwise is required to contribute pursuant to Sections 4.5, 4.7, 4.8 and 4.9 as of the Valuation Date or any subsequent Valuation Date or to pay administrative expenses of the Plan. Any amount applied to reduce a Company contribution for any Valuation Date in accordance with this Section 9.3 shall be considered a part of the Company’s contribution for such payroll period.

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9.4           Order of Withdrawals and Loans from the Investment Funds. When a withdrawal or loan is approved for a Participant, the Plan Administrator shall determine which of the Participant’s Accounts should be charged based on Section 7.1(f) for hardship withdrawals, Sections 7.2(a) and (b) for withdrawals other than for hardship, and Section 7.3 for loans. If the Accounts to be charged are invested in more than one investment fund, the amount to be withdrawn or loaned from such Accounts shall be deducted proportionately from the amount invested in each investment fund in each Account. In the case of a loan, the amount to be deducted from each investment fund shall be determined as of the Valuation Date as of which the loan is to be made, after: (1) any amounts to be allocated have been allocated; and (2) any transfers between the investment funds or withdrawals have been made. Loan repayments shall be credited to the investment funds in which the Participant’s Account is invested at the time of repayment, consistent with the requirements of Section 9.1. In the case of a withdrawal, the amount to be deducted from each investment fund shall be determined as of the Valuation Date as of which the withdrawal is to be made, after: (1) any amounts to be allocated have been allocated; and (2) any loans or any transfers between investment funds have been made. If a loan and a withdrawal are to be processed on the same day for a Participant, the loan will be processed first. The Plan Administrator shall have discretion to change, in a non-discriminatory manner, the order in which withdrawals and loans from the investment funds are to be made and credited.

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SECTION X

GENERAL PROVISIONS

10.1         Nonalienation of Benefits. No person shall have any interest in or right to any assets of the Trust Fund or any rights under the Plan except to the extent expressly provided in the Plan. Benefits payable under the Plan shall not be includible in the Participant’s bankruptcy estate nor subject in any manner to bankruptcy, anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any liability for alimony or other payments for the support of a spouse, former spouse, or for any other relative of a Participant or Beneficiary, before actually being received by the person entitled thereto under the terms of the Plan except pursuant to a qualified domestic relations order within the meaning of Section 414(p) of the Internal Revenue Code or any judgment, decree, order, or settlement as permitted under Section 401(a)(13)(C) of the Internal Revenue Code. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of any right to benefits payable under the Plan shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, or torts of any person entitled to benefits hereunder.

10.2         Merger or Consolidation. In the case of any merger or consolidation of the Plan with, or transfer of assets or liabilities to, any other plan, each Participant and Beneficiary of the Plan shall have an accrued benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the accrued benefit that the Participant or Beneficiary had immediately before the merger, consolidation, or transfer.

10.3         No Contract of Employment. Nothing contained in the Plan shall be construed as a contract of employment between the Employer and any person, or as giving a right to any person to continue in the employment of an Employer, or as limiting the right of an Employer to discharge any person at any time, with or without cause.

10.4            Non-Reversion. It shall be impossible, at any time before satisfaction of all liabilities with respect to Participants and their Beneficiaries, for any part of the principal or income of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of such Participants and their Beneficiaries. However, the Employer’s contributions under the Plan for any particular Plan Year shall be conditioned upon: (i) the Plan initially being a qualified plan under Section 401(a) of the Internal Revenue Code for the Plan Year; and (ii) the contribution being deductible under Section 404 of the Internal Revenue Code. If, after the Employer’s contribution has been made, it is determined that a condition described in (i) or (ii) was not satisfied with respect to such contribution, or that all or a portion of such contribution was made under a mistake of fact, then the Trustee shall refund to the Employer within one year of the date the contribution is remitted to the Trustee, if such contribution is made by reason of a mistake of fact, or within one year of the denial of qualification or disallowance of the deduction, the amount of the contribution that was affected by the mistake of fact, or by a condition described in (i) or (ii) not being satisfied, subject to the following rules:

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(a)            The Trustee shall be under no obligation to make such refund unless a written direction of the refund signed by an authorized representative of the Employer is submitted to the Trustee.

(b)            Earnings attributable to the refundable amount shall not be refunded, but the refundable amount shall be reduced by a proportionate share of any losses of the Trust from the date of crediting by the Trustee to the date of segregation.

(c)            The Trustee shall be under no obligation to verify that the refund is allowable or timely and shall be entitled to rely on the Employer’s written direction.

10.5         Construction and Severability. Except as otherwise provided by Federal law, the Plan shall be administered, construed, and enforced according to Texas law. Each provision of the Plan shall be considered to be severable from all other provisions, so that if any provision or any part of a provision shall be declared void, the remaining provisions shall continue to be effective.

10.6         Delegation of Authority. Whenever any Employer is permitted or required to perform any act, such act may be performed by any officer or other person duly authorized by the Board.

10.7         Changes in Capital Structure. The existence of the Plan shall not limit or in any way affect the right of any Employer to change its capital structure or accounting practices at any time in whatever manner it may determine to be advisable.

10.8         Receipt of Rollovers and Trustee-to-Trustee Transfers.

(a)            Subject to rules established by the Plan Administrator, the Trustee may receive a transfer of assets previously held under another tax-qualified plan (including a plan maintained by an Employer other than this Plan or the Prior Plan) for the benefit of a person who becomes eligible to participate in this Plan. Unless the Plan Administrator determines otherwise, assets that are subject to the joint and survivor annuity requirements of Section 417 of the Internal Revenue Code may not be transferred to this Plan.

A plan from which assets are directly received must be any of the following: (i) a plan qualified under Sections 401(a) or 403(a) of the Internal Revenue Code at the time of the transfer, including after-tax employee contributions from such plan; (ii) an annuity contract described in Section 403(b) of the Internal Revenue Code, excluding after-tax contributions; or (iii) an eligible plan under Section 457(b) of the Internal Revenue Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The Plan will accept on behalf of an Employee who is or is eligible to be a Participant an eligible rollover distribution from any of the following: (i) a qualified plan described in Sections 401(a) or 403(a) of the Internal Revenue Code, including after-tax employee contributions from such plan; (ii) an annuity contract described in Section 403(b) of the Internal Revenue Code, excluding after-tax employee contributions; or (iii) an eligible plan under Section 457(b) of the Internal Revenue Code which is maintained by a state, political subdivision of a state, or agency or instrumentality of a state or political subdivision of a state. The Plan will also accept on behalf of an Employee who is or is eligible to be a Participant a rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Sections 408(a) or 408(b) of the Internal Revenue Code that is eligible to be rolled over and would otherwise be includible in the Participant’s gross income.

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(b)            The Plan will accept a rollover of all or a portion of an Employee’s distribution from the Dominion Union Plan (excluding securities, but including Dominion Union Plan loans) if such rollover is made within sixty (60) days of the later of (i) the Effective Date, or (ii) the applicable Post-Closing Employer’s adoption of the Plan. Any payments due under these promissory notes shall be made to the Trustee according to the amortization schedules applicable under the Dominion Union Plan and subject to the conditions set forth in the promissory notes, provided, however, that loan repayments shall be reamortized within the loan’s original term to reflect any missed loan payments from the later of the Effective Date or the date of the Post-Closing Employer’s adoption of the Plan through the date on which loan repayments commence under this Plan (which shall be no earlier than the payroll period coincident with or next following the date elective deferrals begin). The Trustee shall invest the transferred assets as part of the Trust Fund and in accordance with the Participant’s election of investments on file. If no such election is on file, the transferred assets shall be invested in the applicable Target Retirement Fund based on the age of the Participant or such other fund as designated by the Plan Administrator. The transferred assets, and the earnings and losses attributable to them, shall be held in the Participant’s Rollover Account (unless an applicable Appendix provides otherwise).

(c)            The Plan Administrator and the Trustee shall be fully protected in relying on data, representations, or other information provided by a Participant or other Employee for the purpose of determining that the requirements of subsection (a) have been satisfied.

10.9         Gender and Number. Every pronoun used in the Plan shall be construed to be of such number and gender as the context shall require.

10.10       Plan Merger. The Plan Administrator may direct that one or more other defined contribution plans maintained by an Employer be merged into this Plan. In the event of such a merger, the Plan Administrator shall designate the Accounts to which each Participant’s accounts from the other defined contribution plan(s) shall be allocated; and one or more Appendices will be attached to the Plan that explain how the accounts of the other defined contribution plan(s) are to be administered under this Plan.

10.11       Loan Distributions. The Plan Administrator may, in its discretion, direct the Trustee to distribute the outstanding loan balances to a plan qualified under Section 401(a) of the Internal Revenue Code for Participants in this Plan, in accordance with the following terms and conditions: (a) the Participant has terminated employment with the Employer and all Affiliated Companies by reason of a “Divestiture,” as that term is defined in the Dominion Severance Program; (b) the Participant must request a rollover distribution of his entire account balance, including the outstanding loan(s); (c) the Participant completes such administrative forms as required by the Plan Administrator; and (d) the terms of each loan are not altered and comply with Section 72(p) of the Internal Revenue Code as of the date of distribution.

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SECTION XI

PLAN ADMINISTRATION

With respect to Plan Administration, the Plan shall be subject to the same rules as set forth in Article 9, Section 2.1.45, Section 8.10, and Section 11.8 of the EESI Savings Plan; provided, however that the Administrator shall be granted broad discretion to deviate from that Article 9, Section 2.1.45, Section 8.10, and Section 11.8 to the extent required to mirror the provisions of the Dominion Union Plan for at least the transition period following the Effective Date as set forth in the Introduction (e.g., to apply rules similar to the Dominion Union Plan in effect prior to the Effective Date).

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SECTION XII

AMENDMENT AND TERMINATION

With respect to amendment and termination, the Plan shall be subject to the same rules as set forth in Article 10 of the EESI Savings Plan; provided, however that the Administrator shall be granted broad discretion to deviate from that Article 10 to the extent required to mirror the provisions of the Dominion Union Plan for at least the transition period following the Effective Date as set forth in the Introduction (e.g., to apply rules similar to the Dominion Union Plan in effect prior to the Effective Date).

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SECTION XIII

ADOPTION OF PLAN BY AFFILIATED COMPANIES

With respect to Adoption of the Plan by Affiliated Companies other than the Post-Closing Employer, the Plan shall be subject to the same rules as set forth in Article 13 of the EESI Savings Plan; provided, however that the Administrator shall be granted broad discretion to deviate from that Article 13 to the extent required to mirror the provisions of the Dominion Union Plan for at least the transition period following the Effective Date as set forth in the Introduction (e.g., to apply rules similar to the Dominion Union Plan in effect prior to the Effective Date).

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SECTION XIV

TOP HEAVY REQUIREMENTS

Pursuant to Section 1.416-1, Q&A-38 of the Treasury Regulations, the Plan is not subject to the top-heavy provisions of Section 416 of the Internal Revenue Code.

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SECTION XV

EMPLOYEE STOCK OWNERSHIP PLAN

15.1         Employee Stock Ownership Plan. The Company Stock Fund is an employee stock ownership plan (“ESOP”) within the meaning of Section 4975(e)(7) of the Internal Revenue Code designed to invest primarily in qualifying employer securities (as defined in Sections 4975(e)(8) and 409(l) of the Internal Revenue Code).

15.2         Payment of Dividends.

(a)            Dividends. Dividends declared on Company Stock attributable to the portion of a Participant’s Account invested in the Company Stock Fund shall be allocated to the Participant’s Account in accordance with Section IX. The dividends shall be paid to the Plan and reinvested in the Company Stock Fund; provided, however, that a Participant may elect to receive a distribution of all of the dividends credited to his Account, which relate to the vested portion of his Account as soon as administratively feasible after allocation to his Account and in accordance with procedures established by the Plan Administrator.

(b)            Timing of ESOP Distributions. Notwithstanding any provision of this Plan to the contrary, if a Participant so elects, distribution of the Participant’s Account invested in the Company Stock Fund shall commence not later than one year following the end of the Plan Year: (i) in which the Participant separates from service by reason of the attainment of his Normal Retirement Date, Permanent Disability, or death; or (ii) which is the fifth Plan Year following the Plan Year in which the Participant otherwise separates from service, unless the Participant is reemployed by the Employer before such distribution would be required to begin.

15.3         Valuation Date. In the case of a transaction between the Plan and a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code), the value of employer securities must be determined as of the date of the transaction.

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